UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. _)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

GREAT ELM CAPITAL CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[●], 2026

Dear Fellow Stockholders:

We invite you to join us at the 2026 Special Stockholders’ Meeting (the “Special Meeting”) of Great Elm Capital Corp., beginning at [8:30 a.m.,] Eastern Time, on [●], 2026. We will be holding the Special Meeting online via live webcast. Stockholders of record and beneficial holders as of the close of business on [●], 2026 will be able to attend and participate in the Special Meeting online and submit their questions during the meeting by visiting www.virtualshareholdermeeting.com/GECC2026SM. Stockholders of record and beneficial holders with a legal proxy will be able to vote their shares electronically during the Special Meeting.

The Notice of 2026 Special Stockholders’ Meeting and proxy statement accompanying this letter describe the business that will be discussed and voted upon at the Special Meeting.

We elected to deliver our proxy materials to the majority of our stockholders over the Internet. On or about [●], 2026, we will mail a notice of Internet availability (the “Notice”) and make our proxy materials available to our stockholders over the Internet. The Notice contains instructions on how to access our proxy materials over the Internet, as well as how to receive a paper copy of our proxy materials. This approach conserves natural resources, reduces our printing and distribution costs and expedites stockholders’ receipt of proxy materials.

Your vote is very important. Whether or not you plan to virtually attend the Special Meeting, we urge you to authorize and submit your proxies over the Internet, by telephone or by mail as soon as possible. This will not prevent you from voting in person (virtually). If you virtually attend the Special Meeting you will have the right to revoke your proxy and vote your shares in person (virtually). Attendance alone without voting will not revoke a previously authorized proxy. If your shares are held in the name of a brokerage firm, bank or other nominee of record, please follow the voting instructions appearing on your voting instruction card or the information set forth in the proxy materials. Your vote and participation in our governance are very important to us.

On behalf of our Board of Directors, thank you for your continued support.

Sincerely,

/s/ Jason W. Reese
Jason W. Reese

Chief Executive Officer

NOTICE OF 2026 SPECIAL STOCKHOLDERS’ MEETING
TO BE HELD ON [●], 2026

[●], 2026

The 2026 Special Stockholders’ Meeting (the “Special Meeting”) of Great Elm Capital Corp., a Maryland corporation (the “Company”), will be held on [●], [●], 2026, beginning at [8:30 a.m.,] Eastern Time, online at www.virtualshareholdermeeting.com/GECC2026SM.

The following matters will be considered and voted on at the Special Meeting:

•
The approval of a new investment objective and investment strategy (the “New Strategy” as defined below) whereby the Company intends to devote a portion of its portfolio to equity investments in venture-backed companies and intends for the portfolio allocation to such investments to grow over time;

•
The approval of an Amended and Restated Investment Management Agreement (the “New Investment Management Agreement”) between the Company and Great Elm Capital Management, LLC (“GECM”) that (i) eliminates the mandatory deferral periods with respect to the income incentive fee of such agreement, effective July 1, 2026, (ii) excludes the Venture Investments (as defined below) from the calculation of the pre-incentive fee net investment income with respect to the calculation of income incentive fees, (iii) bifurcates the capital gains incentive fee with respect to new venture capital equity investments to begin on July 1, 2026, (iv) revises the indemnification provisions, as further described below and (v) updates the list of costs and expenses borne by the Company in connection with its operations and transactions to reflect the New Strategy, as further described below; and

•	The approval of a new investment sub-advisory agreement (the “Sub-Advisory Agreement”) between GECM and Alpha Edison Management Company LLC (“AE”).

The items to be considered at the Special Meeting may be considered at the Special Meeting or any postponement or adjournment thereof. The approval of each of Proposal 1, 2 and 3 is contingent on approval of the other two Proposals. If any of these Proposals are not approved by the stockholders of the Company, none of the Proposals will take effect. Pursuant to the bylaws of the Company and Maryland law, only the matters set forth in this Notice of 2026 Special Stockholders’ Meeting may be considered and voted on at the Special Meeting.

Our Board of Directors unanimously recommends that you vote your shares “FOR” each of (i) the New Strategy (ii) the New Investment Management Agreement and (iii) the new Sub-Advisory Agreement.

You are entitled to vote at and virtually attend the Special Meeting, or any postponement or adjournment thereof, only if you were a stockholder of record at the close of business on August 17, 2026. To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may also ask questions and vote online during the meeting by following the instructions provided at www.virtualshareholdermeeting.com/GECC2026SM during the Special Meeting.

Whether or not you plan to virtually attend the Special Meeting, we encourage you to read this proxy statement and promptly authorize a proxy to vote your shares. You have a choice of authorizing your proxy through the Internet, by telephone, or by mail. For specific instructions on how to authorize a proxy to vote your shares, please refer to the section entitled “Questions and Answers — How You Can Vote” beginning on page 4 and to the notice of Internet availability of proxy materials (the “Notice”) or to the instructions on your voting instruction card or the information set forth in the proxy materials.

/s/ Adam M. Kleinman
Adam M. Kleinman
Secretary
[●], 2026

Important Notice Regarding the Availability of Proxy Statement Materials for the
2026 Special Stockholders’ Meeting to be Held on [●], 2026.
The Proxy Statement and Proxy Card are available
on the Internet at www.ProxyVote.com.

The Notice, this proxy statement and the accompanying proxy card or voting instruction card are being provided to stockholders beginning on or about [●], 2026.

-i-

PROXY STATEMENT

2026 SPECIAL STOCKHOLDERS’ MEETING
TO BE HELD ON [●], 2026

GENERAL INFORMATION

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Great Elm Capital Corp., a Maryland corporation (the “Company,” “GECC,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the 2026 Special Stockholders’ Meeting of GECC (the “Special Meeting”) to be held on [●], 2026, or any postponement or adjournment thereof. We will hold the Special Meeting at [8:30 a.m.,] Eastern Time, online at www.virtualshareholdermeeting.com/GECC2026SM. The Company is holding the Special Meeting in virtual meeting format. Stockholders of record as of the close of business on [●], 2026 and beneficial holders with a legal proxy will be able to attend and participate in the Special Meeting online, vote their shares electronically, and submit their questions during the meeting by visiting www.virtualshareholdermeeting.com/GECC2026SM. The notice of Internet availability of proxy materials (“Notice”), the Notice of 2026 Special Stockholders’ Meeting, this proxy statement, the proxy card and any accompanying proxy materials will be made available to stockholders on or about [●], 2026.

QUESTIONS AND ANSWERS

Proxy Materials

1.	Why did I receive the Notice about GECC’s proxy materials?

Since you owned shares of our common stock, par value $0.01 per share (the “common stock”), as of the close of business on August 17, 2026, the record date for the Special Meeting (the “Record Date”), you are considered a stockholder of record. You are invited to virtually attend the Special Meeting and are entitled and requested to consider and vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.

2.	What is included in the proxy materials?

The proxy materials include:

•	Our Notice of 2026 Special Stockholders’ Meeting;

•	Our proxy statement for the Special Meeting; and

•	A proxy card or voting instruction card.

3.	Why did I receive the Notice instead of a paper copy of the full set of the proxy materials?

We will be utilizing the “notice and access” delivery method under the SEC’s Rule 14a-16, which allows companies to provide their proxy materials over the Internet. As a result, we are mailing the Notice instead of a paper copy of the proxy materials to a majority of our stockholders. The Notice contains instructions on how to access the proxy materials and authorize a proxy to vote your shares over the Internet, by telephone or by mail and how you may request printed copies of the proxy materials by mail, if you wish.

4.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be considered and voted on at the Special Meeting, the voting process and other required information.

5.	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another stockholder, you may receive only one Notice or one set of printed proxy materials unless you have provided contrary instructions. If you wish to receive a separate Notice or set of printed proxy materials, please request an additional copy by contacting Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095. A separate Notice or set of printed proxy materials will be sent promptly following receipt of your request.

If you are a stockholder of record as of the close of business on the Record Date and wish to receive a separate Notice or set of printed proxy materials, or if you have received multiple Notices or sets of printed proxy materials and would like to receive only one Notice or set of printed proxy materials, please contact our transfer agent, Equiniti Trust Company, LLC at:

Equiniti Trust Company, LLC
PO Box 500
Newark, NJ 07101
(800) 937-5449

If you are a beneficial owner of shares as of the close of business on the Record Date and you wish to receive a separate Notice or set of printed proxy materials, or if you have received multiple Notices or sets of printed proxy materials and would like to receive only one Notice or set of printed proxy materials, please contact your bank or broker directly.

Stockholders may also contact us to request a separate copy of the proxy materials:

Great Elm Capital Corp.
Attn: Investor Relations
3801 PGA Boulevard, Suite 603
Palm Beach Gardens, Florida 33410
(617) 375-3006
investorrelations@greatelmcap.com

6.	Who pays the cost of soliciting proxies for the Special Meeting?

GECC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the Notice and any printed proxy materials and of soliciting proxies.

Our Board, officers and employees may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial stockholders.

The Company has engaged Broadridge Financial Solutions, Inc., an independent shareholder services firm, to assist in the distribution of the proxy materials and the tabulation of proxies. The cost of these services is estimated to be approximately $[●] plus reasonable out-of-pocket expenses.

Proposals To Be Voted On

7.	What items of business will be considered and voted on at the Special Meeting?

The business items to be considered and voted on at the Special Meeting are:

•
Proposal 1: The approval of a new investment objective and investment strategy (the “New Strategy” as defined below) whereby the Company intends to devote a portion of its portfolio to equity investments in venture-backed companies and intends for the portfolio allocation to such investments to grow over time;

•
Proposal 2: The approval of an Amended and Restated Investment Management Agreement (the “New Investment Management Agreement”) between the Company and Great Elm Capital Management, LLC (“GECM”) that (i) eliminates the mandatory deferral periods with respect to the income incentive fee of such agreement, effective July 1, 2026, (ii) excludes the Venture Investments (as defined below) from the calculation of the pre-incentive fee net investment income with respect to the calculation of income incentive fees, (iii) bifurcates the capital gains incentive fee with respect to new venture capital equity investments to begin on July 1, 2026, (iv) revises the indemnification provisions, as further described below, and (v) updates the list of costs and expenses borne by the Company in connection with its operations and transactions to reflect the New Strategy, as further described below; and

•	Proposal 3: The approval of a new investment sub-advisory agreement (the “Sub-Advisory Agreement”) between GECM and Alpha Edison Management Company, LLC (“AE”).

Pursuant to the bylaws of the Company (the “Bylaws”) and Maryland law, only the matters set forth in this Notice of 2026 Special Stockholders’ Meeting may be considered and voted on at the Special Meeting.

8.	What is the practical impact of approving Proposal 1?

If stockholders approve Proposal 1 then, in addition to the current investment strategy of investing in secured and senior secured debt instruments of middle market companies, income-generating equity investment in specialty finance companies, collateralized loan obligations (CLOs) and related warehouse facilities, debt and equity investments and investments throughout other portions of a company’s capital structure, the Company will also pursue a new investment objective and begin to invest an increasing portion of its assets in a venture capital strategy, focusing on common, preferred or other equity investments in private company issuers.

If stockholders approve Proposal 1, although the Company’s investment objective will be to seek to generate both current income and capital appreciation, its investment strategy will be significantly modified and the Company will begin to transition away from its current focus on investing in secured and senior secured debt instruments of middle market companies, as well as income-generating equity investments in specialty finance companies and CLOs and related warehouse facilities through its joint venture, CLO Formation JV, LLC (the “CLO JV”). Instead, under normal market conditions, the Company intends to maintain a diversified portfolio of income-producing credit investments to support its distributions, expenses and debt obligations, while selectively allocating an increasing amount of capital to venture investments over time, with a focus on participation in follow-on financing rounds in private companies at varying stages of growth (the “New Strategy”). As the Company transitions its portfolio, it will generate less investment income and pay lower dividends.

9.	Will there be any changes to the investment strategy if stockholders do not approve the New Strategy described in Proposal 1?

While the investment objective and strategy changes do not require stockholder approval, the Company is putting it to a vote of the stockholders because this is a significant change. The Company’s principal investment objective and strategy will not change if the stockholders do not approve the New Strategy.

10.	How will the principal investment risks of the Company change under the proposed principal investment strategy?

If Proposal 1 is approved, the New Strategy will entail certain new principal investment risks. Please see the “Glossary of Principal Investment Risks” under the Current Strategy and New Strategy, as well as Annex C “Principal Risk Factors.”

11.	How will the Company’s portfolio be repositioned and what are the costs and tax implications?

If Proposal 1 is approved, the Company does not anticipate that transaction and trading costs and taxes will be materially higher than they have historically been.

12.	What is the practical impact of approving Proposal 2?

If stockholders approve Proposal 2 and the New Investment Management Agreement is adopted, (i) any Income Incentive Fees (as defined below) would no longer be subject to any mandatory deferral, effective July 1, 2026, (ii) the calculation of the pre-incentive fee net investment income would exclude Venture Investments (as defined below), (iii) the Capital Gains Incentive Fee (as defined below) would be bifurcated into two components consisting of a Standard Capital Gains Incentive Fee and a Venture Capital Gains Incentive fee (each as defined below), (iv) revise the indemnification provisions, as further described below and (v) update the list of costs and expenses borne by the Company in connection with its operations and transactions to reflect the New Strategy, as further described below.

Excluding the equity investments in venture-backed private company issuers in which, at the time of investment, the Company does not have a pre-existing debt or loan investment (“Venture Investments”) from the calculation of the pre-incentive fee net investments income allows GECM to receive the appropriate Income Incentive Fee (as defined below) on the portion of its assets it directly manages as adviser to the Company as it would apply the income hurdle to the income-producing portion of the Company’s portfolio. For purposes of the New Investment Management Agreement, “Income Investments” means all other Company investments other than Venture Investments, including all investments held by the Company prior to the date of approval of the New Investment Management Agreement.

Eliminating the mandatory deferral of the Income Incentive Fee increases the likelihood that future incentive fees will be paid to GECM. Under the New Investment Management Agreement, as a result of the removal of the mandatory deferral, GECM would be entitled to receive any Income Incentive Fees quarterly in arrears. To that end, (i) under the Existing Investment Management Agreement (defined below), GECM would be required to defer cash payment of any Income Incentive Fee otherwise payable to GECM in any quarter (excluding Accrued Unpaid Income Incentive Fees (as defined below) with respect to such quarter) that exceeds (1) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the most recent twelve full calendar quarter period ending on or prior to the date such payment is to be made (the “Trailing Twelve Quarters”) less (2) the aggregate incentive fees that were previously paid to the investment adviser during such Trailing Twelve Quarters (excluding Accrued Unpaid Income Incentive Fees during such Trailing Twelve Quarters and not subsequently paid) and (ii) under the Investment Management Agreement as amended by the New Investment Management Agreement, GECM would be entitled to receive any Income Incentive Fee quarterly in arrears.

Bifurcating the Capital Gains Incentive Fee (as defined below) into two separate components will allow each of GECM and AE to receive appropriate incentives in order to effectively manage and advise the Company’s assets, while continuing to account for prior capital losses and unrealized capital depreciation on the Income Investments in the portfolio. Prior realized capital losses and unrealized capital depreciation on Income Investments will not factor into the calculation of the Capital Gains Incentive Fee with respect to Venture Investments.

13.	Will there be any changes to the Existing Investment Management Agreement if stockholders do not approve the New Investment Management Agreement described in Proposal 2?

No. The Existing Investment Management Agreement is currently in effect and will remain in effect, unchanged, if stockholders do not approve the New Investment Management Agreement.

14.	What is the practical impact of approving Proposal 3?

As the Company’s manager, GECM has overall responsibility for directing the Company’s investments and is authorized, in its discretion, to grant investment management authority over an allocated portion of the Company’s assets to a sub-adviser. Subject to Board oversight, GECM has the ultimate responsibility to oversee the Company’s sub-adviser and recommend their hiring, termination and replacement. Under its respective sub-advisory agreement and subject to the supervision of the Board, AE will begin to manage a portion of the Company’s assets that will focus on Venture Investments as part of the New Strategy. GECM expects to allocate a growing portion of the Company’s assets to AE over time.

If the proposed Sub-Advisory Agreement is approved by stockholders, there will be no change to the portfolio management team at GECM currently responsible for allocating assets of the Company. GECM, as the Company’s manager, will continue to direct the investments of the Company, consistent with the Company’s investment objective, policies and limitations, as disclosed in the Company’s registration statement, as may be amended. Additional information about AE and its personnel who would serve as portfolio managers of the Company if Proposal 3 is approved is provided below under “Our Portfolio Managers.” Furthermore, a representative of AE is expected to be appointed to the Company’s Board if the proposals are approved.

15.	What will happen if stockholders do not approve Proposal 3?

If the stockholders do not approve Proposal 3, AE will not be appointed as sub-adviser to the Company.

16.	What are my voting choices?

You may vote “FOR,” “AGAINST” or “ABSTAIN” for the approval of (i) the New Strategy, (ii) the New Investment Management Agreement and (iii) the new Sub-Advisory Agreement.

17.	What are the voting recommendations of our Board?

Our Board unanimously recommends that you vote your shares “FOR” each of (i) the New Strategy, (ii) the New Investment Management Agreement and (iii) the new Sub-Advisory Agreement.

18.	What vote is required to approve each item?

To conduct business at the Special Meeting, a quorum must be established. Pursuant to the Company’s charter (the “Charter”) and Bylaws, the presence in person or by proxy of our stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum.

For Proposals 1, 2 and 3, if you indicate “ABSTAIN,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Meeting. For Proposals 2 and 3 an abstention will have the same effect as a vote cast “AGAINST” Proposals 2 and 3. An abstention will have no effect on the vote on Proposal 1.

As described below, broker non-votes will be counted for determining the presence or absence of a quorum for the transaction of business at the Special Meeting. Broker non-votes will have the same effect as a vote cast “AGAINST” Proposals 2 and 3. Broker non-votes will have no effect on the vote on Proposal 1. See Question 26 for more information on broker non-votes. As none of the matters for consideration at the Special Meeting are considered routine under the rules of the New York Stock Exchange, we do not anticipate any broker non-votes at the Special Meeting.

If a quorum is present at the Special Meeting, the required vote for each proposal is as follows:

Proposal	Required Vote
1. Approval of the New Strategy 2. Approval of the New Investment Management Agreement 3. Approval of the Sub-Advisory Agreement	Majority of the votes cast Investment Company Act Majority (as defined below) Investment Company Act Majority (as defined below)

19.	Is my vote confidential?

All completed proxies and ballots will be handled to protect your voting privacy as a stockholder. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting.

Confidentiality will also not apply with respect to any matter for which votes are solicited in opposition to the voting recommendations of our Board, unless the persons engaging in the opposing solicitation provide stockholders with confidential voting comparable to that which we provide.

20.	Where can I find the voting results?

We will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the Special Meeting. The report also will be available on our website at www.greatelmcc.com.

21.	Are the Proposals contingent on one another?

Yes. The approval of each of Proposal 1, 2 and 3 is contingent on approval of the other two Proposals. If any of these Proposals are not approved by the stockholders of the Company, none of the Proposals will take effect.

How You Can Vote

22.	What shares can I vote?

You are entitled to one vote for each share of our common stock that you owned at the close of business on the Record Date. You may vote all shares owned by you at the close of business on the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee. On the Record Date, 13,889,750 shares of our common stock were outstanding and entitled to vote at the Special Meeting.

23.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, you are the stockholder of record of the shares. As the stockholder of record, you have the right to grant a proxy to vote your shares to representatives from the Company or to another person, or to vote your shares in person (virtually) at the Special Meeting, or any postponement or adjournment thereof. You have received a proxy card to use in voting your shares, which instructs you how to vote.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that such shares are registered in the name of the bank, broker or other nominee and you are the beneficial owner of shares held in “street name.”

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you are also invited to virtually attend the Special Meeting. Your bank, broker or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person (virtually) at the Special Meeting, or any postponement or adjournment thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so. Obtaining a legal proxy may take several days.

24.	How can I vote?

For directions on how to vote, please refer to the following instructions and those included on the Notice, your proxy card or voting instruction card. Whether you hold your shares as a stockholder of record or as a beneficial owner, you may direct how your shares are to be voted without virtually attending the Special Meeting or any postponement or adjournment thereof. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares.

Voting in Person (Virtually) – You may vote online during the Special Meeting, or any postponement or adjournment thereof, those shares that you hold in your name as the stockholder of record as of the close of business on the Record Date prior to the closing of the polls. Beneficial owners should follow the steps set forth in Question 23 above. See Question 31 below regarding how to attend (virtually) the Special Meeting.

Even if you plan to attend the Special Meeting virtually, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

Voting by Internet – Stockholders may authorize a proxy over the Internet by following the instructions on the Notice, proxy card or voting instruction card. When voting over the Internet, stockholders must have available the control number included on their proxy card.

Voting by Telephone – Stockholders of record may authorize a proxy by telephone by calling the number specified on the Notice or proxy card and following the instructions. When voting by telephone, stockholders must have available the control number included on their proxy card. Most stockholders who are beneficial owners of their shares and have received a voting instruction card may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These stockholders should check the card for telephone voting availability.

Voting by Mail – Stockholders who have received a paper copy of the proxy materials may authorize a proxy by mail by signing, dating and returning their proxy card or voting instruction card in the envelope provided. If you only received the Notice and wish to vote by proxy via mail, you may do so by requesting printed copies of the proxy materials and then filling out the proxy card and sending it back in the envelope provided.

25.	How will my shares be voted?

Your shares will be voted as you specifically instruct on your online proxy authorization, proxy card or voting instruction card, as applicable. If you complete and submit your online proxy authorization or sign and return your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board and in the discretion of the proxy holders on any other matters that properly come before the Special Meeting, or any postponement or adjournment thereof. Pursuant to the Bylaws and Maryland law, only the matters set forth in this Notice of 2026 Special Stockholders’ Meeting may be considered and voted on at the Special Meeting.

26.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board and in the discretion of the proxy holders on any other matter that properly comes before the Special Meeting, or any postponement or adjournment thereof.

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will be prohibited from voting your shares on the approval of the New Strategy (Proposal 1), the New Investment Management Agreement (Proposal 2) and the Sub-Advisory Agreement (Proposal 3). “Broker non-votes” will have the same effect as votes “AGAINST” Proposals 2 and 3 and no effect on the vote on Proposal 1. As none of the matters for consideration at the Special Meeting are considered routine under the rules of the New York Stock Exchange, we do not anticipate any broker non-votes at the Special Meeting.

27.	Will shares that I own as a stockholder of record be voted if I do not timely complete and submit my online proxy authorization or return my proxy card?

Shares that you own as a stockholder of record will be voted as you instruct on your online proxy authorization, proxy card or voting instruction card, as applicable. If you complete and submit your online proxy authorization or sign and return your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board and in the discretion of the proxy holders on any other matter that properly comes before the Special Meeting, or any postponement or adjournment thereof.

If you do not timely complete and submit your proxy online or return your proxy card, your shares will not be voted unless you or your proxy holder virtually attends the Special Meeting or any postponement or adjournment thereof and votes in person (virtually) as described in Question 24.

28.	When is the deadline to vote?

If you hold shares as the stockholder of record, your duly authorized proxy must be received before the polls close at the Special Meeting or any postponement or adjournment thereof. The deadline for voting by Internet or telephone is 11:59 p.m. Eastern Time on [●], [●], 2026.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

29.	May I change or revoke my vote?

You may revoke a previously authorized proxy or change your vote at any time prior to the closing of the polls at the Special Meeting.

If you are a stockholder of record, you may change your vote by authorizing a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address set forth in Question 32 prior to your shares being voted, or by attending the Special Meeting and voting in person (virtually). Virtual attendance at the meeting, without voting, will not cause your previously granted proxy to be revoked.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Special Meeting and voting in person (virtually). Virtual attendance at the meeting, without voting, will not cause your previously granted proxy to be revoked.

30.	Who will serve as inspector of elections?

The inspector of elections will be a representative of Broadridge Financial Solutions, Inc.

Attending the Special Meeting

31.	Who can attend the Special Meeting?

The Special Meeting has been designed to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders of record as of the close of business on the Record Date, and beneficial owners with a legal proxy, will be able to attend (virtually) and participate online and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/GECC2026SM.

To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The Special Meeting will begin promptly at [8:30 a.m.,] Eastern Time. We encourage you to access the Special Meeting prior to the start time. Online access will begin at [8:15 a.m.]

The Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Special Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Special Meeting.

If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at [8:15 a.m.] Eastern Time on [●], 2026 through the conclusion of the Special Meeting.

Obtaining Additional Information

32.	How may I obtain financial and other information about GECC?

Our consolidated financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

We file our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q with the SEC. Our Form 10-K, our Form 10-Q and other information that we file with the SEC are available on the EDGAR Database on the SEC’s website at http://www.sec.gov and on our website at www.greatelmcc.com.

We also will furnish a copy of our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q (excluding exhibits, except those that are specifically requested), Bylaws, code of business conduct and ethics and board standing committee charters without charge to any stockholder who so requests by writing to our Corporate Secretary at Great Elm Capital Corp., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, Florida 33410 or by calling our Corporate Secretary at (617) 375-3006.

You can view these materials on the Internet by accessing our website at www.greatelmcc.com and on the EDGAR Database on the SEC’s website at http://www.sec.gov.

33.	What if I have questions for the Company’s transfer agent?

If you are a stockholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address or phone number:

Equiniti Trust Company, LLC
PO Box 500
Newark, NJ 07101
(800) 937-5449

34.	How do I get additional copies of this proxy statement or voting materials?

If you need additional copies of this proxy statement or voting materials, please contact us at:

Great Elm Capital Corp.
Attn: Investor Relations
3801 PGA Boulevard, Suite 603
Palm Beach Gardens, Florida 33410
investorrelations@greatelmcap.com

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the close of business on the Record Date, certain information regarding the beneficial ownership of our common stock by:

•	each of the directors and executive officers;

•	all of our current executive officers and directors as a group; and

•	each person known by us to be beneficial owners of 5% or more of our outstanding common stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own more than 5% of our common stock is based upon Schedule 13G and Schedule 13D filings filed by such persons with the SEC and other information obtained from such persons, if available.

Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of the close of business on the Record Date, 13,889,750 shares of common stock were issued and outstanding.

The address for each of our current directors and executive officers is c/o Great Elm Capital Corp., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, Florida 33410.

Beneficial Owner	Shares Beneficially Owned	Percent of Class
Interested Directors
Erik A. Falk	—	*
Jason W. Reese(1)	316,697	2.3%
Independent Directors
Mark Kuperschmid(2)	16,972	*
Richard Cohen(3)	20,748	*
Chad Perry	1,850	*
Executive Officers Who Are Not a Director
Adam Kleinman	39,170	*
Keri Davis	13,942	*
Directors and executive officers as a group (7 persons)	409,379	2.9%

Beneficial Owner	Shares Beneficially Owned	Percent of Class

5% Beneficial Owners
Great Elm Strategic Partnership I, LLC(4)	1,378,260	9.9%
Great Elm Group, Inc.(5)	1,356,125	9.8%
Poor Richard LLC(6)	1,290,000	9.3%
Summit Grove Partners, LLC(7)	1,049,527	7.6%
Prosper Peak Holdings, LLC(8)	972,506	7.0%

*	Less than one percent.

(1)
Represents 87,237 shares of our common stock held directly by IC Leverage Income Fund, LLC (“IC Leverage”) and 229,460 shares of Common Stock held directly by Imperial Capital Group Holdings II, LLC (“ICGH2”). Mr. Reese has voting and dispositive power over the shares of our common stock held directly by each of ICGH2 and IC Leverage.

(2)
Includes 13,972 shares held by Benchmark Investments LLC (1568 Columbus Ave., Burlingame, CA 94010). Mr. Kuperschmid disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)	Includes 2,612 shares held by Mr. Cohen’s spouse. Mr. Cohen disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(4)
Based on information provided to the Company and furnished in a Schedule 13G/A filed with the SEC on August 5, 2026, by Great Elm Strategic Partnership I, LLC (“GESP”). GESP reported sole voting and dispositive power over 1,378,260 shares of our common stock. The address for GESP is 800 Boylston Street, Suite 900, Boston, MA 02199.

(5)	Based on information provided to the Company by Great Elm Group, Inc. (“GEG”). The address for GEG is 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410.

(6)
Based on information provided to the Company and furnished in a Schedule 13G filed with the SEC on September 4, 2025, by Poor Richard. Poor Richard reported sole voting and dispositive power over 1,290,000 shares of our common stock. The address for Poor Richard is 500 Frank W Burr Boulevard, Suite 720, Teaneck, NJ 07666.

(7)
Based on information provided to the Company and furnished in a Schedule 13G filed with the SEC on August 5, 2026, by Summit Grove Partners, LLC (“SGP”). SGP reported sole voting and dispositive power over 1,049,527 shares of our common stock. The address for SGP is 800 Boylston Street, Suite 900, Boston, MA 02199.

(8)
Based on information provided to the Company and furnished in a Schedule 13G filed with the SEC on August 5, 2026, by Prosper Peak Holdings, LLC (“PPH”). PPH reported sole voting and dispositive power over 972,506 shares of our common stock. The address for PPH is 800 Boylston Street, Suite 900, Boston, MA 02199.

OFFICERS AND DIRECTORS

Set forth below is information about our officers and directors, including their name, address, age, positions held with the Company, terms of office and their principal occupation(s) during the past five years.

OFFICERS

Name, Address and Age(1)	Position(s) Held with GECC	Term of Office (Length of Time Served)	Principal Occupation(s) During Past 5 Years
Jason Reese (60)	Chief Executive Officer and Chairman of the Board	Since March 2026 and May 2026, respectively	Chief Executive Officer and Chairman – GEG (Since 2023) Co-Founder, Chairman and Chief Executive Officer – ICAM (Since 1997)
Keri A. Davis (42)	Chief Financial Officer and Treasurer	Since March 2019	Chief Financial Officer – GEG (Since 2023) SEC Reporting Manager – GECM (Since 2018)
Adam M. Kleinman (51)	General Counsel, Chief Compliance Officer and Secretary	Since September 2017	General Counsel and Chief Compliance Officer – GECM (Since 2016) President, General Counsel and Chief Compliance Officer – GEG (Since 2018) Chief Operating Officer – GEG (2018-2022)

DIRECTORS

Name, Address and Age(1)	Position(s) Held with GECC	Term of Office (Length of Time Served)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director During Past 5 Years
Interested Directors

Jason W. Reese (60)(2)	Chairman of the Board	Until 2027 (since 2026)	Chief Executive Officer – GEG	N/A	Chairman of the Board of Directors – GEG
Erik A. Falk (56)(3)	Director	Until 2027 (since 2021)	Head of Strategy – Magnetar Capital	N/A	None
Independent Directors

Mark Kuperschmid (63)	Director	Until 2029 (since inception)	Managing Member – Benchmark Investments LLC	N/A	None

Chad Perry (54)	Director	Until 2028 (since 2022)	Executive Vice President and General Counsel – RLJ Lodging Trust (2023 2025); Executive Vice President and General Counsel – Tanger Factory Outlet Centers, Inc (2011 – 2023)	N/A	DWS Fund Complex
Richard M. Cohen (75)	Director	Until 2029 (since 2022)	President – Richard M. Cohen Consultants	N/A	Direct Digital Holdings Ondas Network Smart For Life 20/20 BioLabs

(1)	The address for each of the directors is c/o Great Elm Capital Corp., 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410.

(2)	Mr. Reese is an interested person of the Company due to his ownership of GEG securities.

(3)	Mr. Falk is an interested person of the Company due to his ownership of GEG securities.

PROPOSALS TO BE CONSIDERED AND VOTED ON

Proposals 1, 2 and 3 have been included in this proxy statement at the direction of our Board. Our Board recommends that you vote “FOR” each of Proposals 1, 2 and 3.

Proposal 1: Approval of the New Strategy

Background

The Company has historically had an investment objective to generate both current income and capital appreciation through debt and income-generating equity investments, including investments in specialty finance businesses. To achieve the investment objective, the Company invested in secured and senior secured debt instruments of middle market companies, as well as income-generating equity investments in specialty finance companies, that we believe offered sufficient downside protection and had the potential to generate attractive returns. The Company generally defined middle market companies as companies with enterprise values between $100 million and $2 billion. In addition, the Company invested in CLOs and related warehouse facilities through a joint venture, CLO JV. Further, the Company made debt and equity investments in companies and operating platforms that originate and/or service commercial specialty finance businesses, including factoring, equipment finance, inventory leasing, merchant cash advance and hard money real estate lending. The Company also invested directly (including via participation) in the investments made by such businesses. The Company also made investments throughout other portions of a company’s capital structure, including subordinated debt, mezzanine debt, and equity or equity‑linked securities. The Company sourced these transactions directly with issuers and in the secondary markets through relationships with industry professionals. Proposal 1 seeks to amend this strategy to focus on making common, preferred or other equity investments in private company issuers.

Pursuant to the New Strategy, the Company would allocate an increasing amount of capital to equity and equity-related investments (including preferred and common equity, as well as instruments convertible into equity) in private, venture-backed technology companies. Investments are not exclusive to, but generally expected to be made in, growth-stage financing rounds of companies with demonstrated commercial traction.

The Company expects to hold investments directly or through dedicated special purpose vehicles (“SPVs”) each holding a single portfolio investment. The proposed strategy is not expected to generate current income, and the Company’s ability to realize value from these investments will depend principally on capital appreciation and the occurrence of liquidity events with respect to such investments, such as acquisitions, public offerings or secondary sales, none of which can be assured.

The Company believes this strategy addresses a structural opportunity in the venture capital ecosystem: most venture capital funds lack sufficient capital to invest in subsequent financing rounds of their portfolio companies amidst rapid change from artificial intelligence (“AI”) and slowdown in distributions. The Company expects that a significant portion of investment opportunities under the Company’s proposed New Strategy will arise from financing rounds of existing venture-backed companies, including opportunities to participate alongside or in place of established venture capital managers in their portfolio companies’ financing rounds. As described above, the Company believes the structural opportunity is expanding due to a sustained slowdown in distributions, constraining the follow-on capital available to many venture capital managers.

AE has developed a proprietary network of relationships with third-party venture capital firms that is expected to be the primary source of initial investment opportunities for the Company in individual private companies, and the Company also expects to make follow-on investments in such companies over time. AE has agreed to give the Company a priority allocation right to such investment opportunities in the form of a right of first offer, with the ability to allocate an opportunity to another client in the event the Company declines to participate or seeks to participate in only a portion of the relevant opportunity. In connection with an exercise by the Company of a right of first offer with respect to an investment opportunity made available by a third-party venture capital firm, the Company may agree to pay a portion of its capital gains on such investment to the third party venture capital firm or one of its affiliates, and also may agree to pay certain reasonable costs and expenses in connection with such investment.

AE would also employ its proprietary AI research platform, which identifies, monitors and evaluates companies across the venture capital ecosystem, to support the sourcing, screening and diligence of prospective investments. Outputs of the platform are used to inform, not replace, the judgment of AE’s investment professionals, and final investment decisions would remain subject to GECM’s investment approval processes and the oversight of the Board. Investments in venture-backed companies involve significant risks, including increased risk of loss of capital, illiquidity, valuation uncertainty and the absence of current income, and there can be no assurance that the proposed strategy will achieve its objective. Shareholders should carefully review the material terms of the Sub-Advisory Agreement, the fees payable thereunder, and the related risk factors described elsewhere in this proxy statement.

Our Portfolio Managers

In connection with the proposed New Strategy, the Company’s investment committee will make investment decisions on behalf of the Company and shall initially be comprised of Jason Reese, Chris Croteau, Nichole Milz, Adam Kleinman and Nate Redmond. The composition of the investment committee may change as more capital is allocated to the venture capital portion of the portfolio over time. The day to day investment activities of the Company will be managed by its portfolio managers, Jason Reese, Chris Croteau, Nate Redmond and Nick Grouf, subject to the oversight of the investment committee. The investment committee will act by majority. Below is additional information on the portfolio managers who will serve on the Company’s portfolio management team if Proposal 1 is approved.

Jason W. Reese is the Chairman of the Board of Directors and Chief Executive Officer of Great Elm Capital Corp., appointed March 2, 2026, and May 4, 2026, respectively. Additionally, he is the Chief Executive Officer and Chairman of Great Elm Group, Inc., appointed May 5, 2023. Mr. Reese is the Co-Founder, Chairman and Chief Executive Officer of Imperial Capital Asset Management, LLC (“ICAM”) and the Co-Founder of Imperial Capital, LLC (“Imperial Capital”), both founded in 1997. ICAM is an investment adviser that has managed various hedge funds, investment partnerships, a private REIT and a private equity fund. Imperial Capital is a registered broker dealer. During his time at Imperial Capital, Mr. Reese formed Monomoy Properties REIT, LLC in 2014, focusing on the Industrial Outdoor Storage sector, and continues to serve on its Board of Directors. Mr. Reese is also a founding member of City Ventures, LLC, a California-based private homebuilder, and has served on its Board of Directors since its inception in 2009. Prior to founding Imperial Capital, Mr. Reese was a Principal with Gordon Investment Corporation, a merchant banking firm in New York and Dallas, where he focused on investing in distressed real estate transactions, high-yield securities, and leveraged buyouts. Prior to his time with Gordon Investment Corporation, Mr. Reese worked in the Corporate Finance Group at PaineWebber in New York. Mr. Reese graduated with honors from Yale University with a B.S. in Electrical Engineering.

Christopher L. Croteau is Head of Research of GECM and has served in this role since September 2025. Mr. Croteau is responsible for leading credit research across the platform, overseeing investment analysis, portfolio surveillance, and idea generation for both public and private credit investments. Prior to GECM, Mr. Croteau spent 12 years at Schroders plc, where he most recently held the role of Head of Credit Research, North America, leading research coverage across high yield, investment grade, and municipal credit strategies. In this role, he managed a team of analysts focused on fundamental credit research. Previously, Mr. Croteau held investment roles at Hartford Investment Management Company, GE Sponsor Finance, and Prudential Capital Group, where he focused on private credit, broadly syndicated loans, and high yield bonds. Mr. Croteau earned an M.B.A. from Duke University and a B.S. in Accounting, magna cum laude, from Lehigh University.

Nate Redmond has been a venture capital investor for more than two decades, across multiple market cycles, including approximately 15 years as a managing partner. Prior to co-founding AE, Mr. Redmond was the Managing Partner of Rustic Canyon Partners, a venture capital firm he helped build to more than $1 billion in committed capital. Mr. Redmond built investment expertise across multiple dimensions: disruptive innovation with Clayton Christensen, risk management with Citadel, and business analysis with Boston Consulting Group. He holds B.S. and M.S. engineering degrees from the University of Michigan and an M.B.A. from Harvard Business School.

Nick Grouf is a serial entrepreneur and chief executive officer whose companies include Firefly Network, a pioneer of online personalization acquired by Microsoft; PeoplePC, which he scaled into one of the largest internet service providers in the United States before its acquisition by EarthLink; and Pluto TV, the global streaming platform acquired by Viacom/CBS that became a foundation of Paramount+. Mr. Grouf began his career at Goldman Sachs and McKinsey & Company. He holds a B.A. from Yale University and an M.B.A. from Harvard Business School.

Principal Investment Risks Comparison

While the Company will continue to be subject to many of the same principal investment risks disclosed in its most recent Annual Report on Form 10-K , there will be some changes to its risk profile as a result of the implementation of the New Strategy. The following compares the current principal investment risks associated with investing in the Company to the principal investment risks that would be associated with investing in the Company if Proposal 1 is approved by stockholders. More detailed explanations of each principal investment risk (along with an indication as to whether it is (1) identified in the Company’s most recent Annual Report on Form 10-K (“Current Principal Risks”), (2) expected to be applicable to the Company following the implementation of Proposal 1, or (3) both identified in the Company’s most recent Annual Report on Form 10-K and expected to be applicable to the Company following the implementation of Proposal 1), are included below in the “Glossary of Principal Investment Risks,” as well as Annex C attached to this Proxy Statement. The order of the below risk factors does not indicate the significance of any particular risk factor.

Principal Risk*	Current Principal Risks	Principal Risks if Proposal 1 is Approved

A general increase in interest rates will likely have the effect of making it easier for GECM to receive incentive fees, without necessarily resulting in an increase in our net earnings.	X	X

An investment strategy that includes privately held companies presents challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.
	X	X
Any unrealized losses we experience in our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.	X	X

Capital markets experience periods of disruption and instability. These market conditions have historically materially and adversely affected debt and equity capital markets in the United States and abroad, which had, and may in the future have, a negative impact on our business and operations.
	X	X
Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.	X	X
Defaults by our portfolio companies may harm our operating results.	X	X
Economic recessions or downturns could impair our portfolio companies and harm our operating results.	X	X
Existing stockholders may incur dilution if, in the future, we sell shares of our common stock in one or more offerings at prices below the then current NAV per share of our common stock.	X	X

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which could dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock.
	X	X

GECM has the right to resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.
	X	X
Global economic, political and market conditions may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.	X	X

Principal Risk*	Current Principal Risks	Principal Risks if Proposal 1 is Approved

If we invest in companies that experience significant financial or business difficulties, we may be exposed to certain distressed lending risks.	X	X
Incurring additional indebtedness could increase the risk in investing in our Company.	X	X
Incurring additional leverage may magnify our exposure to risks associated with changes in interest rates, including fluctuations in interest rates which could adversely affect our profitability.	X	X
Ineffective internal controls could impact our business and operating results.	X	X

Investing in middle-market companies involves a high degree of risk and our financial results may be affected adversely if one or more of our portfolio investments defaults on its loans or notes or fails to perform as we expect.
	X	X
Investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.	X	X

Junior priority liens on collateral securing loans and notes that we invest in may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the senior priority creditors and us.
	X	X
Our ability to grow depends on our ability to raise equity capital and/or access debt financing.	X	X
Our Board is authorized to reclassify any unissued shares of common stock into one or more classes of preferred stock, which could convey special rights and privileges to its owners.	X	X
Our Board may change our investment objectives, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.	X	X

Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.
	X	X
Our common stock price may be volatile and may decrease substantially, and an investor may lose money in connection with an investment in our shares.	X	X

Principal Risk*	Current Principal Risks	Principal Risks if Proposal 1 is Approved

Our failure to maintain our status as a BDC would reduce our operating flexibility.	X	X
Our financial condition and results of operations depend on our ability to effectively manage and deploy capital.	X	X

Our investment adviser’s liability is limited under the Investment Management Agreement, and we are required to indemnify our investment adviser against certain liabilities, which may lead our investment adviser to act in a riskier manner on our behalf than it would when acting for its own account.
	X	X
Our investments may be risky, and we could lose all or part of our investments.	X	X
Our portfolio companies may experience financial distress and our investments in such companies may be restructured.	X	X
Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.	X	X

Our portfolio is subject to change over time and may be concentrated in a limited number of industries, which subjects us to a risk of significant loss if there is a downturn in a particular industry in which a number of our investments are concentrated.
	X	X
Our stockholders may not receive distributions or our distributions may not grow over time and a portion of our distributions may be a return of capital.	X	X
Our success depends on the ability of our investment adviser to attract and retain qualified personnel in a competitive environment.	X	X
Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our returns on equity.	X	X
Provisions of the Maryland General Corporation Law and our organizational documents could deter takeover attempts and have an adverse impact on the prices of our common stock.	X	X

Regulations governing our operations as a BDC affect our ability to raise additional capital and the way in which we do so. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.
	X	X
Shares of closed-end investment companies, including BDCs, frequently trade at a discount from their NAV.	X	X

Principal Risk*	Current Principal Risks	Principal Risks if Proposal 1 is Approved

Stockholders may experience dilution in their ownership percentage if they do not participate in our dividend reinvestment plan.	X	X
Technological developments in artificial intelligence could disrupt the markets in which we operate and subject us to increased competition, legal and regulatory risks and compliance costs.	X	X

Terrorist attacks, acts of war, natural disasters or an epidemic or pandemic may affect the market for our securities, impact the businesses in which we invest and harm our business, operating results and financial condition.
	X	X

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning affecting us or our third-party service providers, could impair our ability to conduct business effectively.
	X	X

The incentive fee structure and the formula for calculating the management fee may incentivize GECM to pursue speculative investments, advise us to use leverage when it may be unwise to do so, or advise us to refrain from reducing debt levels when it would otherwise be appropriate to do so.
	X	X
The lack of liquidity in our investments may adversely affect our business.	X	X
Our investments in venture-backed companies involve a high degree of risk.		X

We may invest in venture-backed companies in the form of Simple Agreements for Future Equity (“SAFE”) and we cannot guarantee that SAFEs will ever represent an equity ownership interest. The valuation of the company used in the conversion of the SAFEs is not necessarily accurate.
X
The Company may provide seed funding to portfolio companies it would otherwise not have invested in.		X
Investments in private vehicles are expected to be illiquid, subject to restricted marketability and the realization of investments from them may take considerable time and/or be costly.		X
The technology industry tends to exhibit a high degree of market risk and price fluctuations.		X

AI-related businesses face steep competition and may be substantially exposed to the market and business risks of other industries or sectors, adversely affecting the Company by negative developments impacting those businesses, industries and sectors.
X

Principal Risk*	Current Principal Risks	Principal Risks if Proposal 1 is Approved

The Loan Agreement contains various covenants that may limit our ability to react to changes in the economy or, if not complied with, could accelerate repayment under the Loan Agreement should we borrow under such agreement, thereby materially and adversely affecting our liquidity, financial condition and results of operations.
	X	X
The reference rates for our loans may change.	X	X
There are significant potential conflicts of interest that could impact our investment returns.	X	X
There is, and will be, uncertainty as to the value of our portfolio investments.	X	X
There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.	X	X
We and/or our portfolio companies may be materially and adversely impacted by global climate change.	X	X

We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.
	X	X
We are exposed to risks relating to our specialty finance investments.	X	X

We are invested in a limited number of portfolio companies which may subject us to a risk of significant loss if one or more of these companies defaults on its obligations under any of its debt instruments.
	X	X
We are not in a position to exercise control over certain of our portfolio companies or to prevent decisions by management of such portfolio companies that could decrease the value of our investments.	X	X
We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business.	X	X

We face increasing competition for investment opportunities. Limited availability of attractive investment opportunities in the market could cause us to hold a larger percentage of our assets in liquid securities until market conditions improve.
	X	X

Principal Risk*	Current Principal Risks	Principal Risks if Proposal 1 is Approved

We have made, and in the future intend to pursue additional, investments in specialty finance businesses, which may require reliance on the management teams of such businesses.	X	X
We incur significant costs as a result of being a publicly traded company.	X	X
We may acquire other funds, portfolios of assets or pools of debt and those acquisitions may not be successful.	X	X
We may be obligated to pay our investment adviser certain fees even if we incur a loss.	X	X
We may be subject to risks associated with investments in collateralized loan obligations.	X	X
We may borrow additional money, which would magnify the potential for loss on amounts invested and may increase the risk of investing with us.	X	X
We may choose to pay distributions in our own stock, in which case stockholders may be required to pay tax in excess of the cash they receive.	X	X
We may experience fluctuations in our quarterly results.	X	X
We may expose ourselves to risks if we engage in hedging transactions.	X	X
We may expose ourselves to risks associated with the inclusion of non-cash income prior to receipt of cash.	X	X
We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income.	X	X

We may hold a significant portion of our portfolio assets in cash, cash equivalents, money market mutual funds, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less, which may have a negative impact on our business and operations.
	X	X
We may mismatch the interest rate and maturity exposure of our assets and liabilities.	X	X

We may not be able to generate sufficient cash to service all of our indebtedness and to fund our working capital and capital expenditures, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.
	X	X
We may not realize gains from our equity investments.	X	X
We will be subject to corporate level U.S. federal income tax if we are unable to meet certain RIC qualification and distribution requirements under the Code.	X	X

The Board discussed the New Strategy in person on July 28, 2026 at its regularly scheduled quarterly board meeting and at a special board meeting on August 12, 2026 scheduled to hear a presentation from AE with respect to the New Strategy and to review and consider the New Strategy, the New Investment Management Agreement and the Sub-Advisory Agreement. The Board approved the New Strategy at the conclusion of its August 12, 2026 special meeting. In its consideration of the New Strategy, our Board focused on information it had received relating to, among other things, the background and experience of AE as it pertains to the New Strategy, including a presentation made by the principals and senior investment professionals of AE with respect to their experience in the venture capital space and their proposed implementation of the New Strategy. The Board reviewed information provided by both GECM and AE in advance of the special meeting detailing the New Strategy and the background of AE’s principals and senior investment team. The principals of AE also provided a presentation on their background and investment experience in the venture capital space to the Board at the special meeting. The Board discussed the uniqueness of the investment strategy, and the broad network of connections within the venture capital space that are maintained by AE’s principals, as well as the investment and related professional experience of AE’s principals as it related to the New Strategy. The Board noted GECM’s view that the New Strategy will be complementary to the Company’s current credit strategy, as well as provide an additional source of long-term capital appreciation while maintaining the Company’s disciplined underwriting approach and diversified investment philosophy.

Approval of Proposal 2 and 3 is contingent on approval of Proposal 1. If Proposal 1 is not approved, then Proposal 2 and 3 will be withdrawn regardless of the number of votes received in favor of Proposal 2 and 3.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” PROPOSAL 1.

Proposal 2: Approval of the New Investment Management Agreement

Background

The Board, including a majority of the independent directors, discussed the New Investment Management Agreement in person on July 28, 2026 at its regularly scheduled quarterly board meeting and at a special meeting on August 12, 2026 that was scheduled to review and consider the New Strategy, the New Investment Management Agreement, and the Sub-Advisory Agreement. The Board, including a majority of the independent directors, approved the New Investment Management Agreement at the conclusion of its August 12, 2026 special meeting, subject to approval by the Company’s stockholders. The New Investment Management Agreement is substantially similar to the Existing Investment Management Agreement, except that it modifies (i) the pre-incentive fee net investment income calculation, capital gains incentive fee formulation and the mandatory deferral provisions in Sections 4.3, 4.4 and 4.5, respectively, of the Investment Management Agreement, dated as of September 27, 2016 and as amended as of August 1, 2022, between the Company and GECM (the “Existing Investment Management Agreement” and, as amended, the “New Investment Management Agreement”), and (ii) amends the indemnification provisions in certain limited respects to align with more recent market practices. The Existing Investment Management Agreement was last submitted to a vote of stockholders on August 1, 2022. The purpose of such submission was to amend the pre-incentive fee net investment income calculation, capital gains incentive fee formulation and mandatory deferral provisions in Sections 4.3, 4.4 and 4.5, respectively. The Board believes the New Investment Management Agreement, including the modifications that it contains from the Existing Investment Management Agreement, is in the best interest of the Company and its stockholders given that achievable incentive fees are an important inducement to enhance manager and sub-adviser performance in connection with the proposed New Strategy and engagement of AE as a sub-adviser pursuant to the Sub-Advisory Agreement. In particular, the Board was provided with information from GECM detailing the limited number of other comparable business development companies that included mandatory deferral mechanisms such as those included in the Existing Investment Management Agreement, along with data evidencing the materially negative impact of the mandatory deferral mechanism on fees earned by GECM from its management of the Company. The Board also considered the fact that the terms of the Existing Investment Management Agreement, if not revised, would not allow implementation of the New Strategy given the prior realized and unrealized losses on the Company’s prior investment portfolio. The Existing Investment Management Agreement is currently in effect and will remain in effect, unchanged, if stockholders do not approve the New Investment Management Agreement.

As of June 30, 2026, there were approximately $3.7 million of accrued Income Incentive Fees (as defined below) (the “Accrued Unpaid Income Incentive Fees”). The Accrued Unpaid Income Incentive Fees had been deferred in accordance with the Existing Investment Management Agreement and were waived by GECM as of April 2026. The results of the vote on this Proposal 2 will not affect the waiver of prior incentive fees, which has already occurred. As a result of the waiver, the amount of incentive fees that GECM would have received if the New Investment Management Agreement was in effect in prior periods would not have changed the fees payable during such periods. If stockholders approve Proposal 2 and the New Investment Management Agreement is adopted, any Income Incentive Fees (as defined below) would no longer be subject to any mandatory deferral. Eliminating the mandatory deferral of the Income Incentive Fee increases the likelihood that future incentive fees will be paid to GECM.

Under the Existing Investment Management Agreement, GECM is required to defer cash payment of any Income Incentive Fee otherwise payable to GECM in any quarter (excluding Accrued Unpaid Income Incentive Fees (as defined below) with respect to such quarter) that exceeds (1) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the most recent twelve full calendar quarter period ending on or prior to the date such payment is to be made (the “Trailing Twelve Quarters”) less (2) the aggregate incentive fees that were previously paid to the investment adviser during such Trailing Twelve Quarters (excluding Accrued Unpaid Income Incentive Fees during such Trailing Twelve Quarters and not subsequently paid). Under the New Investment Management Agreement , any Income Incentive Fees would no longer be subject to any mandatory deferral and GECM would be entitled to receive any Income Incentive Fee quarterly in arrears.

Under the Existing Investment Management Agreement, the pre-incentive fee net investment income means interest income, dividend income and any other income accrued during the calendar quarter, minus operating expenses for the quarter. Under the New Investment Management Agreement, the pre-incentive fee net investment income would be calculated excluding Venture Investments, which will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized). The purpose of this revised income incentive fee calculation is to reflect the expectation that the New Strategy will result in the Company’s portfolio consisting of fewer income-producing investments over time. Without changing the income incentive fee calculation in the Existing Investment Management Agreement, it likely would become significantly more difficult for GECM to be paid an incentive fee based on the Company’s investment income. The New Investment Management Agreement therefore continues to appropriately incentivize GECM to manage the income-producing portion of the Company’s portfolio while maintaining the same hurdle requirement, adjusted to apply to the relevant portion of the Company’s portfolio.

Under the Existing Investment Management Agreement, GECM is paid a Capital Gains Incentive Fee (as defined below). The results of the vote on this Proposal 2 will not affect GECM’s Capital Gains Incentive Fees. Instead, if stockholders approve Proposal 2, the Capital Gains Incentive Fee (as defined below) would be bifurcated into two separate components, so GECM would continue to receive an incentive fee, though such incentive fee would be split into a Standard Capital Gains Incentive Fee (as defined below) and a Venture Capital Gains Incentive Fee (as defined below).

Stockholders of the Company are being asked to approve the New Investment Management Agreement. The New Investment Management Agreement will (i) remove Section 4.5 of the Existing Investment Management Agreement to eliminate the mandatory deferral of Income Incentive Fees (as defined below), effective July 1, 2026, (ii) amend Section 4.3 to exclude the Venture Investments from the calculation of the pre-incentive fee net investment income with respect to the calculation of the income incentive fee, (iii) amend Section 4.4 to bifurcate the Capital Gains Incentive Fee (as defined below) into two components consisting of a Standard Capital Gains Incentive Fee and an Venture Capital Gains Incentive Fee (each as defined below), (iv) revise the indemnification provisions, as further described below, and (v) update the list of costs and expenses borne by the Company in connection with its operations and transactions to reflect the New Strategy, as further described below.

The description in this Proxy Statement of the New Investment Management Agreement is only a summary. A copy of the New Investment Management Agreement is attached to this Proxy Statement as Annex A.

Brokerage Allocation

The aggregate amount of brokerage commissions paid by us during the most recent fiscal year is approximately $113. Such commissions include approximately $113 in brokerage commissions paid to Imperial Capital, LLC, an affiliated person of ICAM, beginning when ICAM became an affiliated person of the Company during the quarter ended December 31, 2021 through December 31, 2025. Brokerage commissions paid to Imperial Capital, LLC represent 100% of our aggregate brokerage commissions during the most recent fiscal year and the dollar amount of transactions on which such brokerage commissions were paid represents nearly 100% of the aggregate dollar amount of transactions involving the payment of commissions during such fiscal year.

Information Concerning the Investment Management Agreement

The terms of the Investment Management Agreement are substantially similar to those of the Existing Investment Management Agreement, except for the (i) removal of the mandatory deferral of income incentive fees, effective July 1, 2026, (ii) exclusion of the Venture Investments from the calculation of the pre-incentive fee net investment income with respect to the calculation of the income incentive fee, (iii) bifurcation of the capital gains incentive fee effective on July 1, 2026, each as described above, (iv) revise the indemnification provisions, as further described below, and (v) update the list of costs and expenses borne by the Company in connection with its operations and transactions to reflect the New Strategy, as further described below.

Management Services

GECM serves as our investment adviser and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board, GECM manages our day-to-day operations and provides investment advisory and management services to us. Under the terms of the Existing Investment Management Agreement, dated as of August 1, 2022, by and between us and GECM, GECM:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of our investments (including performing due diligence on our prospective portfolio companies);

•	closes and monitors our investments; and

•	determines the securities and other assets that we purchase, retain or sell.

GECM’s services to us under the Investment Management Agreement are not exclusive, and GECM is free to furnish similar services to other entities.

Management and Incentive Fees
Under the Existing Investment Management Agreement, GECM receives a fee from us, consisting of two components: (1) a base management fee and (2) an incentive fee.

The base management fee is calculated at an annual rate of 1.50% of our average adjusted gross assets, including assets purchased with borrowed funds. The base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets, excluding cash and cash equivalents, at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the then current calendar quarter. Base management fees for any partial quarter are prorated.

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. One component of the incentive fee is based on income (the “Income Incentive Fee”) and the other component is based on capital gains (the “Capital Gains Incentive Fee”).

Income Incentive Fee

The Income Incentive Fee is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the quarter. Under the Existing Investment Management Agreement, the pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, diligence and consulting fees or other fees that we receive from portfolio companies, but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under an administration agreement, dated as of September 27, 2016 (the “Administration Agreement”), by and between us and GECM, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes any accretion of original issue discount, market discount, payment-in-kind (“PIK”) interest, PIK dividends or other types of deferred or accrued income, including in connection with zero coupon securities, that we and our consolidated subsidiaries have recognized in accordance with GAAP, but have not yet received in cash (collectively, “Accrued Unpaid Income”).

Pre-incentive fee net investment income does not include any realized capital gains or unrealized capital appreciation or depreciation. Because of the structure of the Income Incentive Fee, it is possible that we may pay an Income Incentive Fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable Income Incentive Fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses.

Under the Existing Investment Management Agreement, the pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined in accordance with GAAP) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 1.75% per quarter (7.00% annualized). If market interest rates rise, we may be able to invest in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for GECM to surpass the fixed hurdle rate and receive an Income Incentive Fee based on such net investment income. Under the New Investment Management Agreement, the pre-incentive fee net investment income is instead expressed as a rate of return on the value of our net assets with respect to Income Investments (as defined below) at the end of the immediately preceding calendar quarter, compared to a “hurdle rate.” In calculating the value of the Company’s net assets with respect to such Income Investments, the Company’s liabilities and related expenses shall be allocated pro rata based on the respective fair values of the Income Investments and Venture Investments. Any expense solely related to an Income Investment will be allocated solely to the Income Investments.

Excluding the Venture Investments from the calculation of the pre-incentive fee net investments allows GECM to receive the Income Incentive Fee (as defined below) on the Company’s income-producing assets.

We pay the Income Incentive Fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no Income Incentive Fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate;

•
100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate, but is less than 2.1875% in any calendar quarter (8.75% annualized). We refer to this portion of our pre-incentive fee net investment income as the “catch up” provision. If our net investment income exceeds 2.1875% in any calendar quarter, the “catch up” is meant to provide GECM with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply; and

•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

The following is a graphical representation of the calculation of the income related portion of the incentive fee:

These calculations are adjusted for any share issuances or repurchases during the quarter and will be appropriately prorated for any period of less than three months. The Accrued Unpaid Income Incentive Fees will be deferred, on a security by security basis, and will become payable only if, as, when and to the extent cash is received by us or our subsidiaries in respect thereof. Any Accrued Unpaid Income that is subsequently reversed in connection with a write-down, write-off, impairment or similar treatment of the investment giving rise to such Accrued Unpaid Income will, in the applicable period of reversal, (1) reduce pre-incentive fee net investment income and (2) reduce the amount of Accrued Unpaid Income deferred pursuant to the terms of the Investment Management Agreement. Subsequent payments of Income Incentive Fees deferred pursuant to this paragraph do not reduce the amounts payable for any quarter pursuant to the other terms of the Investment Management Agreement.

Under the Existing Investment Management Agreement, we will defer cash payment of any Income Incentive Fee otherwise payable to the investment adviser in any quarter (excluding Accrued Unpaid Income Incentive Fees with respect to such quarter) that exceeds (1) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the most recent twelve full calendar quarter period ending on or prior to the date such payment is to be made (the “Trailing Twelve Quarters”) less (2) the aggregate incentive fees that were previously paid to the investment adviser during such Trailing Twelve Quarters (excluding Accrued Unpaid Income Incentive Fees during such Trailing Twelve Quarters and not subsequently paid) (the “Deferred Incentive Fees”). “Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Twelve Quarters means the sum of (a) pre-incentive fee net investment income in respect of such Trailing Twelve Quarters less (b) net realized capital losses and net unrealized capital depreciation, if any, in each case calculated in accordance with GAAP, in respect of such Trailing Twelve Quarters.

Under the Existing Investment Management Agreement, the Deferred Incentive Fees will be calculated with respect to the first Trailing Twelve Quarters from April 1, 2022 (the “Mandatory Deferral Commencement Date”), using the period from and after such date which is a period of less than twelve full calendar quarters. In the event the Trailing Twelve Quarters is less than twelve full calendar quarters, Trailing Twelve Quarters shall mean the period from the Mandatory Deferral Commencement Date through the quarter ending on or prior to the date such Income Incentive Fee payment is to be made.

Eliminating the mandatory deferral of the Income Incentive Fee increases the likelihood that future incentive fees will be paid to GECM.

Capital Gains Incentive Fee

Under the Existing Investment Management Agreement, the Capital Gains Incentive Fee consists of one component that is paid entirely to GECM and is identical to the Standard Capital Gains Incentive Fee (as defined below). Under the New Investment Management Agreement, the Capital Gains Incentive Fee will consist of two components consisting of (i) a “Standard Capital Gains Incentive Fee,” applied to all investments, other than Venture Investments, including all investments held by the Company prior to the date hereof (the “Income Investments”) and (ii) a “Venture Capital Gains Incentive Fee” that will apply only to Company Investments acquired on or after the date hereof that are Venture Investments. In no event will the aggregate Capital Gains Incentive Fee exceed the amount permitted by the Advisers Act, including Section 205 thereof.

Standard Capital Gains Incentive Fee Under the New Investment Management Agreement

The Standard Capital Gains Incentive Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Existing Investment Management Agreement), commencing on April 1, 2022, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s and its consolidated subsidiaries’ cumulative aggregate realized capital losses (excluding, for the avoidance of doubt, any realized capital losses arising from unrealized capital depreciation occurring prior to April 1, 2022) and aggregate unrealized capital depreciation from (2) the Company’s and its consolidated subsidiaries’ cumulative aggregate realized capital gains, in each case calculated from and after April 1, 2022. If such amount is positive at the end of such year, then the Standard Capital Gains Incentive Fee for such year is equal to 20% of such amount, less the aggregate amount of Capital Gains Incentive Fees paid in all prior years. If such amount is negative, then there is no Standard Capital Gains Incentive Fee for such year. If this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying the Standard Capital Gains Incentive Fee. For purposes of Section 4.4(i) of the New Investment Management Agreement:

(a) The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (i) the net sales price of each Income Investment when sold and (ii) the accreted or amortized cost basis of such Income Investment.

(b) The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (i) the net sales price of each Income Investment when sold is less than (ii) the accreted or amortized cost basis of such Income Investment.

(c) The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (i) the fair value of each Income Investment as of the applicable Capital Gains Fee calculation date and (ii) the accreted or amortized cost basis of such Income Investment.

(d) Notwithstanding the foregoing, if the Company or any of its consolidated subsidiaries is required by GAAP to record a Company Investment at its fair value as of the time of acquisition instead of at the actual amount paid for such Company Investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Incentive Fee on Capital Gains, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (i) (A) the actual amount paid by the Company for such Company Investment plus (B) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the accretion of such Company Investment plus (C) any other adjustments made to the cost basis included in the Company’s financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (ii) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the amortization of such Company Investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such Company Investment (as determined in accordance with GAAP) at the time of acquisition. The Standard Capital Gains Incentive Fee is being modified to apply to Income Investments. The Venture Capital Gains Incentive Fee related to Venture Investments is described below.

Venture Capital Gains Incentive Fee Under the New Investment Management Agreement

The Venture Capital Gains Incentive Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of the New Investment Management Agreement), commencing on July 1, 2026, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s and its consolidated subsidiaries’ cumulative aggregate realized capital losses from the Venture Investments and aggregate unrealized capital depreciation from (2) the Company’s and its consolidated subsidiaries’ cumulative aggregate realized capital gains from the Venture Investments. If such amount is positive at the end of such year, then the Venture Capital Gains Incentive Fee for such year is equal to 20% of such amount, less the aggregate amount of Capital Gains Incentive Fees paid in all prior years. If such amount is negative, then there is no Venture Capital Gains Incentive Fee for such year. If this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying the Capital Gains Incentive Fee. For purposes of Section 4.4(ii) of the New Investment Management Agreement:

(a) The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (i) the net sales price of each Venture Investment when sold and (ii) the accreted or amortized cost basis of such Venture Investment.

(b) The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (i) the net sales price of each Venture Investment when sold is less than (ii) the accreted or amortized cost basis of such Venture Investment.

(c) The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (i) the fair value of each Venture Investment as of the applicable Venture Capital Gains Fee calculation date and (ii) the accreted or amortized cost basis of such Venture Investment.

(d) Notwithstanding the foregoing, if the Company or any of its consolidated subsidiaries is required by GAAP to record a Venture Investment at its fair value as of the time of acquisition instead of at the actual amount paid for such Venture Investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Incentive Fee on Capital Gains, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (i) (A) the actual amount paid by the Company for such Venture Investment plus (B) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the accretion of such Venture Investment plus (C) any other adjustments made to the cost basis included in the Company’s financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (ii) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the amortization of such Venture Investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such Venture Investment (as determined in accordance with GAAP) at the time of acquisition.

Examples of Quarterly Incentive Fee Calculations

The following hypothetical calculations illustrate the calculation of the Income Incentive Fees under the Existing Investment Management Agreement. Amounts shown are a percentage of total net assets.

	Assumption 1		Assumption 2		Assumption 3
Investment income (1)	6.35%		7.50%		8.35%
Hurdle rate (7% annualized)	1.75%		1.75%		1.75%
“Catch up” provision (8.75% annualized)	2.19%		2.19%		2.19%
Pre-incentive fee net investment income (2)	1.00%		2.15%		3.00%
Incentive fee	-	%(3)	0.40	%(4)	0.60	%(5)

(1)	Investment income includes interest income, dividends and other fee income.
(2)
Pre-incentive fee net investment income is net of management fees and other expenses and excludes organizational and offering expenses. In these examples, management fees are 0.38% (1.50% annualized) of net assets and other expenses are assumed to be 4.98% of net assets.

(3)	The pre-incentive fee net investment income is below the hurdle rate and thus no incentive fee is earned.
(4)
The pre-incentive fee net investment income ratio of 2.15% is between the hurdle rate and the top of the “catch up” provision thus the corresponding incentive fee is calculated as 100% × (2.15% - 1.75%).

(5)
The pre-incentive fee net investment income ratio of 3.00% is greater than both the hurdle rate and the “catch up” provision thus the corresponding incentive fee is calculated as (i) 100% × (2.1875% - 1.75%) or 0.4375% (the “catch up”); plus (ii) 20% × (3.00% - 2.1875%).

The following hypothetical calculations illustrate the calculation of the Income Incentive Fees under the New Investment Management Agreement. Amounts shown are a percentage of total net assets.

	Assumption 1		Assumption 2		Assumption 3
Investment income from income investments (1)	6.35%		7.50%		8.35%
Hurdle rate (7% annualized)	1.75%		1.75%		1.75%
“Catch up” provision (8.75% annualized)	2.19%		2.19%		2.19%
Pre-incentive fee net investment income from income investments (2)	1.00%		2.15%		3.00%
Incentive fee	-	%(3)	0.40	%(4)	0.60	%(5)

(1)	Investment income from income investments includes interest income, dividends and other fee income.
(2)
Pre-incentive fee net investment income from income investments is net of management fees and other expenses and excludes organizational and offering expenses. In these examples, management fees are 0.38% (1.50% annualized) of net assets and other expenses are assumed to be 4.98% of net assets.

(3)	The pre-incentive fee net investment income is below the hurdle rate and thus no incentive fee is earned.
(4)
The pre-incentive fee net investment income ratio of 2.15% is between the hurdle rate and the top of the “catch up” provision thus the corresponding incentive fee is calculated as 100% × (2.15% - 1.75%).

(5)
The pre-incentive fee net investment income ratio of 3.00% is greater than both the hurdle rate and the “catch up” provision thus the corresponding incentive fee is calculated as (i) 100% × (2.1875% - 1.75%) or 0.4375% (the “catch up”); plus (ii) 20% × (3.00% - 2.1875%).

The following hypothetical calculations illustrate the calculation of the Capital Gains Incentive Fee under the Investment Management Agreement.

	In millions
	Assumption 1		Assumption 2
Year 1
Investment in Company A	$20.0		$20.0
Investment in Company B	30.0		30.0
Investment in Company C	-		25.0
Year 2
Proceeds from sale of investment in Company A	50.0		50.0
Fair market value (“FMV”) of investment in Company B	32.0		25.0
FMV of investment in Company C	-		25.0
Year 3
Proceeds from sale of investment in Company C	-		30.0
FMV of investment in Company B	25.0		24.0
Year 4
Proceeds from sale of investment in Company B	31.0		-
FMV of investment in Company B	-		35.0
Year 5
Proceeds from sale of investment in Company B	-		20.0

Capital Gains Incentive Fee:
Year 1	$-	(1)	$-	(1)
Year 2	6.0	(2)	5.0	(6)
Year 3	-	(3)	0.8	(7)
Year 4	0.2	(4)	1.2	(8)
Year 5	-	(5)	-	(9)

(1)	There is no Capital Gains Incentive Fee in Year 1 as there have been no realized capital gains.
(2)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as $30.0 million × 20%.

(3)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses and there is $5.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($30.0 million - $5.0 million) × 20% less $6.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(4)
Aggregate realized capital gains are $31.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) $31.0 million × 20% less $6.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(5)	There is no Capital Gains Incentive Fee in Year 5 as there are no aggregate realized capital gains for which Capital Gains Incentive Fee has not already been paid in prior years.
(6)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses and there is $5.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($30.0 million - $5.0 million) × 20%. There have been no Capital Gains Incentive Fees paid in prior years.

(7)
Aggregate realized capital gains are $35.0 million. There are no aggregate realized capital losses and there is $6.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($35.0 million - $6.0 million) × 20% less $5.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(8)
Aggregate realized capital gains are $35.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) $35.0 million × 20% less $5.8 million (aggregate Capital Gains Incentive Fee paid in prior years).

(9)
Aggregate realized capital gains are $35.0 million. Aggregate realized capital losses are $10.0 million. There is no aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($35.0 million - $10.0 million) × 20% less $7.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

As illustrated in Year 3 of Assumption 1 above, if GECC were to be wound up on a date other than December 31 of any year, we may have paid aggregate Capital Gain Incentive Fees that are more than the amount of such fees that would be payable if GECC had been wound up on December 31 of such year.

The following hypothetical calculations illustrate the calculation of the Capital Gains Incentive Fee under the New Investment Management Agreement.

	In millions
	Assumption 1		Assumption 2
	Income Investment	Venture Investment	Income Investment	Venture Investment
Year 1
Income Investment in Company A	$20.0	-	$20.0	-
Income Investment in Company B	30.0	-	30.0	-
Income Investment in Company C	-	-	25.0	-
Venture Investment in Company D	-	$20.0	-	$20.0
Venture Investment in Company E	-	30.0	-	30.0
Venture Investment in Company F	-	-	-	25.0
Year 2
Proceeds from sale of Income Investment in Company A	50.0	-	50.0	-
Fair market value (“FMV”) of Income Investment in Company B	32.0	-	25.0	-
FMV of Income Investment in Company C	-	-	25.0	-
Proceeds from sale of Venture Investment in Company D	-	50.0	-	50.0
Fair market value (“FMV”) of Venture Investment in Company E	-	32.0	-	25.0
FMV of Venture Investment in Company F	-	-	-	25.0
Year 3
Proceeds from sale of Income Investment in Company C	-	-	30.0	-
FMV of Income Investment in Company B	25.0	-	24.0	-
Proceeds from sale of Venture Investment in Company F	-	-	-	30.0
FMV of Venture Investment in Company E	-	25.0	-	24.0
Year 4
Proceeds from sale of Income Investment in Company B	31.0		-	-
FMV of Income Investment in Company B	-		35.0	-
Proceeds from sale of Venture Investment in Company E		31.0	-	-
FMV of Venture Investment in Company E		-	-	35.0
Year 5
Proceeds from sale of Income Investment in Company B	-	-	20.0	-
Proceeds from sale of Venture Investment in Company E	-	-	-	20.0

Capital Gains Incentive Fee:	Standard Capital Gains Incentive Fee	Venture Capital Gains Incentive Fee		Standard Capital Gains Incentive Fee	Venture Capital Gains Incentive Fee
Year 1	$-	$-	(1)	$-	$-	(1)
Year 2	6.0	6.0	(2)	5.0	5.0	(6)
Year 3	-	-	(3)	0.8	0.8	(7)
Year 4	0.2	0.2	(4)	1.2	1.2	(8)
Year 5	-	-	(5)	-	-	(9)

(1)	There is no Capital Gains Incentive Fee in Year 1 as there have been no realized capital gains.
(2)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as $30.0 million × 20%.

(3)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses and there is $5.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($30.0 million - $5.0 million) × 20% less $6.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(4)
Aggregate realized capital gains are $31.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) $31.0 million × 20% less $6.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(5)	There is no Capital Gains Incentive Fee in Year 5 as there are no aggregate realized capital gains for which Capital Gains Incentive Fee has not already been paid in prior years.
(6)
Aggregate realized capital gains are $30.0 million. There are no aggregate realized capital losses and there is $5.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($30.0 million - $5.0 million) × 20%. There have been no Capital Gains Incentive Fees paid in prior years.

(7)
Aggregate realized capital gains are $35.0 million. There are no aggregate realized capital losses and there is $6.0 million in aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($35.0 million - $6.0 million) × 20% less $5.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

(8)
Aggregate realized capital gains are $35.0 million. There are no aggregate realized capital losses or aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) $35.0 million × 20% less $5.8 million (aggregate Capital Gains Incentive Fee paid in prior years).

(9)
Aggregate realized capital gains are $35.0 million. Aggregate realized capital losses are $10.0 million. There is no aggregate unrealized capital depreciation. Capital Gains Incentive Fee is calculated as the greater of (i) zero and (ii) ($35.0 million - $10.0 million) × 20% less $7.0 million (aggregate Capital Gains Incentive Fee paid in prior years).

For the year ended December 31, 2025, we incurred $5.0 million in base management fees and $3.7 million in income-based fees accrued during the period. There were no Capital Gains Incentive Fees earned by GECM as calculated under the Existing Investment Management Agreement for the year ended December 31, 2025.

For the year ended December 31, 2024, we incurred $4.5 million in base management fees and $2.6 million in income-based fees accrued during the period. The incentive fees were deferred in accordance with the Existing Investment Management Agreement. There were no Capital Gains Incentive Fees earned by GECM as calculated under the Existing Investment Management Agreement for the year ended December 31, 2024.

For the year ended December 31, 2023, we incurred $3.5 million in base management fees and $3.1 million in income-based fees accrued during the period. The incentive fees were deferred in accordance with the Existing Investment Management Agreement. There were no Capital Gains Incentive Fees earned by GECM as calculated under the Existing Investment Management Agreement for the year ended December 31, 2023.

Under the New Investment Management Agreement, the amount of Capital Gains Incentive Fees paid by the Company would be equal to the amount paid under the Existing Investment Management Agreement.

Payment of Expenses

Other than the changes to the incentive fee described above, as well as certain minor changes to the Company expenses related to the implementation of the New Strategy, the Company will not pay more under the New Investment Management Agreement than what the Company would have paid under the Existing Investment Management Agreement with respect to the expenses that GECM and Company each bear. The services of all investment professionals and staff of GECM, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by GECM. GECM has policies and procedures in place to calculate reimbursement of administrative expenses insofar as they relate to compensation and overhead of administrator personnel and rent on a quarterly basis. Compensation of administrator personnel is allocated based on time allocation for the period. Other overhead expenses are based on a combination of time allocation and total headcount. The New Investment Management Agreement includes an updated list of costs and expenses borne by the Company in connection with its operations and transactions to reflect the New Strategy, including reimbursement of the reasonable out of pocket costs in connection with structuring or otherwise negotiating investment opportunities for the Company, costs that unaffiliated third-parties may request a sub-adviser to pay in connection with potential investment opportunities and the reasonable costs of obtaining co-investment exemptive relief from the SEC. We bear all other costs and expenses of our operations and transactions, including (without limitation) the below, with the new language from the New Investment Management Agreement emphasized in bold and underlined:

▪our organizational expenses;

▪ fees and expenses, including reasonable travel expenses, actually incurred by GECM or payable to third parties related to our investments, including, among others, professional fees (including the fees and expenses of counsel, consultants and experts), reimbursement of the reasonable out of pocket costs in connection with structuring or otherwise negotiating investment opportunities for the Company, including costs that unaffiliated third-parties may request a sub-adviser to pay in connection with potential investment opportunities, reasonable costs of obtaining co-investment exemptive relief from the SEC and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including payments to third party vendors for financial information services);

•
out‑of‑pocket fees and expenses, including reasonable travel expenses, actually incurred by GECM or payable to third parties related to the provision of managerial assistance to our portfolio companies that we agree to provide such services to under the Investment Company Act of 1940, as amended (the “Investment Company Act”) (exclusive of the compensation of any investment professionals of GECM);

•	interest or other costs associated with debt, if any, incurred to finance our business;

•	fees and expenses incurred in connection with our membership in investment company organizations;

•	brokers’ commissions;

•	investment advisory and management fees;

•	fees and expenses associated with calculating our NAV (including the costs and expenses of any independent valuation firm);

•	fees and expenses relating to offerings of our common stock and other securities;

•	legal, auditing or accounting expenses;

•	federal, state and local taxes and other governmental fees;

•
the fees and expenses of GECM, in its role as the administrator, and any sub‑administrator, our transfer agent or sub‑transfer agent, and any other amounts payable under the Administration Agreement, or any similar administration agreement or sub‑administration agreement to which we may become a party;

•	the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of our securities;

•	the expenses of and fees for registering or qualifying our common stock for sale and of maintaining our registration and registering us as a broker or a dealer;

•	the fees and expenses of our directors who are not interested persons (as defined in the Investment Company Act);

•	the cost of preparing and distributing reports, proxy statements and notices to stockholders, the SEC and other governmental or regulatory authorities;

•	costs of holding stockholders’ meetings;

•	listing fees;

•
the fees or disbursements of custodians of our assets, including expenses incurred in the performance of any obligations enumerated by our bylaws or amended and restated articles of incorporation insofar as they govern agreements with any such custodian;

•	our allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•
our allocable portion of the costs associated with maintaining any computer software, hardware or information technology services (including information systems, Bloomberg or similar terminals, cyber security and related consultants and email retention) that are used by us or by GECM or its respective affiliates on our behalf (which allocable portion shall exclude any such costs related to investment professionals of GECM providing services to us);

•
direct costs and expenses incurred by us or GECM in connection with the performance of administrative services on our behalf, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

•
all other expenses incurred by us or GECM in connection with administering our business (including payments under the Administration Agreement) based upon our allocable portion of GECM’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs (including reasonable travel expenses); and

•
costs incurred by us in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business and the amount of any judgment or settlement paid in connection therewith, or the enforcement of our rights against any person and indemnification or contribution expenses payable by us to any person and other extraordinary expenses not incurred in the ordinary course of our business.

Duration and Termination

Our Board initially approved the Existing Investment Management Agreement on August 8, 2016, and most recently approved the Existing Investment Management Agreement on July 28, 2026. The Investment Management Agreement renews for successive annual periods subject to annual approval by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not “interested persons.” The Investment Management Agreement will automatically terminate if it is assigned. The Investment Management Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The Existing Investment Management Agreement has been in effect since August 1, 2022 and will remain in effect, unchanged, if stockholders do not approve the New Investment Management Agreement. The New Investment Management Agreement would have an initial term of two years and then be subject to renewal every year after that, similar to the Existing Investment Management Agreement.

Conflicts of interest may arise if GECM seeks to change the terms of the Investment Management Agreement, including, for example, the terms for compensation. Except in limited circumstances, any material change to the Investment Management Agreement must be submitted to stockholders for approval under the Investment Company Act and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the Investment Management Agreement.

Indemnification

The indemnification terms of the New Investment Management Agreement are slightly different from the Existing Investment Management Agreement. The Existing Investment Management Agreement indemnified GECM, its stockholders and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with it, to the fullest extent permitted by law, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of GECM’s services under the Existing Investment Management Agreement or otherwise as our investment adviser. Under the Existing Investment Management Agreement, the Company indemnified, defended and held harmless GECM, its stockholders and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with it and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of GECM’s duties or obligations under the Existing Investment Management Agreement or otherwise as an investment adviser of the Company.

In the New Investment Management Agreement, none of GECM, its affiliates or its respective members, managers, partners, officers, directors, employees, agents or controlling persons shall be liable to the Company or its security holders for any action taken or omitted in connection with GECM’s services under the New Investment Management Agreement, except to the extent such liability is finally determined by a court of competent jurisdiction to have resulted from GECM’s willful misfeasance, bad faith, gross negligence or reckless disregard of a party’s duties and obligations. It also provides that in no event shall GECM, its stockholders and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with it be liable for consequential, indirect, incidental, special, punitive, exemplary or lost-profits damages. Further, it states that the Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless GECM , its affiliates or its respective members, managers, partners, officers, directors, employees, agents or controlling persons from and against all claims, actions, proceedings, damages, liabilities, losses, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to GECM’s good-faith performance of its services under the New Investment Management Agreement, or any act or omission of the Company or its service providers, except to the extent finally determined by a court of competent jurisdiction to have resulted from GECM’s willful misfeasance, bad faith, gross negligence or reckless disregard of a party’s duties and obligations.

Organization of the Investment Adviser

GECM is a Delaware limited liability company and is registered as an investment adviser under the Advisers Act. GECM’s principal executive offices are located at 3801 PGA Blvd., Suite 603, Palm Beach Gardens, Florida 33410.

Comparison of the Investment Management Agreements

The following table provides a comparison of material terms of the Existing Investment Management Agreement and the New Investment Management Agreement.

Term	Existing Investment Management Agreement	New Investment Management Agreement

Parties	Great Elm Capital Corp., and Great Elm Capital Management, LLC	Same.

Advisory Fees
1.50% of the value of the Company’s managed assets (adjusted for any share issuances or repurchases during the current calendar quarter) at the end of the two most recently completed calendar quarters.

Income Incentive Fee of 20% of the Company’s pre-incentive fee net investment income, for each calendar quarter subject to an 8.75% annualized hurdle rate, with a catch-up.

Capital Gains Incentive Fee of 20% of capital gains and deferral of other capital gains.

Same.

Same, but in calculating the value of the Company’s net assets with respect to Income Investments, the Company’s liabilities and related expenses will be allocated pro rata based on the respective fair values of the Income Investments and the Venture Investments.

Capital Gains Incentive Fee consists of two components consisting of (i) a Standard Capital Gains Incentive Fee applied to all Company Investments other than Venture Investments, including all investments held by the Company prior to the effectiveness of the New Investment Management Agreement and (ii) a Venture Capital Gains Incentive Fee applied only to Company Investments acquired on or after July 1, 2026 that are equity investments in venture-backed private company issuers in which, at the time of the investment, the Company does not have a pre-existing debt or loan investment, unless such debt and equity investment is made concurrently.

Capital Gains Incentive fee of 20% of Standard Capital Gains Incentive Fee, and 20% of Venture Capital Gains Incentive Fee.

Mandatory Deferral
Defers cash payment of any Income Incentive Fee otherwise payable to the investment adviser in any quarter (excluding Accrued Unpaid Income Incentive Fees with respect to such quarter) that exceeds (1) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the Trailing Twelve Quarters less (2) the Deferred Incentive Fees.

Removed the provision in its entirety, so that any Income Incentive Fees would no longer be subject to any mandatory deferral and GECM would be entitled to receive any Income Incentive Fee quarterly in arrears. Any amounts deferred beginning under the Existing Investment Management Agreement will become payable to GECM immediately upon effectiveness of the New Investment Management Agreement.

Effective Date	August 1, 2022.	[•], 2026.

Duration	Initial term of two years.	Same.

Renewal Provisions
May be continued for additional one-year periods, so long as its continuance is approved at least annually by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Company, provided that in either event continuance is also approved by a majority of the directors who are not parties to the agreement and are not “interested persons” of the Company as that term is defined in the 1940 Act (“Independent Directors”), by a vote cast in person at a meeting called for the purpose of voting such approval.
Same.

Appointment of Sub-Advisers	Authorizes the Investment Manager to appoint investment sub-advisers, subject to Board and shareholder approval.	Same.

Termination Provisions	Automatically terminates upon assignment; and it may be terminated upon 60 days’ notice by the adviser, by the Board or by a vote of a majority of outstanding securities of the Company.	Same.

General Duties of Adviser
The Investment Manager shall act as the investment adviser to the Company and, as such, shall (a) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (b) identify, evaluate and negotiate the structure of the investments made by the Company and its consolidated subsidiaries (each, a “Company Investment”); (c) close and monitor the Company’s investments; (d) determine the securities and other assets that the Company will purchase, retain or sell; (e) perform due diligence on prospective portfolio companies or other Company Investments; (f) determine what portion of the Company’s Investments shall be held in cash and cash equivalents; and (g) provide the Company with such other investment advisory services.
Same.

Expenses Borne by Adviser	The Investment Manager does not bear any Company expenses directly but indirectly reduces Company expenses by bearing all its own overhead and staffing costs.	Same.

Expenses Borne by Company	The Company bears all its operating expenses.	The Company bears all its operating expenses, including out of pocket costs in connection with structuring or otherwise negotiating investment opportunities for the Company.

Indemnification Obligations of Adviser to Company	The Investment Manager indemnifies Company for harms caused by the Investment Manager’s breach of fiduciary duty as specified in Section 36(b) of the Investment Company Act.	The Investment Manager indemnifies the Company for harms caused by the Investment Manager’s willful misfeasance, bad faith, gross negligence or reckless disregard of a party’s duties and obligations.

Board Approval of the Existing Investment Management Agreement

On July 28, 2026, at its regularly scheduled quarterly meeting, our Board considered and approved the renewal of the Existing Investment Management Agreement through September 26, 2027. While it discussed the New Strategy during its July 28, 2026 meeting, the Board believed that it was in the best interests of the Company to approve the continuance of the Existing Investment Management Agreement pending further discussions with respect to how the New Strategy would be implemented, including finalization of proposed revisions included in the New Investment Management Agreement and negotiation of the proposed Sub-Advisory Agreement. In its consideration of the Existing Investment Management Agreement at its July 28, 2026 meeting, our Board focused on information it had received relating to, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to us by GECM;
•	the investment performance of us and GECM;
•
the extent to which economies of scale would be realized as we grow, and whether the fees payable under the Existing Investment Management Agreement reflect these economies of scale for the benefit of our stockholders;

•	comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives;
•	our projected operating expenses and expense ratio compared to BDCs with similar investment objectives;
•	existing and potential sources of indirect income to GECM from its relationship with us and the profitability of those income sources;
•	information about the services to be performed and the personnel performing such services under the Investment Management Agreement;
•	the organizational capability and financial condition of GECM and its affiliates; and
•	the possibility of obtaining similar services from other third party service providers or through an internally managed structure.

No single factor was given any more weight than any other factor the Board considered, but rather the Board considered all factors together as a whole in making its determination to approve the continuation of the Existing Investment Management Agreement.

Board Approval of the New Investment Management Agreement

The Board subsequently met in person on July 28, 2026, at its regularly scheduled quarterly meeting, and August 12, 2026 at a special meeting to discuss and consider the proposed New Investment Management Agreement along with the New Strategy and the Sub-Advisory Agreement. On August 12, 2026, our Board, including a majority of the independent directors approved the New Investment Management Agreement to eliminate the mandatory deferral of Income Incentive Fees, to exclude the Venture Investments from the calculation of the pre-incentive fee net investment income with respect to the calculation of the income incentive fee, effectively entitling GECM to receive any Income Incentive Fee quarterly in arrears and to bifurcate the Capital Gains Incentive Fee into two components consisting of a Standard Capital Gains Incentive Fee and a Venture Capital Gains Incentive Fee, subject to stockholder approval at the Special Meeting. In connection with its consideration of the New Investment Management Agreement, the Board received a detailed presentation from GECM in advance of the special meeting created in response to a questionnaire provided by the independent directors with respect to, among other things, the nature, extent and quality of services provided by GECM to the Company, its performance in managing the Company, including relative to a peer set of other listed business development companies, and the terms of the New Investment Management Agreement as it compared to those of listed business development companies within its peer set. The Board also received a memorandum regarding its fiduciary duties under the Investment Company Act from its own counsel and considered other materials provided by GECM, in addition to meeting with senior personnel of GECM and discussing a number of topics affecting the Board’s determination, including any changes to the factors considered during the July 28, 2026 meeting where the Board approved the continuation of the Existing Investment Management Agreement. In its consideration of the New Investment Management Agreement, our Board focused on information it had received relating to, among other things:

Nature, Extent and Quality of Services. The Board discussed GECM’s history, prior performance as adviser to the Company and the portfolio managers’ experience. The Board reviewed the background and the significant investment experience of key members of the GECM team proposed to advise and service the Company. They noted that GECM’s investment team has an aggregate of more than 100 years of experience in financing and investing in leveraged middle-market companies and has been advising the Company since 2016. The Board considered the varied and extensive experience of the portfolio management and compliance teams, their experience with the Company and GECM’s ability to leverage the experience and expertise of its affiliates to the benefit of the Company and stockholders.

The Board also reviewed materials provided, including GECM’s presentation containing further information about GECM, its investment process, compliance program and operations team. The Board discussed the investment advisory and related services that have been, and will continue to be, provided to the Company, including noting that GECM oversees the day-to-day operations of the Company, provides a variety of investment advisory services including investment research, execution and management of the Company’s investment portfolio, and provides oversight and compliance support. They discussed GECM’s plans for oversight of the proposed Sub-Adviser as well. The Board noted the significant support that GECM has in its affiliated entities which further strengthen the services available to the Company and shareholders; as well as potential access to additional capital support from a parent entity should the need arise. The Board discussed GECM’s proposal for the ongoing management and implementation of strategy changes for the Company and GECM’s thoughtful consideration of the development of a strategic and potentially promising plan for the Company in the form of the New Strategy.

Performance. The Board reviewed the performance of GECM as adviser to the Company. They noted that GECM would continue managing the Company’s debt investments, and noted that the performance of the Company’s portfolio had been reviewed in connection with the recent renewal of the Existing Investment Management Agreement. In addition, the Board took into account the experience GECM had with both the Company and its existing debt investment portfolio.

Fees and Expenses. The Board noted that GECM charges a fee consisting of (1) a base management fee and (2) an incentive fee. The base management fee is calculated at an annual rate of 1.50% of our average adjusted gross assets, including assets purchased with borrowed funds. The Board also considered that paying a management fee based on average adjusted gross assets rather than net assets was consistent with other listed business development companies within the Company’s peer set. Additionally, GECM may also receive an incentive fee, which is made up of the Income Incentive Fee and the Capital Gains Incentive Fee, each as described above.

The Board also discussed the proposed elimination of the mandatory deferral of the Income Incentive Fee, exclusion of Venture Investments from the valuation of the pre-incentive fee net investment income and the proposed changes to the Capital Gains Incentive Fee in connection with the New Strategy, as further described above. The Board also considered that a performance-related fee, and the elimination of the mandatory deferral of the Income Incentive Fee, was generally consistent with fees charged by other listed business development companies within the Company’s peer set. In addition, the Board considered that the exclusion of Venture Investments from the valuation of the pre-incentive fee net investment income and the changes to the Capital Gains Incentive Fee were necessary in order to allow the engagement of AE as sub-adviser under the Sub-Advisory Agreement in connection with the implementation of the New Strategy, and would facilitate alignment of interests with the proposed Sub-Adviser.

Economies of Scale. The Board considered whether GECM will realize economies of scale with respect to the management of the Company. The Board noted that at current asset levels and in light of the proposed strategy change, meaningful economies of scale had not yet been reached and are unlikely to be reached in the near future.

Profitability. The Board considered the projected profits by GECM in connection with the operation of the Company for the next two years under the New Investment Management Agreement and whether the amount of profit would be a fair entrepreneurial profit for the management of the Company. The Board considered various assumptions that GECM used in estimating its future profitability from managing the Company. The Board noted that GECM expected to receive a reasonable profit as measured by percentage of revenue over both years, assuming asset growth, leverage costs, and income based on GECM’s proposed plans for the Company and the New Strategy, including the implementation of the New Investment Management Agreement.

In connection with their consideration of the approval of the New Investment Management Agreement, our Board gave weight to each of the factors described above, but did not identify any one particular factor as controlling their decision. After weighing these factors, the Board, including the independent directors, unanimously approved the New Investment Management Agreement and recommended the stockholders of the Company approve the same.

Approval of Proposal 2 requires the affirmative vote of a “majority of the outstanding voting securities” of the Company entitled to vote at the Special Meeting. For purposes of Proposal 2 the Investment Company Act defines a “majority of the outstanding voting securities” of the Company as the lesser of (a) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Company (such threshold referred to herein as a “Investment Company Act Majority”). Abstentions and broker non-votes will have the same effect as votes “AGAINST” Proposal 2. Approval of Proposal 1 and 3 is contingent on approval of Proposal 2. If Proposal 2 is not approved, then Proposal 1 and 3 will be withdrawn regardless of the number of votes received in favor of Proposal 1 and 3.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” PROPOSAL 2.

Proposal 3: Approval of the Sub-Advisory Agreement

Background

GECM currently provides investment management services to the Company pursuant to the Investment Management Agreement. The stockholders are being asked to consider and vote on a proposal to approve the Sub-Advisory Agreement, pursuant to which the Company and GECM seek to retain AE to provide investment advice with respect to the Company investments. AE, currently an exempt reporting adviser, is in the process of registering as an investment adviser under the Investment Advisers Act of 1940, as amended, and entry into the Sub-Advisory Agreement is contingent upon successful registration.

The Board discussed the proposed Sub-Advisory Agreement and appointment of AE as sub-adviser thereunder in person on July 28, 2026 at its regularly scheduled quarterly meeting and on August 12, 2026, at a special meeting scheduled to review and consider the New Strategy, New Investment Management Agreement and the Sub-Advisory Agreement, and the Board, including a majority of independent directors, then approved the Sub-Advisory Agreement on August 12, 2026, and recommended that the stockholders approve the Sub-Advisory Agreement. Stockholders are being asked to consider and vote on a proposal to approve the Sub-Advisory Agreement. GECM will be responsible for the overall management of the Company’s activities under the Sub-Advisory Agreement and AE will identify and present to GECM investment opportunities for the Company as set forth in the Sub-Advisory Agreement, and described below, subject to the approval of stockholders. If approved by stockholders, the Sub-Advisory Agreement will become effective on the first day of the quarter following such approval.

If AE is appointed as a sub-adviser, the Board has agreed to appoint Nick Grouf to the Board as a new interested director. To ensure the Board continues to maintain a majority of independent directors, it is proposed that [●] will join the Board as a new independent director.

Please see biographical information regarding Mr. Grouf above.

[Biographical information for new independent director to be added.]

You should read the Sub-Advisory Agreement in its entirety. The description in this Proxy Statement of the Sub-Advisory Agreement is only a summary. A copy of the Sub-Advisory Agreement is attached to this Proxy Statement as Annex B.

Information Concerning the Sub-Advisory Agreement

Information Concerning AE

Firm Background
AE, a Delaware limited liability company, is a research-driven venture capital firm based in Los Angeles, California. Founded in 2016, the firm has spent a decade investing in venture and growth-stage equity, and has completed more than 100 investments in private companies across four venture capital funds (together with their parallel vehicles) and a series of single-asset co-investment vehicles. As of June 30, 2026, the firm had more than $700 million in regulatory assets under management. The firm invests into defined investment themes across sectors and seeks to identify large new markets before they are broadly recognized.

AE’s investment team is led by its co-founders, Nick Grouf and Nate Redmond, and includes professionals with backgrounds as entrepreneurs, operators and investors, together with technical experts holding advanced degrees. The firm dedicates the resources of its entire platform, including research, data science, AI platform, operations and finance, to an investment strategy directly related to the Company’s proposed expanded strategy.

AE employs a research-driven investment process designed to identify emerging companies unlocking large new markets before those opportunities are broadly recognized. The firm develops investment opportunities by observing behavioral gradients, building and testing change hypotheses, and honing an investable insight used to hunt for category leading companies. This insight-generation discipline is supported by a proprietary, internally developed, AI-enabled research platform that monitors and evaluates companies, markets and signals across the venture capital ecosystem.

AE sources investment opportunities through relationships its team has developed over more than two decades of investing and company building. AE’s platform provides scale and reach through monitoring of companies and markets.

The AE platform is the foundation for its full investment process. For sourcing, it is used to analyze network and market signals, such as talent movements and technology developments, to identify and refine the universe of companies under evaluation. For diligence, the platform produces evidence-backed analyses of prospective investments, including assessments of market size, competitive positioning and risk, with outputs traceable to underlying sources. Outputs of the platform inform, and do not replace, the judgment of AE’s investment professionals. Following an investment, AE monitors portfolio company performance, tracks milestones and provides recommendations with respect to investments. Investment decisions are made by the investment team on the basis of fundamental analysis and are subject to the approval of Nick Grouf and Nate Redmond. Recommendations to GECM would remain subject to GECM’s investment approval processes and oversight of the Board.

Firm Management
Nate Redmond and Nick Grouf are the Co-Chief Executive Officers, Co-Managing Partners and Co-Founders of AE, located at 1025 Westwood Blvd, 2nd Floor, Los Angeles, CA 90024. Messrs. Redmond and Grouf lead, own and control the firm jointly, approving all investment decisions, and have done so since its founding.

Please see biographical information for Mr. Redmond and Mr. Grouf above.

Sub-Advisory Services

Under the Sub-Advisory Agreement, AE shall, with commercially reasonable efforts, during the term and subject to the provisions of the Sub-Advisory Agreement, identify and present to GECM investment opportunities for the Company. Specifically, AE shall:

(i)      identify specific securities and other assets to be purchased, retained or sold by the Company for presentation to a committee comprised of representatives of GECM and AE for investment approval;

(ii)      identify and evaluate the structure of potential investments AE has presented to GECM;

(iii)      assist GECM with respect to negotiation of the terms of investments, including any necessary side letter or other agreements with the issuers in which the Company invests that may be necessary to ensure that the Company can meet its public disclosure and other regulatory obligations, subject to GECM’s approval of all investment documentation;

(iv)      assist GECM with respect to monitoring and servicing the Company’s investments;

(v)      provide GECM with such other research and related services as GECM may, from time to time, commercially reasonably require to oversee the Company;

(vi)      provide support to GECM with respect to the valuation of the Company’s investments.

Under the Sub-Advisory Agreement, AE is only required to provide the services expressly described above and has no responsibility to provide any other services to GECM or the Company.

Management and Incentive Fees

 For providing investment management services with respect to the Company under the Sub-Advisory Agreement, GECM shall pay AE a fee equal to 25% of the management and incentive fees received by GECM from the Company until the Performance Threshold (as defined below) has been satisfied, and thereafter, the fee shall be 50% of the management and incentive fees received by GECM from the Company.

“Performance Threshold” shall mean that the Company has the exclusive right to be allocated a right of first offer with respect to investment rights for investments that become available to AE for exercise during the term of the Sub-Advisory Agreement (“Available Investments”) that is reasonably acceptable to GECM with respect to at least 500 distinct underlying issuers or the Company has deployed in aggregate at least $75 million into venture investments sourced by AE; provided, however, that notwithstanding the foregoing, funds managed by AE as of the date of the Sub-Advisory Agreement shall not be required to allocate to the Company rights of first offer with respect to investments originated by such funds so long as no such fund shall have been formed for purposes of acquiring or pooling rights of first offer with respect to Available Investments.

Payment of Expenses

Under the Sub-Advisory Agreement, the services of all investment professionals and staff of AE, when and to the extent engaged in providing services under the Sub-Advisory Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by AE. Under the Sub-Advisory Agreement, the Company shall bear all other costs and expenses of our operations and transactions, including:

i.          organizational expenses of the Company;

ii.       fees and expenses, including reasonable travel expenses, actually incurred by the Adviser or Sub-Adviser or payable to third parties related to the investments or potential investments of the Company, including, among others, professional fees (including the fees and expenses of counsel, consultants and experts), reimbursement of the reasonable out of pocket costs in connection with locating, identifying, structuring or otherwise negotiating investment opportunities for the Company, including costs that unaffiliated third-parties may request Sub-Adviser to pay in connection with potential investment opportunities, and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including payments to third party vendors for financial information services) and locating, identifying, structuring or negotiating investment opportunities;

iii.       out-of-pocket fees and expenses incurred to establish a framework for the acquisition of investment opportunities, including fees and expenses incurred prior to the date of the Sub-Advisory Agreement;

iv.       out-of-pocket fees and expenses, including reasonable travel expenses, actually incurred by the Adviser or Sub-Adviser or payable to third parties related to the provision of managerial assistance to those portfolio companies of the Company that the Company agrees to provide such services to under the Investment Company Act (exclusive of the compensation of any investment professionals of the Adviser or Sub-Adviser);

v.         interest or other costs associated with debt, if any, incurred to finance the Company’s business;

vi.        fees and expenses incurred by the Company in connection with the Company’s membership in investment company organizations;

vii.       brokers’ commissions;

viii.      investment advisory and management fees;

ix.        fees and expenses associated with calculating the Company’s net asset value (including the costs and expenses of any independent valuation firm);

x.         fees and expenses relating to offerings of the Company’s common stock and other securities;

xi.        legal, auditing or accounting expenses;

xii.       federal, state and local taxes and other governmental fees;

xiii.     the fees and expenses of the administrator (together with any successor administrator, the “Administrator”) and any sub-administrator to the Company, the Company’s transfer agent or sub-transfer agent, and any other amounts payable under the administration agreement to be entered into by and between the Company and the Administrator concurrent herewith, or any similar administration agreement or sub-administration agreement to which the Company may become a party;

xiv.      the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of securities of the Company;

xv.       the expenses of and fees for registering or qualifying shares of the Company for sale and of maintaining the registration of the Company and registering the Company as a broker or a dealer;

xvi.      the fees and expenses of the directors of the Company who are not interested persons (as defined in the 1940 Act);

xvii.     the cost of preparing and distributing reports, proxy statements and notices to shareholders, the SEC and other governmental or regulatory authorities;

xviii.    costs of holding shareholder meetings;

xix.      listing fees;

xx.      the fees or disbursements of custodians of the Company’s assets, including expenses incurred in the performance of any obligations enumerated by the certificate of incorporation or bylaws of the Company insofar as they govern agreements with any such custodian;

xxi.      any amounts payable under the Company’s agreement with the Administrator;

xxii.    the Company’s allocable portion of the costs associated with maintaining any computer software, hardware or information technology services (including information systems, Bloomberg or similar terminals, cybersecurity and related consultants and email retention) that are used by the Company or by the Adviser, the Administrator or their respective affiliates on behalf of the Company (which allocable portion shall exclude any such costs related to investment professionals of the Adviser providing services to the Company hereunder);

xxiii.    the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

xxiv.    direct costs and expenses incurred by the Company, the Adviser or the Administrator in connection with the performance of administrative services on behalf of the Company, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

xxv.    all other expenses incurred by the Company, the Adviser or the Administrator in connection with administering the Company’s business (including payments under the Administration Agreement based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs (including reasonable travel expenses); and

xxvi.   costs incurred by the Company in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses of the Company not incurred in the ordinary course of the Company’s business.

Duration and Termination

The Sub-Advisory Agreement shall remain in full force and effect for two years from the date of effectiveness and shall continue for successive periods of one year thereafter only so long as such continuance is specifically approved at least annually by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities. The Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty (A) by vote of a majority of the Board upon at least sixty (60) days’ written notice to AE, (B) by vote of a majority of the outstanding voting securities of the Company upon at least sixty (60) days’ written notice to AE, (C) by GECM upon at least sixty (60) days’ written notice to AE, or (D) by AE upon at least sixty (60) days’ written notice to GECM and the Company.

Indemnification

Under the Sub-Advisory Agreement, GECM and the Company, severally and not jointly, shall, to the fullest extent permitted by law, indemnify AE, its affiliates or respective members, managers, partners, officers, directors, employees, agents or controlling persons to the fullest extent permitted by law, from and against all claims, actions, proceedings, damages, liabilities, losses, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to AE’s good-faith performance of its services under the Sub-Advisory Agreement or any act or omission of GECM, the Company or their service providers, except to the extent finally determined by a court of competent jurisdiction to have resulted from the willful misfeasance, bad faith, gross negligence or reckless disregard of AE.

AE shall, to the fullest extent permitted by law, indemnify, defend and hold harmless GECM, the Company and their respective affiliates, directors, officers, employees, agents and controlling persons solely to the extent that a final, non-appealable judgment of a court of competent jurisdiction determines that losses were caused by (i) AE’s willful misfeasance, bad faith, gross negligence or reckless disregard in performing its duties under the Sub-Advisory Agreement or (ii) an untrue statement of a material fact, or omission of a material fact necessary to make the statements made not misleading, in the Company’s registration statement, prospectus, proxy materials or reports to shareholders that was made in reliance upon and in conformity with written information concerning AE furnished by AE expressly for use therein.

Board Approval of the Sub-Advisory Agreement

The Board discussed the Sub-Advisory Agreement in person on July 28, 2026 at its regularly scheduled quarterly meeting and on August 12, 2026 at a special meeting scheduled to discuss and consider the proposed Sub-Advisory Agreement. On August 12, 2026, our Board approved the Sub-Advisory Agreement. The Board received a memorandum regarding its fiduciary duties under the Investment Company Act from its own counsel, as well as information provided to the Board by AE detailing its proposed investment strategy and the background of its principals and senior investment team, including a presentation prepared in response to a questionnaire provided by the Board to AE relating to its qualifications and the services it proposed to provide to the Company. The principals and senior investment professionals of AE also provided a presentation to the members of the Board on August 12, 2026 further detailing their background and investment experience in the venture capital space, as well as their proposed investment strategy to implement the New Strategy as detailed to the Board at such meeting. In its consideration of the Sub-Advisory Agreement, our Board focused on information it had received relating to, among other things:

Nature, Extent and Quality of Services. The principals and senior investment professionals of AE provided a presentation on their background and investment experience in the venture capital space to the Board. The Board discussed AE’s novel approach to implementing the proposed New Strategy, and the broad network of connections within the venture capital space that are maintained by AE’s principals, noting the investment experience of its principals. They noted that AE currently manages four venture capital funds and twenty-five co-investment SPVs. They also discussed the assets presently under management of AE. They took into account that AE has not previously managed a business development company or any investment company under the Investment Company Act, but noted that AE would be overseen by GECM in certain respects, especially related to compliance with Investment Company Act requirements.

The Board also reviewed materials provided, including AE’s overview of the manner in which investment decisions are made and a summary of compliance policies. The Board discussed the investment advisory and related services to be provided to the Company noting that AE would identify and present to GECM investment opportunities for the Company. The Board discussed AE’s proposal for identifying and presenting investment opportunities for the Company that align with the New Strategy and agreed that AE had given thoughtful consideration to the development of a strategic and promising plan for the Company.

Performance. The Board noted that AE does not currently manage a business development company. However, the Board reviewed the performance of the AE-advised funds, noting the difference in strategy that the Company will engage in versus the strategy used for AE’s current investment funds. The Board considered the positive performance over several years of the funds which had been advised by AE.

Fees and Expenses. The Board noted that AE proposed a fee equal to 25% of the management and incentive fees received by GECM from the Company until the Performance Threshold has been satisfied, and thereafter, the fee shall be 50% of the management and incentive fees received by GECM from the Company. The Board also considered that the proposed fees payable to AE under the Sub-Advisory Agreement would be paid by GECM, rather than by the Company, and thus would not increase the overall fees incurred by the Company in connection with its receipt of management, other than such increases in incentive fees that may result from the removal of the mandatory deferral feature as part of the New Investment Management Agreement proposed to be entered into with GECM.

Economies of Scale. The Board considered whether AE will realize economies of scale with respect to the management of the Company. The Board agreed that at current asset levels and in light of the proposed strategy change, meaningful economies of scale have not yet been reached and would be unlikely to be reached in the near future.

Profitability. The Board considered the projected profits by AE in connection with the operation of the Company under the Sub-Advisory Agreement and whether the amount of profit would be a fair entrepreneurial profit for the management of the Company. The Board considered various assumptions that AE used in estimating its future profitability from managing the Company. The Board noted that AE expected to receive a reasonable profit as measured by percentage of revenue, assuming asset growth, leverage costs, and income based on AE’s proposed plans for the Company and the New Strategy.

Conclusion. Having requested and received such information from AE as the Board believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of counsel, the Board concluded that the proposed advisory fee structure is reasonable and that approval of the Sub-Advisory Agreement is in the best interests of the stockholders of the Company.

In connection with their consideration of the approval of the Sub-Advisory Agreement, our Board gave weight to each of the factors described above, but did not identify any one particular factor as controlling their decision.
After deliberation and consideration of all of the information provided, including the factors described above, the Board, including the independent directors, unanimously approved the Sub-Advisory Agreement and recommended stockholders approve the same.

Approval of Proposal 3 requires the affirmative vote of a “majority of the outstanding voting securities” of the Company entitled to vote at the Special Meeting. For purposes of Proposal 3 the Investment Company Act defines a “majority of the outstanding voting securities” as an Investment Company Act Majority (as defined above in Proposal 2). Abstentions and broker non-votes will have the same effect as votes “AGAINST” Proposal 3. Approval of Proposal 1 and 2 is contingent on approval of Proposal 3. If Proposal 3 is not approved, then Proposal 1 and 2 will be withdrawn regardless of the number of votes received in favor of Proposal 1 and 2.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” PROPOSAL 3.

ANNEX A – AMENDED INVESTMENT MANAGEMENT AGREEMENT

SECOND AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

SECOND AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT, dated as of [●], 2026 (this “Agreement”), by and between Great Elm Capital Corp., a Maryland corporation (the “Company”), and Great Elm Capital Management, LLC, a Delaware limited liability company (the “Investment Manager”).

RECITALS

The Company is a closed-end management company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Investment Manager is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Company and Great Elm Capital Management, Inc. (“GECM”) were party to an investment management agreement, dated September 27, 2016 (the “Original Agreement”).

The Original Agreement was amended and restated in its entirety pursuant to an amended and restated investment management agreement, dated August 1, 2022, by and between the Company and GECM (the “Prior Agreement”).

The Company and Investment Manager desire to amend and restate the Prior Agreement in order to remove the deferral of certain incentive fees payable by the Company to the Adviser effective July 1, 2026, and to set forth the terms and conditions for the continued provision by the Adviser of investment advisory services to the Company; and

The Company’s board of directors and stockholders have approved this amended and restated investment advisory and management agreement (this “Agreement”) in accordance with the requirements of the Investment Company Act of 1940, as amended.

AGREEMENT

In consideration of the foregoing, and the mutual promises in this Agreement, the parties, intending to be legally bound, agree as follows:

1.  SUB-ADVISERS. The Investment Manager may engage one or more investment advisers which are registered under the Advisers Act to act as sub-advisers to provide the Company certain services set forth in Article 2, all as shall be set forth in a written contract to which the Company and the Investment Manager shall be parties, which contract shall be subject to approval by the vote of a majority of the board of directors of the Company (the “Board of Directors”) who are not interested persons of the Investment Manager, any sub-adviser, or of the Company, cast in person at a meeting called for the purpose of voting on such approval and, to the extent required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Company and otherwise consistent with the Investment Company Act.

2.   MANAGEMENT SERVICES.

2.1 Investment Management. The Investment Manager will regularly provide the Company with investment research, advice and supervision and will furnish continuously an investment program for the Company consistent with the investment objectives and policies of the Company. The Investment Manager will (a) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (b) identify, evaluate and negotiate the structure of the investments made by the Company and its consolidated subsidiaries (each, a “Company Investment”); (c) close and monitor the Company’s investments; (d) determine the securities and other assets that the Company will purchase, retain, or sell; (e) perform due diligence on prospective portfolio companies or other Company Investments; (f) determine what portion of the Company’s Investments shall be held in cash and cash equivalents and (g) provide the Company with such other investment advisory services as the Company may, from time to time, reasonably request, and that the Investment Manager agrees to provide, for the investment of the Company’s funds, subject always to the provisions of the Company’s organizational documents as in effect from time to time and of the Investment Company Act, and to the investment objectives, policies and restrictions of the Company, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Directors may from time to time establish.

2.2 Special Purpose Vehicles. The Investment Manager is hereby authorized to cause the Company to make Company Investments, directly or indirectly through one or more subsidiaries or special purposes vehicles.

2.3 Power to Bind the Company. The Investment Manager is hereby authorized, on behalf of the Company and at the direction of the Board of Directors pursuant to delegated authority, to possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Company Investments and other property and funds held or owned by the Company, including voting and providing consents and waivers with respect to the Company Investments and exercising and enforcing rights with respect to any claims relating to such Company Investments and other property and funds, including with respect to litigation, bankruptcy or other reorganization.

2.4 Managerial Assistance. The Investment Manager will, to the extent such services are not otherwise provided or procured on the Company’s behalf by the Administrator, provide significant managerial assistance to those portfolio companies of the Company that request such assistance from the Company and to which the Company agrees to provide such services pursuant to the Investment Company Act; provided, however, that any reasonable out-of-pocket fees and expenses actually incurred by the Investment Manager in connection therewith (exclusive of the compensation of any investment professionals of the Investment Manager) shall be subject to reimbursement by the Company pursuant to Section 3.4 of this Agreement.

2.5 Board Reporting. In addition to the requirements under the Investment Company Act, the Investment Manager will also provide to the Board of Directors such periodic and special reports as it may request.

2.6 Books and Records. The Investment Manager will maintain all books and records with respect to the Company’s securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the Investment Company Act (other than those records being maintained by the Administrator or the Company’s custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the Investment Company Act unless any such records are earlier surrendered as provided below. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Investment Manager agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Investment Manager further agrees that all records that it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records may be surrendered in machine-readable form. The Investment Manager shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

2.7 Change in Ownership Notice. The Investment Manager shall notify the Board of Directors at least 90 days in advance of any transaction (or as soon thereafter as the Investment Manager becomes aware of such transaction) involving the Investment Manager that could result in an assignment of this Agreement resulting in its termination pursuant to Section 7.3 hereto.

2.8 Debt Financing. The Investment Manager will use commercially reasonable efforts to arrange for debt financing on the Company’s behalf as determined necessary by the Investment Manager, subject to oversight and approval of the Board of Directors.

2.9 Non-Exclusive Relationship and Transaction Fees. The Investment Manager’s services hereunder are not deemed exclusive, and it shall be free to render similar services to others. The Investment Manager may engage in any other business or render similar or different services to others including the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company; provided that the Investment Manager’s services to the Company hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of the Investment Manager or any manager, partner, officer or employee of the Investment Manager to engage in any other business or to devote his, her or its time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith; provided, however, any transaction, loan origination, advisory, managerial assistance or other fees received in connection with the Company’s activities or the Investment Manager’s activities as they relate to the Company shall be the property of the Company.

3.   ALLOCATION OF CHARGES AND EXPENSES.

3.1 Costs Generally. All investment professionals of the Investment Manager and its staff, when and to the extent engaged in providing services required to be provided by the Investment Manager under Sections 2.1, 2.4, 2.5, 2.6 and 2.8 of this Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Manager and not by the Company.

3.2 Non-Covered Costs. Other than those expenses specifically allocated to the Investment Manager in Section 3.1, the Company will bear all costs and expenses of its operations and transactions, including those relating to:

(a) organizational expenses of the Company;

(b) fees and expenses, including reasonable travel expenses, actually incurred by the Investment Manager or payable to third parties related to the investments of the Company, including, among others, professional fees (including the fees and expenses of counsel, consultants and experts), reimbursement of the reasonable out of pocket costs in connection with structuring or otherwise negotiating investment opportunities for the Company, including costs that unaffiliated third-parties may request a sub-adviser to pay in connection with potential investment opportunities, reasonable costs of obtaining co-investment exemptive relief from the U.S. Securities and Exchange Commission (“SEC”) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including payments to third party vendors for financial information services);

(c) out-of-pocket fees and expenses, including reasonable travel expenses, actually incurred by the Investment Manager or payable to third parties related to the provision of managerial assistance to those portfolio companies of the Company that the Company agrees to provide such services to under the Investment Company Act (exclusive of the compensation of any investment professionals of the Investment Manager);

(d) interest or other costs associated with debt, if any, incurred to finance the Company’s business;

(e) fees and expenses incurred by the Company in connection with the Company’s membership in investment company organizations;

(f) brokers’ commissions;

(g) investment advisory and management fees;

(h) fees and expenses associated with calculating the Company’s net asset value (including the costs and expenses of any independent valuation firm);

(i)  fees and expenses relating to offerings of the Company’s common stock and other securities;

(j)  legal, auditing or accounting expenses;

(k) federal, state and local taxes and other governmental fees;

(l)  the fees and expenses of the administrator (together with any successor administrator, the “Administrator”) and any sub-administrator to the Company, the Company’s transfer agent or sub-transfer agent, and any other amounts payable under the administration agreement to be entered into by and between the Company and the Administrator concurrent herewith (the “Administration Agreement”), or any similar administration agreement or sub-administration agreement to which the Company may become a party;

(m)   the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of securities of the Company;

(n) the expenses of and fees for registering or qualifying shares of the Company for sale and of maintaining the registration of the Company and registering the Company as a broker or a dealer;

(o) the fees and expenses of the directors of the Company who are not interested persons (as defined in the Investment Company Act);

(p) the cost of preparing and distributing reports, proxy statements and notices to shareholders, the SEC and other governmental or regulatory authorities;

(q) costs of holding shareholder meetings;

(r) listing fees;

(s) the fees or disbursements of custodians of the Company’s assets, including expenses incurred in the performance of any obligations enumerated by the certificate of incorporation or bylaws of the Company insofar as they govern agreements with any such custodian;

(t)  any amounts payable under the Company’s agreement with the Administrator;

(u) the Company’s allocable portion of the costs associated with maintaining any computer software, hardware or information technology services (including information systems, Bloomberg or similar terminals, cybersecurity and related consultants and email retention) that are used by the Company or by the Investment Manager, the Administrator or their respective affiliates on behalf of the Company (which allocable portion shall exclude any such costs related to investment professionals of the Investment Manager providing services to the Company hereunder);

(v) the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

(w) direct costs and expenses incurred by the Company, the Investment Manager or the Administrator in connection with the performance of administrative services on behalf of the Company, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

(x) all other expenses incurred by the Company, the Investment Manager or the Administrator in connection with administering the Company’s business (including payments under the Administration Agreement based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs (including reasonable travel expenses); and

(y) costs incurred by the Company in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses of the Company not incurred in the ordinary course of the Company’s business.

Where appropriate and relevant, all ongoing costs and expenses, as detailed under 3.1 to 3.2 above, as incurred in connection with, or by, any other vehicles through which the Company makes or holds investments, as well as the respective general partners or equivalent (if not a partnership) of such entities.

3.3 Investment Manager’s Option to Reduce Fees. The Investment Manager may (but is not obligated to) impose a voluntary cap on the amount of expenses that will be borne by the Company on a monthly or annual basis. Any such expense cap may be increased, decreased, waived or eliminated at any time at the Investment Manager’s sole discretion, subject to reasonable notice to the Board of Directors of the Company.

3.4 Reimbursement. To the extent that expenses properly borne by the Company pursuant to this Article 3 are paid by the Investment Manager, the Company shall reimburse the Investment Manager for such expenses (without any profit thereto), provided, however, that the Investment Manager may elect, from time to time and in its sole discretion, to bear certain of the Company’s expenses set forth above, including organizational and other expenses.

4.  COMPENSATION OF THE INVESTMENT MANAGER. The Company agrees to pay, and the Investment Manager agrees to accept, as compensation for the services provided by the Investment Manager hereunder, a management fee (“Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Investment Manager or to the Investment Manager’s designee as the Investment Manager may otherwise direct. To the extent permitted by applicable law, the Investment Manager may elect, or the Company may adopt a deferred compensation plan pursuant to which the Investment Manager may elect, to defer all or a portion of its fees hereunder for a specified period of time.

4.1 Management Fee. The Management Fee will be payable quarterly in arrears. The Management Fee will be calculated based on the average value of the Company’s total assets (determined under United States generally accepted accounting principles as in effect at the time of the applicable calculation required hereunder (“GAAP”)) (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter (“Average Gross Assets”). Management Fees for any partial month or quarter will be appropriately pro-rated. The Management Fee shall be 1.50% per annum of Average Gross Assets.

4.2 The Incentive Fee. The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on the Company’s and its consolidated subsidiaries’ income (the “Income Incentive Fee”) and a portion is based on the Company’s and its consolidated subsidiaries’ capital gains (the “Capital Gains Incentive Fee”), as set forth in Sections 4.3 and 4.4, respectively.

4.3 Income Incentive Fee. The Income Incentive Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the quarter. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company and its consolidated subsidiaries with respect to Income Investments (as each such term is defined in Article 4.4 hereof) during the calendar quarter, minus operating expenses accrued by the Company and its consolidated subsidiaries with respect to Income Investments for the quarter (including the Management Fee, expenses payable under the Administration Agreement or hereunder, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Income Incentive Fee and any Capital Gains Incentive Fee). Any deferred income incentive fees for the period beginning July 1, 2026 through the effective date of this Agreement under the Original Agreement shall be immediately payable to the Adviser as of the effective date of this Agreement.

(a) Pre-Incentive Fee Net Investment Income includes any accretion of original issue discount, market discount, payment-in-kind interest, payment-in-kind dividends or other types of deferred or accrued income, including in connection with zero coupon securities, that the Company and its consolidated subsidiaries have recognized in accordance with GAAP, but have not yet received in cash (collectively, “Accrued Unpaid Income”). Pre-Incentive Fee Net Investment Income does not include any realized capital gains or losses or unrealized capital appreciation or depreciation.

(b) Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets with respect to Income Investments (as each such term is defined in Article 4.4 hereof) at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized). In calculating the value of the Company’s net assets with respect to Income Investments, the Company’s liabilities and related expenses shall be allocated pro rata based on the respective fair values of the Income Investments and the Venture Investments. Any expense solely related to an Income Investment will be allocated solely to the Income Investments. Any expense solely related to a Venture Investment will be allocated solely to the Venture Investment and will not impact the Pre-Incentive Fee Net Investment Income. The Company will pay the Investment Manager the Income Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(i)  no Income Incentive Fee in any calendar quarter in which Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate;

(ii) 100% of Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

(iii)   20% of the amount of Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the then current quarter.

(c) Any Income Incentive Fee otherwise payable under this Section 4.3 with respect to Accrued Unpaid Income (collectively, the “Accrued Unpaid Income Incentive Fees”) shall be deferred, on a security by security basis, and shall become payable only if, as, when and to the extent cash is received by the Company or its consolidated subsidiaries in respect thereof. Any Accrued Unpaid Income that is subsequently reversed in connection with a write-down, write-off, impairment or similar treatment of the investment giving rise to such Accrued Unpaid Income will, in the applicable period of reversal, (A) reduce Pre-Incentive Fee Net Investment Income and (B) reduce the amount of Accrued Unpaid Income Incentive Fees deferred under this Section 4.3(c). Subsequent payments of Accrued Unpaid Income Incentive Fees deferred pursuant to this Section 4.3(c) shall not reduce the amounts otherwise payable for any quarter pursuant to this Section 4.3.

4.4 Capital Gains Incentive Fee. The Capital Gains Incentive Fee consists of two components consisting of (i) a “Standard Capital Gains Incentive Fee,” applied to all Company Investments other than Venture Investments (as defined in subsection (ii) below), including all investments held by the Company prior to the date hereof (the “Income Investments”) and (ii) a “Venture Capital Gains Incentive Fee” that will apply only to Company Investments acquired on or after the date hereof that are equity investments in venture-backed private company issuers in which, at the time of investment, the Company does not have a pre-existing debt or loan investment, unless such debt and equity investment is made concurrently (the “Venture Investments”). In no event will the aggregate Capital Gains Incentive Fee exceed the amount permitted by the Advisers Act, including Section 205 thereof.

(i)    The Standard Capital Gains Incentive Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement), commencing on April 1, 2022, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s and its consolidated subsidiaries’ cumulative aggregate realized capital losses (excluding, for the avoidance of doubt, any realized capital losses arising from unrealized capital deprecation occurring prior to April 1, 2022) and aggregate unrealized capital depreciation from (2) the Company’s and its consolidated subsidiaries’ cumulative aggregate realized capital gains, in each case calculated from and after April 1, 2022. If such amount is positive at the end of such year, then the Standard Capital Gains Incentive Fee for such year is equal to 20% of such amount, less the aggregate amount of Capital Gains Incentive Fees paid in all prior years. If such amount is negative, then there is no Standard Capital Gains Incentive Fee for such year. If this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying the Standard Capital Gains Incentive Fee. For purposes of this Section 4.4(i):

(a)   The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (i) the net sales price of each Income Investment when sold and (ii) the accreted or amortized cost basis of such Income Investment.

(b)    The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (i) the net sales price of each Income Investment when sold is less than (ii) the accreted or amortized cost basis of such Income Investment.

(c) The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (i) the fair value of each Income Investment as of the applicable Capital Gains Fee calculation date and (ii) the accreted or amortized cost basis of such Income Investment.

(d) Notwithstanding the foregoing, if the Company or any of its consolidated subsidiaries is required by GAAP to record an Income Investment at its fair value as of the time of acquisition instead of at the actual amount paid for such Income Investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Incentive Fee on Capital Gains, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (i) (A) the actual amount paid by the Company for such Income Investment plus (y) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the accretion of such Income Investment plus (B) any other adjustments made to the cost basis included in the Company’s financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (ii) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the amortization of such Income Investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such Income Investment (as determined in accordance with GAAP) at the time of acquisition.

(ii)   The Venture Capital Gains Incentive Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement), commencing as of July 1, 2026, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s and its consolidated subsidiaries’ cumulative aggregate realized capital losses from the Venture Investments and aggregate unrealized capital depreciation from (2) the Company’s and its consolidated subsidiaries’ cumulative aggregate realized capital gains from the Venture Investments. If such amount is positive at the end of such year, then the Venture Capital Gains Incentive Fee for such year is equal to 20% of such amount, less the aggregate amount of Capital Gains Incentive Fees paid in all prior years. If such amount is negative, then there is no Venture Capital Gains Incentive Fee for such year. If this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying the Capital Gains Incentive Fee. For purposes of this Section 4.4(ii):

(a)    The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (i) the net sales price of each Venture Investment when sold and (ii) the accreted or amortized cost basis of such Venture Investment.

(b)    The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (i) the net sales price of each Venture Investment when sold is less than (ii) the accreted or amortized cost basis of such Venture Investment.

(c) The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (i) the fair value of each Venture Investment as of the applicable Venture Capital Gains Fee calculation date and (ii) the accreted or amortized cost basis of such Venture Investment.

(d) Notwithstanding the foregoing, if the Company or any of its consolidated subsidiaries is required by GAAP to record a Venture Investment at its fair value as of the time of acquisition instead of at the actual amount paid for such Venture Investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Incentive Fee on Capital Gains, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (i) (A) the actual amount paid by the Company for such Venture Investment plus (y) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the accretion of such Venture Investment plus (B) any other adjustments made to the cost basis included in the Company’s financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (ii) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the amortization of such Venture Investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such Venture Investment (as determined in accordance with GAAP) at the time of acquisition.

4.5 Special Rule for Swaps.

(a) For purposes of computing the Capital Gain Incentive Fee, the realized capital gains with respect to swaps or derivative contracts will accrue upon realization of any net gains and losses attributable to the underlying securities constituting the reference assets of such swaps or derivative contracts upon settlement thereof, after taking into account any payments received from the counterparty thereto during the term of such swap or derivative contract.

(b) Pre-Incentive Fee Net Investment Income shall not include realized gain or loss or unrealized appreciation or depreciation recognized in respect of swaps or derivative contracts.

(c) Any unrealized appreciation or depreciation on swaps or derivative contracts will be reflected in Average Gross Assets for purposes of determining the Management Fee, and any such unrealized depreciation will be taken into account in calculating the Capital Gains Incentive Fee.

5.   BEST EXECUTION.

5.1 Best Execution. The Investment Manager or its agent shall arrange for the placing of all orders for the purchase and sale of Company Investments with brokers or dealers selected by the Investment Manager. In the selection of such brokers or dealers and the placing of such orders, the Investment Manager is directed at all times to seek to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the brokerage firm and the brokerage firm’s risk and skill in positioning blocks of securities.

5.2 Exceptions to Best Execution. Subject to applicable legal requirements, the Investment Manager may select a broker based partly upon brokerage or research services provided to the Company, the Investment Manager and any of its other accounts. It is also understood that it is desirable for the Company that the Investment Manager have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Company than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Investment Manager is authorized to place orders for the purchase and sale of securities for the Company with such brokers, subject to review by the Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Investment Manager in connection with its services to other clients. If any occasion should arise in which the Investment Manager gives any advice to its clients concerning the shares of the Company, it will act solely as investment counsel for such clients and not in any way on behalf of the Company. The Investment Manager may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Company as well as its other customers (including any investment company or advisory account for which the Investment Manager or any of its affiliates acts as an investment adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such other customers.

6.   LIMITATION OF LIABILITY OF INVESTMENT MANAGER AND THE COMPANY.

6.1 For purposes of this Section 6, “Disabling Conduct” means willful misfeasance, bad faith, gross negligence or reckless disregard of a party’s duties and obligations under this Agreement.

To the fullest extent permitted by law, none of the Investment Manager, its affiliates or their respective members, managers, partners, officers, directors, employees, agents or controlling persons (collectively, the “Investment Manager Indemnified Parties”) shall be liable to the Company or its security holders for any action taken or omitted in connection with the Investment Manager’s services under this Agreement, except to the extent such liability is finally determined by a court of competent jurisdiction to have resulted from the Investment Manager’s Disabling Conduct. In no event shall any Investment Manager Indemnified Party be liable for consequential, indirect, incidental, special, punitive, exemplary or lost-profits damages.

6.2   The Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Investment Manager Indemnified Parties from and against all claims, actions, proceedings, damages, liabilities, losses, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to the Investment Manager’s good-faith performance of its services under this Agreement or any act or omission of the Company or its service providers, except to the extent finally determined by a court of competent jurisdiction to have resulted from the Investment Manager’s Disabling Conduct. Subject to applicable law and any required determination by the Board of Directors, the Company shall advance reasonable defense costs as incurred upon receipt of an undertaking to repay amounts ultimately determined not to be indemnifiable.

6.3   The indemnification obligations in this Section 6 are exclusive and non-duplicative, and the Investment Manager Indemnified Parties shall not recover more than once for the same loss or circumvent the conduct standard in Section 6.2 through another provision of this Agreement. No person shall be entitled to indemnification or limitation of liability to the extent prohibited by applicable law, including Sections 17(i) and 36(b) of the Investment Company Act, and this Section 6 shall be construed to provide protection only to the fullest extent permitted by law.

6.4 Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Investment Manager is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Investment Manager shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Investment Manager or under the control or direction of the Investment Manager, even if paid by the Investment Manager.

7.   DURATION AND TERMINATION OF THIS AGREEMENT.

7.1 Duration. This Agreement shall remain in full force and effect for two years from the date first written above and shall continue for periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Company’s directors who are not interested persons (as defined in the Investment Company Act) and in accordance with the requirements of the Investment Company Act and (b) by a vote of a majority of the Board of Directors or of a majority of the outstanding voting securities of the Company. The aforesaid requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the Investment Company Act.

7.2 Termination for Convenience. This Agreement may, on sixty days written notice to the other party, be terminated in its entirety at any time without the payment of any penalty, by the Board of Directors, by vote of a majority of the outstanding voting securities of the Company, or by the Investment Manager.

7.3 Change of Control of the Investment Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of “interested person,” “assignment” and “majority of the outstanding voting securities”), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

7.4 Effect of Termination. Any termination of this Agreement pursuant to this Article 7 shall be without penalty or other additional payment save that (a) the Company shall pay the Management Fee and Incentive Fee per Article 4 prorated to the date of termination; and (ii) the Company shall honor any trades entered into by it or the Investment Manager on its behalf prior to such termination, but not settled before the date of any such termination. Section 2.6 and Articles 3, 4, 6, 7 and 9 shall survive the termination of this Agreement.

8.  CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is requested or required to be disclosed by any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by legal counsel of either of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. Notwithstanding the foregoing, the Company hereby consents and authorizes the Investment Manager and its affiliates to use and disclosure confidential information relating to the Company in connection with (a) the preparation of performance information relating to the Company and (b) in connection with any contemplated sale of the outstanding equity or assets of the Investment Manager, Administrator, or any person who may be deemed to “control” either of the Investment Manager or the Administrator, in each case within the meaning of the Investment Company Act.

9.   GENERAL

9.1 Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent required under the Investment Company Act, no amendment of this Agreement shall be effective as to the Company until approved by vote of the holders of a majority of the outstanding voting securities of the Company and by a majority of the Board of Directors, including a majority of the directors who are not interested persons (as defined in the Investment Company Act) of the Company and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment. Changes, waivers, restatements, amendments to this Agreement and discharge of specific obligations hereunder shall not be deemed a termination of this Agreement.

9.2 Due Authorization; Enforceability; No Conflict. Each party represents and warrants to each other party that: (a) the execution and delivery of this Agreement by such party and the performance by such party of its obligations hereunder have been duly authorized by all necessary actions on the part of such party, (b) this Agreement has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except to the extent limited by general principles of equity and bankruptcy, insolvency or similar laws and general equitable principles affecting the rights of creditors generally and (c) the execution and delivery of this Agreement by such party and the performance by such party of its obligations hereunder (i) do not conflict with such party’s organizational or governing documents and (ii) do not conflict with, result in a breach or violation of, or constitute a default under any law, regulations, rule or any order of any governmental authority applicable to such party or any material contract to which such party or such party’s property is bound. The Company represents that this Agreement has been approved by the holders of a majority of the outstanding shares of the Company’s voting stock.

9.3 Independent Contractors. The Investment Manager is an independent contractor. No trust, joint venture or relationship (other than contractual) is formed hereby. Except as expressly provided or authorized herein, the Investment Manager shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

9.4 Choice of Law. Other than the provisions of the Maryland General Corporation Law mandatorily applicable to corporate formalities, this Agreement and the transactions contemplated hereby will be governed by (i) the laws of the State of Delaware that are applicable to contracts made in and performed solely in Delaware and (ii) the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

9.5 Enforcement.

(a) Any dispute arising under, related to or otherwise involving this Agreement will be litigated in the Court of Chancery of the State of Delaware. The parties agree to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. The parties do not consent to mediate any disputes before the Court of Chancery.

(b) Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Agreement, the parties agree that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of Newcastle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.

(c) Each of the parties irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body and (iii) agrees that it will not bring any action arising under this Agreement in any court other than the Delaware courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE ARRANGEMENTS CONTEMPLATED HEREBY.

(d) Process may be served in the manner specified in Section 9.6, such service will be deemed effective on the date of such notice, and each party irrevocably waives any defenses or objections it may have to service in such manner.

(e) The parties irrevocably stipulate that irreparable damage would occur if any of the provisions of this Agreement were not performed per their specific terms. Accordingly, each party will be entitled to specific performance of the terms hereof in addition to any other remedy to which it is entitled at law or in equity.

(f) The court shall award attorneys’ fees and expenses and costs to the substantially prevailing party in any action (including appeals) for the enforcement or interpretation of this Agreement. If there are cross claims in such action (including appeals), the court will determine which party is the substantially prevailing party as to the action as a whole and award fees, expenses and costs to such party.

(g) Nothing herein shall constitute a waiver or limitation of any rights which the Company may have, if any, under any applicable law.

9.6 Notices. All notices and other communications hereunder will be in writing and will be deemed given when delivered personally or by an internationally recognized courier service, such as DHL, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

(a)	If to the Investment Manager:	Great Elm Capital Management, LLC 3801 PGA Blvd., Suite 603 Palm Beach Gardens, Florida 33410 Attention: General Counsel
(b)	If to the Company:	Great Elm Capital Corp. 3801 PGA Blvd., Suite 603 Palm Beach Gardens, Florida 33410 Attention: General Counsel

9.7 No Third Party Beneficiaries. Except with respect to the Indemnified Parties, this Agreement is solely for the benefit of the parties, and no other person will be entitled to rely on this Agreement or to anticipate the benefits of this Agreement as a third party beneficiary hereof.

9.8 Assignment. No party may assign, delegate or otherwise transfer this Agreement or any rights or obligations under this Agreement in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any assignment in violation of this Section 9.8 or the Investment Company Act will be null and void.

9.9 No Waiver. No failure or delay in the exercise or assertion of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any breach of any representation, warranty or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.10 Severability. Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

9.11  Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior and contemporaneous agreements, negotiations, arrangements, representations and understandings, written, oral or otherwise, between the parties with respect to the subject matter hereof.

9.12  Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by electronic copy or otherwise), each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party. Each party need not sign the same counterpart.

9.13  Construction and Interpretation. When a reference is made in this Agreement to a section or article, such reference will be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words “include,” “includes” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article and section references are references to the articles and sections of this Agreement, unless otherwise specified. The plural of any defined term will have a meaning correlative to such defined term and words denoting any gender will include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning. A reference to any legislation or to any provision of any legislation will include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement will be used in the interpretation or construction of this Agreement. The parties intend that each provision of this Agreement will be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided herein, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). Headings are used for convenience only and will not in any way affect the construction or interpretation of this Agreement. References to documents includes electronic communications.

9.14 Amendment and Restatement. This Agreement amends and restates and supersedes in its entirety the Prior Agreement, effective as of the date hereof.

The parties have caused this Agreement to be duly executed and delivered as of the date first written above.

GREAT ELM CAPITAL CORP.

By:
Name:	Adam M. Kleinman
Title:	General Counsel and Chief
Compliance Officer

GREAT ELM CAPITAL MANAGEMENT, LLC

By:
Name:	Adam M. Kleinman
Title:	General Counsel and Chief Compliance Officer

ANNEX B – SUB-ADVISORY AGREEMENT

INVESTMENT SUB-ADVISORY AGREEMENT

BY AND AMONG

GREAT ELM CAPITAL MANAGEMENT, LLC

GREAT ELM CAPITAL CORP.

AND

ALPHA EDISON MANAGEMENT COMPANY, LLC

THIS INVESTMENT SUB-ADVISORY AGREEMENT made this [•] day of [•], 2026 (this “Agreement”), by and among Great Elm Capital Management, LLC, a Delaware limited liability company (the “Adviser”), Great Elm Capital Corp., a Maryland corporation (the “Company”), and Alpha Edison Management Company, LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and each engage in the business of providing investment management services;

WHEREAS, the Company operates as a closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and seeks to generate current income and capital appreciation, and the Company has retained the Adviser to act as its investment adviser pursuant to that certain Amended and Restated Investment Advisory Agreement, dated [•], 2026 (the “Advisory Agreement”);

WHEREAS, the Advisory Agreement permits the Adviser, subject to the supervision and direction of the Company’s Board of Directors (the “Board”), to delegate certain of its duties thereunder to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Company and the Adviser desire to retain the Sub-Adviser to assist the Adviser in fulfilling certain of its obligations under the Advisory Agreement by providing advice with respect to the Company’s investments and the Sub-Adviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the parties hereby agree as follows:

1.           Duties of the Sub-Adviser

(a)         Retention of Sub-Adviser. The Adviser hereby engages the Sub-Adviser to serve as the non-discretionary sub-adviser in respect of the Company with full power and authority (subject to the following provisions of this Agreement) to do all things that, in its sole judgment, are necessary or appropriate in connection with the services described below and the Sub-Adviser hereby accepts such appointment.

(b)         Responsibilities of Sub-Adviser. Without limiting the generality of the foregoing, the Sub-Adviser shall, with commercially reasonable efforts, during the term and subject to the provisions of this Agreement, identify and present to the Adviser investment opportunities for the Company. Specifically, the Sub-Adviser shall:

(i)        identify specific securities and other assets to be purchased, retained, or sold by the Company for presentation to a committee comprised of representatives of the Adviser and Sub-Adviser for investment approval;

(ii)         identify and evaluate the structure of potential investments the Sub-Adviser has presented to the Adviser;

(iii)      assist the Adviser with respect to negotiation of the terms of investments, including any necessary side letter or other agreements with the issuers in which the Company invests that may be necessary to ensure that the Company can meet its public disclosure and other regulatory obligations, subject to the Adviser’s approval of all investment documentation;

(iv)       assist the Adviser with respect to monitoring and servicing the Company’s investments;

(v)        provide the Adviser with such other research and related services as the Adviser may, from time to time, commercially reasonably require for the Adviser to oversee the Company;

(vi)        provide support to the Adviser with respect to the valuation of the Company’s investments.

Except as otherwise agreed in writing, the parties acknowledge and agree that the Sub-Adviser shall be required to provide only the services expressly described in this Section 1(b) and shall have no responsibility to provide any other services to the Adviser or the Company.

(c)        Investment Opportunities. The Sub-Adviser shall seek to allocate investment opportunities to the Company in accordance with the Sub-Adviser’s investment allocation procedures which have been provided to the Adviser. The Sub-Adviser shall cause to be allocated exclusively to the Company rights of first offer with respect to investments that become available to the Sub-Adviser for exercise during the term of this Agreement (“Available Investments”); provided, however, that, notwithstanding the foregoing, funds managed by the Sub-Adviser as of the date hereof shall not be required to allocate to the Company rights of first offer with respect to investments originated by such funds so long as no such fund shall have been formed for purposes of acquiring or pooling rights of first offer with respect to Available Investments. Notwithstanding the foregoing, the Sub-Adviser shall be responsible for adhering to all duties and responsibilities required of it as set forth in the terms and conditions of any co-investment exemptive order received by the Company or Sub-Adviser from the U.S. Securities and Exchange Commission (the “SEC”), as well as adhering to: (i) any regulatory requirements that the Company is required to comply with, applicable to the Sub-Adviser, when informed by the Adviser; and (ii) the Company’s investment objective, strategies, and restrictions as set forth in the Company’s public filings and communicated to the Sub-Adviser by the Adviser.

(d)       Acceptance of Engagement. The Sub-Adviser hereby agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein. The Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with applicable law and regulations and shall use commercially reasonable efforts to carry out its responsibilities under this Agreement in compliance with: (i) the Company’s investment objectives, policies and restrictions as set forth in the Company’s public filings filed with the SEC, as amended and supplemented from time to time ; and (ii) such written policies as the Board or the Adviser may from time to time establish or issue and communicate to the Sub-Adviser in writing. The Adviser shall promptly notify the Sub-Adviser in writing of changes to (i) or (ii) above. In no event shall the Sub-Adviser be held responsible for failing to comply with (i) or (ii) unless it had received reasonable advance written notification of any changes to the documents or policies covered by (i) or (ii) in the foregoing sentence. The Sub-Adviser shall be entitled to rely on written information and instructions furnished by the Company or the Adviser and shall not be responsible for a failure to comply with any change of which it did not receive reasonable advance written notice or for any inaccuracy or omission in information furnished by the Company or the Adviser. If the Sub-Adviser reasonably believes that an instruction conflicts with applicable law or the Company’s disclosed policies or restrictions, it may refrain from acting pending clarification from the Adviser.

(e)          Information Concerning Sub-Adviser; Books and Records; Publicity; Reporting. In carrying out its obligations under this Agreement, the Sub-Adviser shall: maintain and keep all books, accounts and other records of the Sub-Adviser that relate to investment advisory activities and other services performed by the Sub-Adviser hereunder as required under the Advisers Act and the 1940 Act. The Sub-Adviser shall provide the Adviser, the Board or their respective representatives and agents with access to such books and records and provide such other documents and information as reasonably requested by the Adviser, or the Board (or their respective representatives and agents) to monitor and supervise the performance of the services by the Sub-Adviser or to enable the Company, the Adviser and the Board to comply with applicable laws. Such books, records and documents shall be made available for inspection at the Sub-Adviser’s business offices at a time that is reasonable in the circumstances upon reasonable prior notice to the Sub-Adviser.

The Sub-Adviser shall not be, and shall not represent to any third party in any manner, express or implied, that it is, an employee, agent, partner, legal representative, or joint venturer of the Adviser, or franchisee, other than the fact that the Sub-Adviser is appointed as a service provider to the Adviser to provide the services hereunder. For all purposes of this Agreement, the Sub-Adviser shall be deemed to be an independent contractor and, unless expressly authorized by the Adviser from time to time, shall have no authority to bind or make any decisions for or on behalf of or represent the Company, the Board or the Adviser in any way or otherwise be deemed to be an agent of the Company or the Adviser.

The Sub-Adviser shall further provide to the Adviser, the Company or the Board in a timely manner with such information and assurances, the forms and content of which as are mutually agreed upon by the parties, and with such assistance as the Adviser, the Company or the Board may reasonably request from time to time (subject to the Sub-Adviser’s receipt of any necessary information from issuers held in the Company’s portfolio) in order to assist it in complying with applicable laws, rules, regulations and exemptive orders, including requirements in connection with the Adviser’s, the Sub-Adviser’s or the Board’s fulfillment of its responsibilities under Section 15(c) of the 1940 Act and the preparation and/or filing of periodic and other reports and filings required to maintain the registration and qualification of the Company, or to meet other regulatory or tax requirements applicable to the Company. The Sub-Adviser shall review all draft disclosures in reports to shareholders, any registration statement or amendments thereto or portions thereof that relate to the Sub-Adviser and its relationship to the Company (including the Company’s investments, strategies and risks) and other documents that relate to the Sub-Adviser or its services hereunder that are provided to the Sub-Adviser and shall provide comments on such drafts and/or certifications or sub-certifications as to the accuracy of the information provided by the Sub-Adviser and/or contained in such reports or other documents within seven (7) business days of receiving such draft report, registration statement (including any amendment to the registration statement) or other document.

The Sub-Adviser shall report on a regular basis to the Adviser and to the Board as reasonably requested and shall make appropriate persons, including portfolio managers, available for the purpose of reviewing with representatives of the Adviser and the Board at reasonable times the management of the Company and the performance of the Company, and general conditions affecting the marketplace.

The Sub-Adviser shall further notify the Adviser promptly upon detection by it of any (i) material error in connection with its services hereunder, including, but not limited to, any trade errors, (ii) breach by it of any of the Company’s investment policies or restrictions, (iii) material violation by it of any applicable law or regulation, including the 1940 Act and the Internal Revenue Code of 1986, as amended, or (iv) material violation of the Sub-Adviser’s own compliance policies and procedures, in each case that relate to the Sub-Adviser’s services provided to the Company. In the event of detection of any such material error, breach or violation, the Sub-Adviser shall promptly inform the Adviser and also provide written notification of such error to the Adviser that sufficiently describes any such error and the action to be taken to prevent future occurrences of such error or, alternatively, a statement that the Sub-Adviser has reviewed the relevant controls, and has determined those controls are reasonably designed to prevent additional errors in the future (and, to the extent relevant, that such controls are reasonably designed to prevent violations of the federal securities laws).

The Sub-Adviser shall, upon becoming aware, promptly notify the Adviser and the Company in writing if there is a material breach of this Agreement by the Sub-Adviser or any of the representations and warranties of the Sub-Adviser contained herein. The Sub-Adviser shall notify the Adviser and the Company promptly if it becomes aware of any statement regarding the Sub-Adviser contained in the Company’s public filings, including any registration statement or any amendment or supplement thereto, becomes untrue or incomplete in any material respect.

(f)         Custody Arrangements. The Sub-Adviser shall at no time have custody or physical control of any assets or cash of the Company. The Sub-Adviser shall on each business day provide the Adviser, the Company and the Company’s custodian such information as the Adviser, the Company and the Company’s custodian may reasonably request relating to all transactions and portfolio holdings of the Company.

(g)        Assistance with Valuation. The Adviser has been delegated responsibility for the fair value determinations of the Company’s portfolio investments pursuant to Rule 2a-5 under the 1940 Act. The Sub-Adviser shall, to the extent practicable, provide information and assistance reasonably requested by the Adviser or its designated agent(s) in determining or assessing the fair value of securities or other instruments held in the Company, including those securities or instruments for which market quotations are not readily available or for which the Adviser has otherwise determined are to be fair valued. For the avoidance of doubt, the Adviser shall be solely responsible for valuing the Company’s portfolio assets and determining the Company’s net asset value (“NAV”). Without limiting the foregoing, the Sub-Adviser shall, to the extent practicable, provide portfolio data and related information as the Adviser reasonably requests and that is reasonably available to the Sub-Adviser. The Sub-Adviser shall provide the Adviser and its designated agent(s) with prompt notice and analysis of any material events, to the extent legally and contractually permissible and practicable, of which the Sub-Adviser has actual knowledge, that may materially affect the valuation of the Company’s investments.

(h)       Compliance Program. The Sub-Adviser shall cooperate fully with the Company’s chief compliance officer in executing his/her responsibilities to monitor service providers of the Company pursuant to Rule 38a-1 under the 1940 Act, including, but not limited to, providing copies of the Sub-Adviser’s compliance policies and procedures, and reporting information as reasonably requested by the Adviser and the Board.

2.           Expenses

(a)        All investment professionals of the Sub-Adviser and its staff, when and to the extent engaged in providing services required to be provided by the Sub-Adviser under this Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Sub-Adviser and not by the Company.

(b)          Other than those expenses described in Section 2(a) above, the Company will bear all costs and expenses of its operations and transactions, including those relating to:

i.           organizational expenses of the Company;

ii.         fees and expenses, including reasonable travel expenses, actually incurred by the Adviser or Sub-Adviser or payable to third parties related to the investments or potential investments of the Company, including, among others, professional fees (including the fees and expenses of counsel, consultants and experts), reimbursement of the reasonable out of pocket costs in connection with locating, identifying, structuring or otherwise negotiating investment opportunities for the Company, including costs that unaffiliated third-parties may request Sub-Adviser to pay in connection with potential investment opportunities, and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including payments to third party vendors for financial information services) and locating, identifying, structuring or negotiating investment opportunities;

iii.         out-of-pocket fees and expenses incurred to establish a framework for the acquisition of investment opportunities, including fees and expenses incurred prior to the date of this Agreement;

iv.        out-of-pocket fees and expenses, including reasonable travel expenses, actually incurred by the Adviser or Sub-Adviser or payable to third parties related to the provision of managerial assistance to those portfolio companies of the Company that the Company agrees to provide such services to under the 1940 Act (exclusive of the compensation of any investment professionals of the Adviser or Sub-Adviser);

v.           interest or other costs associated with debt, if any, incurred to finance the Company’s business;

vi.         fees and expenses incurred by the Company in connection with the Company’s membership in investment company organizations;

vii.        brokers’ commissions;

viii.       investment advisory and management fees;

ix.        fees and expenses associated with calculating the Company’s net asset value (including the costs and expenses of any independent valuation firm);

x.          fees and expenses relating to offerings of the Company’s common stock and other securities;

xi.         legal, auditing or accounting expenses;

xii.        federal, state and local taxes and other governmental fees;

xiii       the fees and expenses of the administrator (together with any successor administrator, the “Administrator”) and any sub-administrator to the Company, the Company’s transfer agent or sub-transfer agent, and any other amounts payable under the administration agreement to be entered into by and between the Company and the Administrator concurrent herewith (the “Administration Agreement”), or any similar administration agreement or sub-administration agreement to which the Company may become a party;

xiv.       the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of securities of the Company;

xv.        the expenses of and fees for registering or qualifying shares of the Company for sale and of maintaining the registration of the Company and registering the Company as a broker or a dealer;

xvi.       the fees and expenses of the directors of the Company who are not interested persons (as defined in the 1940 Act);

xvii.     the cost of preparing and distributing reports, proxy statements and notices to shareholders, the SEC and other governmental or regulatory authorities;

xviii.     costs of holding shareholder meetings;

xix.       listing fees;

xx.      the fees or disbursements of custodians of the Company’s assets, including expenses incurred in the performance of any obligations enumerated by the certificate of incorporation or bylaws of the Company insofar as they govern agreements with any such custodian;

xxi.       any amounts payable under the Company’s agreement with the Administrator;

xxii.      the Company’s allocable portion of the costs associated with maintaining any computer software, hardware or information technology services (including information systems, Bloomberg or similar terminals, cybersecurity and related consultants and email retention) that are used by the Company or by the Adviser, the Administrator or their respective affiliates on behalf of the Company (which allocable portion shall exclude any such costs related to investment professionals of the Adviser providing services to the Company hereunder);

xxiii.     the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

xxiv.    direct costs and expenses incurred by the Company, the Adviser or the Administrator in connection with the performance of administrative services on behalf of the Company, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

xxv.     all other expenses incurred by the Company, the Adviser or the Administrator in connection with administering the Company’s business (including payments under the Administration Agreement based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs (including reasonable travel expenses); and

xxvi.   costs incurred by the Company in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company’s rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses of the Company not incurred in the ordinary course of the Company’s business.

(c)         Where appropriate and relevant, all ongoing costs and expenses, as detailed under 2(a) to 2(b) above, as incurred in connection with, or by, any other vehicles through which the Company makes or holds investments, as well as the respective general partners or equivalent (if not a partnership) of such entities.

(d)        If the Sub-Adviser pays any expense properly borne by the Company under this Section 2, the Company shall reimburse the Sub-Adviser, without profit or markup, within thirty (30) days after receipt of reasonable supporting documentation.

(e)         The Company and the Adviser shall reasonably assist the Sub-Adviser in preparing and pursuing an application for standard co-investment exemptive relief from the SEC, consistent with recent precedent, to permit the Company to co-invest alongside affiliated persons of the Sub-Adviser. The Company shall pay the reasonable external costs of obtaining such relief.

3.           Compensation

For the services provided and the expenses assumed pursuant to this Agreement, the Sub-Adviser shall be entitled to the fee as described on Exhibit A.

4.           Representations, Warranties and Covenants of the Sub-Adviser.

The Sub-Adviser represents, warrants and covenants to the Adviser and the Company as follows:

(a)         The Sub-Adviser will be registered as an investment adviser under the Advisers Act as of the date of effectiveness of this Agreement and shall maintain such registration during the term of this Agreement;

(b)       The Sub-Adviser is duly organized and properly operating under the laws of Delaware with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(c)         The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its managing member and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser;

(d)         Provided the Company and the Adviser comply with all applicable provisions of Section 15 of the 1940 Act concerning the Company and its advisory and sub-advisory arrangements, the Sub-Adviser is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement;

(e)       The Sub-Adviser will promptly notify the Adviser of the occurrence of any event that would disqualify Sub-Adviser from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise;

(f)         Parts 1 and 2 (if applicable) of the Form ADV (collectively, the “Form ADV”) of the Sub-Adviser previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC with the exception of Form ADV Part 2B, which is not filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Sub-Adviser will promptly provide (which may be by way of posting to a datasite and notification to the Adviser) the Adviser and the Company with a complete copy of all subsequent amendments to its Form ADV;

(g)         The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Company with a copy of that code, together with evidence of its adoption. Within twenty (20) days of the end of each calendar quarter during which this Agreement remains in effect, a duly authorized officer of the Sub-Adviser shall certify to the Adviser or the Company that the Sub-Adviser has complied with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter and that there have been no material violations of the Sub-Adviser’s code of ethics or, if such a violation has occurred, that appropriate action has been taken in response to such violation. Upon the written and reasonable request of the Adviser or the Company, the Sub-Adviser shall permit representatives of the Adviser or the Company to examine the reporting obligations (or summaries thereof) required to be made to the Sub-Adviser by Rule 17j-1(c)(1) under the 1940 Act and other records evidencing enforcement of the code of ethics; provided, however, that such examinations shall: (x) be made during normal business hours and with the least amount of interference with the Sub-Adviser’s business and operations as reasonably practicable; and (y) be conducted at the sole expense of the Company, as applicable. For the avoidance of doubt and except as otherwise expressly provided in the immediately preceding sentence, neither the Adviser nor the Company shall have any right to examine, inspect, copy or review any of the books, records, reports or other written materials prepared or maintained by the Sub-Adviser, except as required under this Agreement and by applicable laws, rules or regulations to fulfill duties as a registered investment adviser or as a registered investment company;

(h)        In connection with the services provided under this Agreement, the Sub-Adviser shall comply with all requirements applicable to the investment adviser of a business development company like the Company under the Advisers Act and the 1940 Act in all material respects;

The Sub-Adviser agrees that it shall maintain at all times during the course of this Agreement and for the period thereafter in which indemnification obligations thereto could be triggered, an errors and omissions or professional liability insurance policy with respect to the Sub-Adviser in a commercially reasonable amount and on commercially reasonable terms from one or more insurance providers that are in the business of regularly providing insurance coverage to investment advisers. The Sub-Adviser shall provide prior written notice to the Adviser: (A) of any material changes in its insurance policies or insurance coverage; or (B) if any material claims will be made on its insurance policies related to the Sub-Adviser’s services or that could impact materially the ability of the Sub-Adviser to provide the services hereunder;

(i)         The Sub-Adviser has in place and shall maintain a commercially reasonable written business continuity and disaster recovery plan appropriate to the nature of its business and the services provided to the Company and shall provide the Adviser with a summary or certification concerning such plan upon reasonable request. No party shall be liable for a delay or failure in performance caused by circumstances beyond its reasonable control if it implements its applicable business continuity procedures and uses commercially reasonable efforts to resume performance, except that this sentence shall not excuse any payment obligation; and

(j)          The Sub-Adviser has reviewed the registration requirements of the U.S. Commodity Exchange Act, as amended (the “CEA”) and the National Futures Association (the “NFA”) relating to commodity trading advisers and is either appropriately registered with the CFTC and a member of the NFA or exempt or excluded from CFTC registration requirements and has provided the Adviser and the Company with a copy of any document evidencing its application for or receipt of such exemption or exclusion, and any amendments thereto.

5.           Representations, Warranties and Covenants of the Adviser and the Company.

Each of the Adviser and the Company, severally and not jointly, represents, warrants and covenants to the Sub-Adviser as follows, as applicable:

(a)          The Adviser is registered as an investment adviser under the Advisers Act and shall maintain such registration during the term of this Agreement;

(b)         The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to carry on its duties and obligations hereunder;

(c)         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with the power to carry on its business and obligations hereunder, and the retention of the Sub-Adviser as contemplated by this Agreement is authorized by the respective governing documents of the Company and the Adviser;

(d)         The Advisory Agreement and this Agreement have each been duly approved and adopted in accordance with Section 15 of the 1940 Act, all required Board and shareholder approvals have been obtained, and the Advisory Agreement is in full force and effect;

(e)         The execution, delivery and performance of this Agreement and the Advisory Agreement by the Company and the Adviser do not violate or conflict in any material respect with any obligation by which the Company, the Adviser or their respective property is bound, whether arising by contract, operation of law or otherwise;

(f)          This Agreement and the Advisory Agreement have been duly authorized by all necessary action of the Company and the Adviser and, when executed and delivered, constitute legal, valid and binding obligations of the Company and the Adviser, enforceable against each in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general equitable principles;

(g)         Neither the Adviser nor the Company is prohibited by the 1940 Act, the Advisers Act or any other applicable law, regulation or order from performing its obligations under this Agreement;

(h)          The Adviser will promptly notify the Sub-Adviser upon becoming aware of any event that would disqualify the Adviser from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act or otherwise terminate or materially impair the Advisory Agreement;

(i)          The Form ADV of the Adviser previously provided to the Sub-Adviser is a true and complete copy of the form as currently filed with the SEC and, the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Adviser will promptly provide or make available to the Sub-Adviser all material amendments to its Form ADV, which may be accomplished by posting to a data site or directing the Sub-Adviser to the SEC’s Investment Adviser Public Disclosure website;

(j)          There are no material arrangements, contractual or otherwise, with respect to the relationship between the Adviser and the Company other than those set forth in the Advisory Agreement and the Company’s public filings.

(k)         The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Sub-Adviser with a copy of that code and evidence of its adoption. Upon the written and reasonable request of the Sub-Adviser, the Adviser shall permit representatives of the Sub-Adviser to examine summaries of records directly relating to the Company that are reasonably necessary to verify compliance with Rule 17j-1; provided that any examination shall be conducted during normal business hours, with the least practicable interference with the Adviser’s business, at the Sub-Adviser’s expense, and subject to applicable confidentiality, privacy and privilege restrictions and the protection of information concerning other clients. For the avoidance of doubt and except as otherwise expressly provided in the immediately preceding sentence, the Sub-Adviser shall not have any right to examine, inspect, copy or review any of the books, records, reports or other written materials prepared or maintained by the Adviser, except as required under this Agreement and by applicable laws, rules or regulations to fulfill duties as a registered investment adviser regulated under the 1940 Act;

(l)         In connection with the Advisory Agreement and the operation of the Company, the Adviser and the Company shall comply in all material respects with applicable laws and regulations, including the Advisers Act and the 1940 Act, and shall remain responsible for the Company’s overall operation and compliance, including compliance with its investment restrictions and any co-investment exemptive order, tax qualification, public disclosure and regulatory filings, fair value and NAV determinations, custody, accounting, administration, and trade execution and settlement. The Adviser and the Company shall provide the Sub-Adviser with timely and accurate information and instructions reasonably necessary for the Sub-Adviser to perform its services and comply with applicable law. The Sub-Adviser shall be entitled to rely on such information and instructions unless clearly erroneous on their face and shall not be liable for any act or omission of the Company, the Adviser, a custodian, administrator, valuation agent or other service provider;

(m)       The Adviser has made and shall maintain all registrations, filings, exemptions and exclusions under the CEA and NFA rules that are required with respect to the Company, including any exclusion under CFTC Regulation 4.5, and the Company is and shall remain an eligible contract participant and, to the extent required for its investments, a qualified institutional buyer. The Adviser and the Company shall promptly notify the Sub-Adviser of any material change in the foregoing status.

(n)          Each of the Adviser and the Company shall cooperate in good faith with the Sub-Adviser to structure the transactions contemplated by this Agreement in a tax-efficient manner and in compliance with applicable law, including the 1940 Act; provided that no party shall be required to take any action that would violate applicable law, its governing documents or its fiduciary duties.

6.           Liability and Indemnification

(a)         For purposes of this Section 6, “Disabling Conduct” means willful misfeasance, bad faith, gross negligence or reckless disregard of a party’s duties and obligations under this Agreement.

To the fullest extent permitted by law, none of the Sub-Adviser, its affiliates or their respective members, managers, partners, officers, directors, employees, agents or controlling persons (collectively, the “Sub-Adviser Indemnified Parties”) shall be liable to the Adviser, the Company or their security holders for any action taken or omitted in connection with the Sub-Adviser’s services under this Agreement, except to the extent such liability is finally determined by a court of competent jurisdiction to have resulted from the Sub-Adviser’s Disabling Conduct. In no event shall any Sub-Adviser Indemnified Party be liable for consequential, indirect, incidental, special, punitive, exemplary or lost-profits damages.

(b)       The Adviser and the Company, severally and not jointly, shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Sub-Adviser Indemnified Parties from and against all claims, actions, proceedings, damages, liabilities, losses, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to the Sub-Adviser’s good-faith performance of its services under this Agreement or any act or omission of the Adviser, the Company or their service providers, except to the extent finally determined by a court of competent jurisdiction to have resulted from the Sub-Adviser’s Disabling Conduct. Subject to applicable law and any required determination by the Board, the Adviser and the Company shall, severally and not jointly, advance reasonable defense costs as incurred upon receipt of an undertaking to repay amounts ultimately determined not to be indemnifiable.

(c)        The Sub-Adviser shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Adviser, the Company and their respective affiliates, directors, officers, employees, agents and controlling persons (collectively, the “Adviser Indemnified Parties”) solely to the extent that a final, non-appealable judgment of a court of competent jurisdiction determines that losses were caused by (i) the Sub-Adviser’s Disabling Conduct in performing its duties under this Agreement or (ii) an untrue statement of a material fact, or omission of a material fact necessary to make the statements made not misleading, in the Company’s registration statement, prospectus, proxy materials or reports to shareholders that was made in reliance upon and in conformity with written information concerning the Sub-Adviser furnished by the Sub-Adviser expressly for use therein.

(d)        The indemnification obligations in this Section 6 are exclusive and non-duplicative, and the Adviser Indemnified Parties shall not recover more than once for the same loss or circumvent the conduct standard in Section 6(c) through another provision of this Agreement. No person shall be entitled to indemnification or limitation of liability to the extent prohibited by applicable law, including Sections 17(i) and 36(b) of the 1940 Act, and this Section 6 shall be construed to provide protection only to the fullest extent permitted by law.

7.           Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by the other party regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior written consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is requested by or required to be disclosed to any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by judicial or administrative process or otherwise by applicable law or regulation.

In the event that a party is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the confidential information, to the extent permitted by applicable law, regulation or court order, such party will notify the disclosing party as soon as reasonably practicable so that it may seek a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, the disclosing party will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the confidential information.

8.           Duration and Termination of Agreement

(a)         This Agreement shall remain in full force and effect for two years from the date first written above and shall continue for successive periods of one year thereafter only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Company’s directors who are not interested persons (as defined in the 1940 Act) and in accordance with the requirements of the 1940 Act and (b) by a vote of a majority of the Board or a majority of the outstanding voting securities of the Company. The aforesaid requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act. This Agreement may be terminated at any time, without the payment of any penalty: (A) by vote of a majority of the Board upon at least sixty (60) days’ written notice to the Sub-Adviser; (B) by vote of a majority of the outstanding voting securities of the Company upon at least sixty (60) days’ written notice to the Sub-Adviser; (C) by the Adviser upon at least sixty (60) days’ written notice to the Sub-Adviser; or (D) by the Sub-Adviser upon at least sixty (60) days’ written notice to the Adviser and the Company.

(b)         This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement. In the event of an assignment of this Agreement occurs solely because of a change of control of the Sub-Adviser that is not due to a sale or voluntary issuance of an interest in the Sub-Adviser, the parties shall cooperate in seeking any approvals or providing any notices necessary to continue the arrangement, and the reasonable third-party costs of Board and shareholder approvals, proxy solicitation and regulatory filings shall be shared equally by the Company, the Adviser and the Sub-Adviser, with each party bearing its own internal legal and administrative costs. If an assignment occurs because of a change of control of the Adviser, the Company and the Adviser shall bear such third-party costs. Nothing in this Section requires any party or the Board to seek or approve continuation of this Agreement.

(c)         The Sub-Adviser shall be entitled to receive all fees and other amounts accrued through the effective date of termination, including fees calculated by reference to management or incentive fees attributable to a period ending on or before the effective date of termination but received by the Adviser after such date, together with all expense reimbursements then due.

(d)       Upon notice of termination, the parties shall cooperate in good faith to effect an orderly transition of the Sub-Adviser’s responsibilities. The Sub-Adviser shall continue to provide the services required under this Agreement through the effective date of termination, subject to timely payment of fees and reimbursement of expenses, and shall have no obligation to provide services after that date except as mutually agreed in writing and separately compensated.

9.           Exclusivity and Other Accounts.

Except as expressly provided in this Agreement, the services of the Sub-Adviser are not exclusive. Nothing in this Agreement shall prevent the Sub-Adviser or any of its members, managers, officers, employees, agents or affiliates from acting as investment adviser or otherwise providing services to any other person or from engaging in any other lawful activity, including managing accounts or vehicles with investment objectives or strategies similar to those of the Company, provided that the Sub-Adviser’s services to the Company are not materially impaired. The Sub-Adviser and its affiliates may allocate their time and investment opportunities among the Company and other clients in good faith in accordance with applicable law and their then-current allocation policies, and the Company shall have no right to any particular investment opportunity except as expressly provided herein.

10.         Notices.

Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth (4th) day after the postmark if such notice is mailed first class postage prepaid. All such notices shall be addressed, as follows:

If to the Adviser:	Great Elm Capital Management, LLC 3801 PGA Blvd., Suite 603 Palm Beach Gardens, Florida 33410 Attention: General Counsel

If to the Sub-Adviser:	Alpha Edison Management Company 1025 Westwood Blvd, 2nd Floor Los Angeles, California 90024

If to the Company:	Great Elm Capital Corp. 3801 PGA Blvd., Suite 603 Palm Beach Gardens, Florida 33410 Attention: General Counsel

11.         Amendments of this Agreement.

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent required under the 1940 Act, no amendment of this Agreement shall be effective as to the Company until approved by vote of the holders of a majority of the outstanding voting securities of the Company and by a majority of the Board, including a majority of the directors who are not interested persons (as defined in the 1940 Act) of the Company and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment. Changes, waivers, restatements, amendments to this Agreement and discharge of specific obligations hereunder shall not be deemed a termination of this Agreement.

12.         Entire Agreement; Governing Law.

This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. No provision of this Agreement is intended to conflict with any applicable law. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Other than the provisions of the Maryland General Corporation Law mandatorily applicable to corporate formalities, this Agreement and the transactions contemplated hereby will be governed by (i) the laws of the State of Delaware that are applicable to contracts made in and performed solely in Delaware and (ii) the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

13.         Independent Contractor Status.

The Sub-Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Adviser or the Company in any way or otherwise be deemed an agent of the Adviser or the Company.

14.         Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

15.         Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

16.         Dispute Resolution.

(a)         Any dispute arising under, related to or otherwise involving this Agreement will be litigated in the Court of Chancery of the State of Delaware. The parties agree to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. The parties do not consent to mediate any disputes before the Court of Chancery.

(b)         Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Agreement, the parties agree that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of Newcastle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.

(c)         Each of the parties irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body and (iii) agrees that it will not bring any action arising under this Agreement in any court other than the Delaware courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE ARRANGEMENTS CONTEMPLATED HEREBY.

(d)         Process may be served in the manner specified in Section 10, such service will be deemed effective on the date of such notice, and each party irrevocably waives any defenses or objections it may have to service in such manner.

(e)          The parties irrevocably stipulate that irreparable damage would occur if any of the provisions of this Agreement were not performed per their specific terms. Accordingly, each party will be entitled to specific performance of the terms hereof in addition to any other remedy to which it is entitled at law or in equity.

(f)          The court shall award attorneys’ fees and expenses and costs to the substantially prevailing party in any action (including appeals) for the enforcement or interpretation of this Agreement. If there are cross claims in such action (including appeals), the court will determine which party is the substantially prevailing party as to the action as a whole and award fees, expenses and costs to such party.

(g)          Nothing herein shall constitute a waiver or limitation of any rights which the Company may have, if any, under any applicable law.

17.         Third-Party Beneficiaries.

Except as otherwise provided in Section 6 hereof, and subject to any rights granted to the Company in regard to this Agreement by the 1940 Act, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

18.         Survival.

The provisions of Sections 2 (with respect to accrued reimbursement obligations), 3, 5, 6, 7, 8(c), 12, 16 and 18 and Exhibit A shall survive termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

GREAT ELM CAPITAL MANAGEMENT, LLC.

By:

Name: Adam Kleinman

Title: General Counsel and Chief Compliance Officer

GREAT ELM CAPITAL CORP.

By:

Name:

Title:

ALPHA EDISON MANAGEMENT COMPANY, LLC

By:

Name:

Title:

EXHIBIT A TO SUB-ADVISORY AGREEMENT

For providing investment management services with respect to the Company under this Agreement, the Adviser shall pay to the Sub-Adviser a fee equal to 25% of the management and incentive fees received by the Adviser from the Company until the Performance Threshold (as defined below) has been satisfied, and thereafter, the fee shall be 50% of the management and incentive fees received by the Adviser from the Company. The fee described above shall be paid on a quarterly basis within a reasonable period of time after the Adviser has received payment of management and incentive fees from the Company pursuant to an investment advisory agreement, together with a statement showing in reasonable detail supporting calculations. Amounts payable for a partial quarter shall be prorated as applicable, and all payments shall be made without setoff, counterclaim or deduction except as required by applicable law.

“Performance Threshold” shall mean that the Company has the exclusive right to be allocated a right of first offer with respect to investment rights for investments that become available to the Sub-Adviser for exercise during the term of this Agreement (“Available Investments”) that is reasonably acceptable to the Adviser with respect to at least 500 distinct underlying issuers or the Company has deployed in aggregate at least $75 million into venture investments sourced by the Sub-Adviser; provided, however, that notwithstanding the foregoing, funds managed by the Sub-Adviser as of the date hereof shall not be required to allocate to the Company rights of first offer with respect to investments originated by such funds so long as no such fund shall have been formed for purposes of acquiring or pooling rights of first offer with respect to Available Investments.

Any determination of reasonable acceptability under this Exhibit A shall be made reasonably and in good faith and shall not be unreasonably withheld, conditioned or delayed. Once satisfied, the Performance Threshold shall be deemed permanently satisfied for purposes of this Agreement.

ANNEX C – PRINCIPAL RISK FACTORS*

Risks Relating to Our Investments

Our portfolio companies may experience financial distress and our investments in such companies may be restructured. (Current and Proposed) Our portfolio companies have experienced in the past and may in the future experience financial distress from time to time. Debt investments in such companies may cease to be income-producing, may require us to bear certain expenses to protect our investment and may subject us to uncertainty as to when, in what manner and for what value such distressed debt will eventually be satisfied, including through liquidation, reorganization or bankruptcy. Any restructuring can fundamentally alter the nature of the related investment, and restructurings may not be subject to the same underwriting standards that GECM employs in connection with the origination of an investment. In addition, we may write-down the value of our investment in any such company to reflect the status of financial distress and future prospects of the business. Any restructuring could alter, reduce or delay the payment of interest or principal on any investment, which could delay the timing and reduce the amount of payments made to us. For example, if an exchange offer is made or plan of reorganization is adopted with respect to the debt securities we currently hold, there can be no assurance that the securities or other assets received by us in connection with such exchange offer or plan of reorganization will have a value or income potential similar to what we anticipated when our original investment was made or even at the time of restructuring. Restructurings of investments might also result in extensions of the term thereof, which could delay the timing of payments made to us, or we may receive equity securities, which may require significantly more of our management’s time and attention or carry restrictions on their disposition.

We face increasing competition for investment opportunities. Limited availability of attractive investment opportunities in the market could cause us to hold a larger percentage of our assets in liquid securities until market conditions improve. (Current and Proposed) We compete for investments with other BDCs and investment funds (including specialty finance companies, private equity funds, mezzanine funds, venture capital funds and small business investment companies), as well as traditional financial services companies such as commercial banks and other sources of funding. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors have a lower cost of capital and access to funding sources that are not available to us, including from the Small Business Administration. In addition, increased competition for attractive investment opportunities allows debtors to demand more favorable terms and offer fewer contractual protections to creditors. Some of our competitors have higher risk tolerances or different risk assessments than we do. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to offer. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the market for investments in lower middle‑market companies is underserved by traditional commercial banks and other financing sources. A significant increase in the number and/or the size of our competitors in this target market would force us to accept less attractive investment terms. GECM may, at its discretion, decide to pursue such opportunities if it believes that they are in our best interest; however, GECM may decline to pursue available investment opportunities that, although otherwise consistent with our investment policies and objectives, in GECM’s view present unacceptable risk/return profiles. Under such circumstances, we may hold a larger percentage of our assets in liquid securities until market conditions improve in order to avoid having assets remain uninvested. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the Investment Company Act imposes on us as a BDC. We believe that competitors will make first and second-lien loans with interest rates and returns that are lower than the rates and returns that we target. Therefore, we do not seek to compete solely on the interest rates and returns offered to prospective portfolio companies.

* Any risk factor included in this section that is both a current risk factor and a risk factor under the proposed New Strategy have been updated to reflect the New Strategy and proposed hiring of AE. Defined terms used and note defined have the same meanings used in the Proxy Statement. The order of the below risk factors does not indicate the significance of any particular risk factor.

We are invested in a limited number of portfolio companies which may subject us to a risk of significant loss if one or more of these companies defaults on its obligations under any of its debt instruments. (Current and Proposed) Our portfolio holds a limited number of portfolio companies. Beyond the asset diversification requirements associated with qualifying as a RIC, we do not have fixed guidelines for diversification, and our investments are likely to be concentrated in relatively few companies. As our portfolio is less diversified than the portfolios of some funds, we are more susceptible to failure if a single investment fails. Similarly, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment.

Our portfolio is subject to change over time and may be concentrated in a limited number of industries, which subjects us to a risk of significant loss if there is a downturn in a particular industry in which a number of our investments are concentrated. (Current and Proposed) Our portfolio is concentrated in a limited number of industries. A downturn in any particular industry in which we are invested could significantly impact our aggregate realized returns. For example, our investments in issuers that are part of the structured finance industry and the specialty finance industry represented approximately 16.0% and 12.9%, respectively, of our total investments at fair value as of December 31, 2025, and we may invest a significant portion of our portfolio in technology and AI-related companies. Such concentration may change as a result of additional investments in, or divestments in, the specialty finance industry and/or fluctuations in the fair value of our investments in the specialty finance industry and other industries.

In addition, we may from time to time invest a relatively significant percentage of our portfolio in industries in which GECM does not necessarily have extensive historical research coverage. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.

We are exposed to risks relating to our specialty finance investments. (Current and Proposed) There is no guarantee that our controls to monitor and detect fraud with respect to our specialty finance business will be effective and, as a result, we could face exposure to the credit risk associated with such investments. With respect to our asset-based loans, we generally limit our lending to a percentage of the customer’s borrowing base assets that we believe can be readily liquidated in the event of financial distress of the borrower. With respect to our factoring products, we purchase the underlying invoices of our customers and become the direct payee under such invoices, thus transferring the credit risk in such transactions from our customers to the underlying account debtors on such invoices. In the event one or more of our customers fraudulently represents the existence or valuation of borrowing base assets in the case of an asset-based loan, or the existence or validity of an invoice we purchase in the case of a factoring transaction, we may advance more funds to such customer than we otherwise would and lose the benefit of the structural protections of our products with respect to such advances. In such event we could be exposed to material additional losses with respect to such loans or factoring products.

Any unrealized losses we experience in our portfolio may be an indication of future realized losses, which could reduce our income available for distribution. (Current and Proposed) As a BDC, we are required to carry our investments at fair value as determined in good faith by our Board. Due to the inherent uncertainty and subjectivity of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments and may differ materially from the values that we may ultimately realize. Decreases in the fair values of our investments are recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the affected investments. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods.

Our investments may be risky, and we could lose all or part of our investments. (Current and Proposed) Our equity and debt investments are risky. Our debt portfolios, including those held by our specialty finance companies, are subject to credit and interest rate risk. “Credit risk” refers to the likelihood that an issuer will default in the payment of principal and/or interest on an instrument. Financial strength and solvency of an issuer are the primary factors influencing credit risk. In addition, subordination, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument, and securities which are rated by rating agencies are often reviewed and may be subject to downgrade. “Interest rate risk” refers to the risks associated with market changes in interest rates. Factors that may affect market interest rates include, without limitation, inflation, slow or stagnant economic growth or recession, unemployment, money supply and the monetary policies of the Federal Reserve Board and central banks throughout the world, international disorders and instability in domestic and foreign financial markets. Beginning in late 2024, the Federal Reserve Board began to lower interest rates from the elevated levels earlier in the year and continued lowering rates during 2025. The Federal Reserve Board has maintained interest rates during the first few months of 2026, and may raise, maintain or lower the federal funds rate in the future. These developments, along with domestic and international debt and credit concerns, could cause interest rates to be volatile, which may negatively impact our ability to access the debt markets on favorable terms. Interest rate changes may also affect the value of a debt instrument indirectly (especially in the case of fixed rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed-rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments may also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including, among other factors, the index chosen, frequency of reset and reset caps or floors). Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules. We expect that we will periodically experience imbalances in the interest rate sensitivities of our assets and liabilities and the relationships of various interest rates to each other. In a changing interest rate environment, we may not be able to manage this risk effectively, which in turn could adversely affect our performance.

Our investments may also consist of broadly syndicated loans that were not originated by us. Under the documentation for such loans, a financial institution or other entity typically is designated as the administrative agent and/or collateral agent. This agent is granted a lien on any collateral on behalf of the other lenders and distributes payments on the indebtedness as they are received. The agent is the party responsible for administering and enforcing the loan and generally may take actions only in accordance with the instructions of a set percentage of holders of indebtedness. Accordingly, we may be precluded from directing such actions unless we or our investment adviser is the designated administrative agent or collateral agent or we act together with other holders of the indebtedness. If we are unable to direct such actions, we cannot assure shareholders that the actions taken will be in our best interests. There is also a risk that a loan agent may become bankrupt or insolvent. Such an event would delay, and possibly impair, any enforcement actions undertaken by holders of the associated indebtedness, including attempts to realize upon the collateral securing the associated indebtedness and/or direct the agent to take actions against the related obligor or the collateral securing the associated indebtedness. In addition, we may be unable to remove the agent in circumstances in which removal would be in our best interests. Moreover, agented loans typically allow for the agent to resign with certain advance notice.

Some of the loans in which we may invest, including broadly syndicated loans, may be “covenant-lite” loans, which means the loans contain fewer covenants than other loans (in some cases, none) and may not include terms which allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. An investment by us in a covenant-lite loan may potentially hinder the ability to reprice credit risk associated with the issuer and reduce the ability to restructure a problematic loan and mitigate potential loss. We may also experience delays in enforcing our rights under covenant-lite loans. Additionally, we may also be exposed to more risks related to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation, than is the case with other loans. As a result of these risks, our exposure to losses may be increased, which could result in an adverse impact on our net income and NAV.

There is a risk that the collateral securing our loans and notes may decrease in value over time, may be difficult to sell in a timely manner or at all, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital, and, in some circumstances, our lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan or note. Consequently, the fact that a loan or note is secured does not guarantee that we will receive principal and interest payments according to the loan’s or note’s terms, or at all, or that we will be able to collect on the loan or note should we be forced to enforce our remedies.

We also may invest in assets other than secured and senior secured debt instruments and income generating equity investments, including, unsecured debt, subordinated debt, mezzanine debt, common equity, preferred equity and other structured securities. Many of these investments have lower priority claims as compared to senior debt in the case of an event of default or an insolvency or restructuring, which may increase our exposure to losses and could adversely affect our investment returns.

In connection with an exercise by the Company of a right of first offer with respect to an investment opportunity made available by a third-party venture capital firm, the Company may agree to pay a portion of its capital gains on such investment to the third party venture capital firm or one of its affiliates, and also may agree to pay certain reasonable costs and expenses in connection with such investment, which would reduce the Company’s overall return on an investment.

Mezzanine Loans. Our mezzanine debt investments will be generally subordinated to senior loans and will be generally unsecured. As such, other creditors may rank senior to us in the event of an insolvency, which could likely result in a substantial or complete loss on such investment in the case of such insolvency. This may result in an above average amount of risk and loss of principal.

Unsecured Loans and Notes. We may invest in unsecured loans and notes. If the issuer defaults or has an event of insolvency, other creditors may rank senior, be structurally senior or have lien protection that effectively renders their claim superior to our rights under our unsecured notes or loans, which could likely result in a substantial or complete loss on such investment in the case of such insolvency. This may result in an above average amount of risk and loss of principal.

Unfunded Commitments. From time to time, we purchase revolving credit loans with unfunded commitments in the ordinary course of business. In the event multiple borrowers of such revolving credit loans were to draw these commitments at the same time, including during a market downturn, it could have an adverse impact on our cash reserves and liquidity position at a time when it may be more difficult for us to sell other assets. Additionally, under Rule 18f-4 under the Investment Company Act, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Unfunded commitment agreements entered into by a BDC in compliance with this condition will not be considered for purposes of computing asset coverage for purposes of compliance with the Investment Company Act with respect to our use of leverage as well as derivatives and/or other financial contracts.

Equity Investments. When we invest in senior secured loans or mezzanine loans, we may acquire equity securities, including warrants, as well. In addition, we may invest directly in the equity securities of portfolio companies. The equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our returns on equity. (Current and Proposed) We are subject to the risk that investments intended to be held over long periods are, instead, repaid prior to maturity. When this occurs, we will generally reinvest these proceeds in temporary investments, repay debt or repurchase our common stock, depending on expected future investment opportunities. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elects to prepay amounts owed by them.

We are not in a position to exercise control over certain of our portfolio companies or to prevent decisions by management of such portfolio companies that could decrease the value of our investments. (Current and Proposed) Although we may be deemed, under the Investment Company Act, to control certain of our portfolio companies because we own more than 25% of the common equity of those portfolio companies, we generally do not hold controlling equity positions in our portfolio companies. As a result, we are subject to the risk that a portfolio company may make business decisions with which we disagree, and that the management and/or stockholders of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we hold in certain of our portfolio companies, we may not be able to dispose of such investments if we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of such investments.

We have made, and in the future intend to pursue additional, investments in specialty finance businesses, which may require reliance on the management teams of such businesses. (Current and Proposed) We have made, and may make additional, investments in companies and operating platforms that originate and/or service commercial specialty finance businesses, including factoring, equipment finance, inventory leasing, merchant cash advance and hard money real estate lending and may also invest directly (including via participation) in the investments made by such businesses. The form of investment may vary and may require reliance on management teams to provide the resources necessary to originate new receivables, manage portfolios of performing receivables, and work-out portfolios of stressed or non-performing receivables.

Defaults by our portfolio companies may harm our operating results. (Current and Proposed) A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of our investments and foreclosure on our secured assets, which could trigger cross‑defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of financial covenants, with a defaulting portfolio company. If any of these occur, it could materially and adversely affect our operating results and cash flows. See also “Our investments may be risky, and we could lose all or part of our investments.”

If we invest in companies that experience significant financial or business difficulties, we may be exposed to certain distressed lending risks. (Current and Proposed) As part of our lending activities, we may purchase notes or loans from companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure you that we will correctly evaluate the value of the assets collateralizing our investments or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a portfolio company, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the investment advanced by us to the borrower. See also “Our investments may be risky, and we could lose all or part of our investments.”

Investing in middle-market companies involves a high degree of risk and our financial results may be affected adversely if one or more of our portfolio investments defaults on its loans or notes or fails to perform as we expect. (Current and Proposed) A significant portion of our portfolio consists of debt and equity investments in privately owned middle-market companies. Investing in middle-market companies involves a number of significant risks. Compared to larger publicly owned companies, these middle-market companies may be in a weaker financial position and experience wider variations in their operating results, which may make them more vulnerable to economic downturns and other business disruptions. Typically, these companies need more capital to compete; however, their access to capital is limited and their cost of capital is often higher than that of their competitors. Our portfolio companies face intense competition from larger companies with greater financial, technical and marketing resources and their success typically depends on the managerial talents and efforts of an individual or a small group of persons. Therefore, the loss of any of their key employees, as well as increased competition in the labor market, could affect a portfolio company’s ability to compete effectively and harm its financial condition. Further, some of these companies conduct business in regulated industries that are susceptible to regulatory changes. These factors could impair the cash flow of our portfolio companies and result in other events, such as bankruptcy. These events could limit a portfolio company’s ability to repay its obligations to us. Deterioration in a borrower’s financial condition and prospects may be accompanied by deterioration in the value of the loan’s collateral and the fair market value of the loan.

Most of the loans in which we invest are not structured to fully amortize during their lifetime. In order to create liquidity to pay the final principal payment, borrowers typically must raise additional capital or sell their assets, which could potentially result in the collateral being sold for less than its fair market value. If they are unable to raise sufficient funds to repay us, the loan will go into default, which will require us to foreclose on the borrower’s assets, even if the loan was otherwise performing prior to maturity. This will deprive us from immediately obtaining full recovery on the loan and prevent or delay the reinvestment of the loan proceeds in other, more profitable investments. Moreover, there are no assurances that any recovery on such loan will be obtained. Most of these companies cannot obtain financing from public capital markets or from traditional credit sources, such as commercial banks. Accordingly, loans made to these types of companies pose a higher default risk than loans made to companies that have access to traditional credit sources.

Furthermore, investing in middle‑market companies involves a number of additional significant risks, including:

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these companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

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they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

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they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on our stockholders;

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they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

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we, our executive officers, directors, GECM, its affiliates and/or any of their respective principals and employees, may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies and may, as a result, incur significant costs and expenses in connection with such litigation;

•	changes in laws and regulations (including the tax laws), as well as their interpretations, may adversely affect their business, financial structure or prospectus;

•	they may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity; and

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a portion of our income may be non-cash income, such as contractual PIK interest, which represents interest added to the debt balance and due at the end of the instrument’s term, in the case of loans, or issued as additional notes in the case of bonds. Instruments bearing PIK interest typically carry higher interest rates as a result of their payment deferral and increased credit risk. When we recognize income in connection with PIK interest, there is a risk that such income may become uncollectible if the borrower defaults.

An investment strategy that includes privately held companies presents challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns. (Current and Proposed) We invest in privately held companies. Generally, little public information exists about these companies, and we are required to rely on GECM’s, AE’s or our specialty finance partners’ ability to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and may lose money on our investments. Also, privately held companies frequently have shorter operating histories, less diverse product lines and smaller market presence than larger competitors, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Further, privately-held companies typically depend on the management talents and efforts of a small group of persons, and therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse effect on such portfolio company and, in turn, on us. These factors could adversely affect our investment returns as compared to companies investing primarily in the securities of public companies.

Each venture-backed portfolio company’s day-to-day operations will be the responsibility of such company’s management team. Certain of the Company’s venture-backed capital investments will be in portfolio companies that have not had significant operations and may have founders and management teams with less operational experience than a more established company. While the Company seeks to invest in companies operated by strong management or build strong management teams at each of them, there can be no assurance that the existing management team, or any successor, will be able to operate the portfolio company as expected by the Company. The success of each portfolio investment depends in substantial part upon the skill and expertise of each portfolio company’s management team. Additionally, portfolio companies will need to attract, retain, and develop executives and members of their management teams. The market for executive talent is, notwithstanding general unemployment levels or developments within a particular industry, extremely competitive. There can be no assurance that a portfolio company will be able to attract, develop, integrate, and retain suitable members of its management team, and, as a result, the Company may be adversely affected thereby.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies. (Current and Proposed) Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or in some cases senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invested. Also, in insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims. (Current and Proposed) Even though we may have structured investments as secured investments, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, and based upon principles of equitable subordination as defined by existing case law, a bankruptcy court could subordinate all or a portion of our claim to that of other creditors and transfer any lien securing such subordinated claim to the bankruptcy estate. The principles of equitable subordination defined by case law have generally indicated that a claim may be subordinated only if its holder is guilty of misconduct or where the senior investment is re‑characterized as an equity investment and the senior lender has actually provided significant managerial assistance to the bankrupt debtor. We may also be subject to lender liability claims for actions taken by us with respect to a borrower’s business or instances where we exercise control over the borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken in rendering managerial assistance or actions to compel and collect payments from the borrower outside the ordinary course of business. To the extent GECC provides significant managerial assistance to the portfolio companies, this risk is exacerbated.

Junior priority liens on collateral securing loans and notes that we invest in may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the senior priority creditors and us. (Current and Proposed) We may purchase loans or notes that are secured by a second priority or more junior security interest in the same collateral pledged by a portfolio company to secure senior debt owed by the portfolio company to commercial banks or other traditional lenders. Often the senior lender has procured covenants from the portfolio company prohibiting the incurrence of additional secured debt without the senior lender’s consent. Prior to and as a condition of permitting the portfolio company to borrow money from us secured by the same collateral pledged to the senior lender, the senior lender will require assurances that it will control the disposition of any collateral in the event of bankruptcy or other default. In many such cases, the senior lender will require us or the indenture trustee to enter into an “intercreditor agreement” prior to permitting the portfolio company to borrow. Typically the intercreditor agreements expressly subordinate our junior lien debt instruments to those held by the senior lender and further provide that the senior lender shall control: (1) the commencement of foreclosure or other proceedings to liquidate and collect on the collateral; (2) the nature, timing and conduct of foreclosure or other collection proceedings; (3) the amendment of any collateral document; (4) the release of the security interests in respect of any collateral; and (5) the waiver of defaults under any security agreement. Because of the control we may cede to senior lenders under intercreditor agreements we may enter, we may be unable to realize the proceeds of any collateral securing some of our loans and notes.

The reference rates for our loans may change. (Current and Proposed) Actions by market participants or by government agencies, including central banks, may affect prevailing interest rates and the reference rates for loans to our portfolio companies, which may make the financial terms of our loans less attractive. Actions by governments may create inflation in asset prices that over-state the value of our portfolio companies and their assets and drive cycles of capital market activities (like mergers and acquisitions) at a rate and at prices in excess of those that would prevail in an unaffected market.

We cannot assure you that actions by market participants or by government agencies will not materially adversely affect trading markets or our portfolio companies or us or our and our portfolio companies’ respective business, prospects, financial condition or results of operations.

We may mismatch the interest rate and maturity exposure of our assets and liabilities. (Current and Proposed) Our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. We cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds could increase, which could reduce our net investment income. Typically, our fixed‑rate investments are financed primarily with equity and/or long‑term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the Investment Company Act. If we do not implement these techniques properly, we could experience losses on our hedging positions, which could be material.

If interest rates fall, our portfolio companies are likely to refinance their obligations to us at lower interest rates. Our proceeds from these refinancings are likely to be reinvested at lower interest rates than our refinanced loans resulting in a material decrease in our net investment income.

To the extent we continue to allocate capital to equity investments with respect to implementation of the New Strategy, the Company will likely receive decreased net investment income over such time, reducing distributions that the Company will make to stockholders.

We may not realize gains from our equity investments. (Current and Proposed) Our portfolio may include common stock, warrants or other equity securities. We may also take back equity securities in exchange for our debt investments in workouts of troubled investments. Investments in equity securities involve a number of significant risks, including the risk of further dilution as a result of additional issuances, inability to access additional capital and failure to pay current distributions. Investments in preferred securities involve special risks, such as the risk of deferred distributions, credit risk, illiquidity and limited voting rights. In addition, we may from time to time make non‑control, equity investments in portfolio companies. The equity interests we invest in may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We may seek puts or similar rights to give it the right to sell our equity securities back to the portfolio company. We may be unable to exercise these put rights if the issuer is in financial distress or otherwise lacks sufficient liquidity to purchase the underlying equity investment.

Investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments. (Current and Proposed) Our investment strategy contemplates investments in debt securities of foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Such investments will generally not represent “qualifying assets” under Section 55(a) of the Investment Company Act.

Any investments denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short‑term interest rates, differences in relative values of similar assets in different currencies, long‑term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we offer no assurance that we will, in fact, hedge currency risk, or that if it does, such strategies will be effective.

We may hold a significant portion of our portfolio assets in cash, cash equivalents, money market mutual funds, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less, which may have a negative impact on our business and operations. (Current and Proposed) We may hold a significant portion of our portfolio assets in cash, cash equivalents, money market mutual funds, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less for many reasons, including, among others:

•	as part of GECM’s strategy in order to take advantage of investment opportunities as they arise;

•	when GECM believes that market conditions are unfavorable for profitable investing;

•	when GECM is otherwise unable to locate attractive investment opportunities;

•	as a defensive measure in response to adverse market or economic conditions; or

•	to meet RIC qualification requirements.

We may also be required to hold higher levels of cash, money market mutual funds or other short-term securities in order to pay our expenses or make distributions to stockholders in the ordinary course of business given the relatively high percentage of our total investment income represented by non-cash income, including PIK income and accretion of original issue discount (“OID”). During periods when we maintain exposure to cash, money market mutual funds, or other short-term securities, we may not participate in market movements to the same extent that it would if we were fully invested, which may have a negative impact on our business and operations and, accordingly, our returns may be reduced.

We may be subject to risks associated with investments in CLOs. (Current and Proposed) We invest in CLOs and warehouse loan facilities through our joint venture, CLO Formation JV, LLC. Such investments may present risks similar to those of the other types of investments in which we may invest and, in fact, such risks may be of greater significance in the case of CLOs and warehouse loan facilities. Moreover, investing in such products may entail a variety of unique risks. Among other risks, CLO and warehouse facility investments may be subject to prepayment risk. In addition, the performance of a CLO or warehouse facility will be affected by a variety of factors, including its priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. In addition, we may face additional risks related to CLOs and warehouse facilities. A CLO is typically a bankruptcy-remote securitization entity that owns senior secured, second lien or unsecured corporate loans. CLOs make payments to investors as payments are received with respect to their underlying asset pools. If proceeds of the underlying asset pools are not large enough to provide payments to all investors, securities held by the more junior investors in the CLOs will likely suffer a principal loss. In an event of default, typically the most senior tranche of debt may direct the CLO manager to liquidate the CLO. In the event of a liquidation, the unrated or most subordinated tranches of a CLO will not receive any payment until all principal and interest on the senior debt is paid in full. In addition, the value of the underlying collateral in the asset pools may decrease in value. CLO securities are illiquid instruments, and we may not be able to sell such securities at favorable prices, if at all.

We and/or our portfolio companies may be materially and adversely impacted by global climate change. (Current and Proposed) Climate change is widely considered to be a significant threat to the global economy. Our business operations and our portfolio companies may face risks associated with climate change, including risks related to the impact of climate-related legislation and regulation (both domestically and internationally), risks related to climate-related business trends (such as the process of transitioning to a lower-carbon economy), and risks stemming from the physical impacts of climate change, such as the increasing frequency or severity of extreme weather events and rising sea levels and temperatures. These events and the disruptions they cause, alone or in combination, could also lead to increased costs of insurance for us and/or our portfolio companies.

The lack of liquidity in our investments may adversely affect our business. (Current and Proposed) As we generally make investments in private companies, substantially all of these investments are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if needed. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we could realize significantly less than the value at which we have recorded our investments or could be unable to dispose of our investments in a timely manner. In addition, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we or an affiliate of GECM or AE has material non-public information regarding such portfolio company.

Our investments in venture-backed companies involve a high degree of risk. (Proposed) The types of investments that the Company anticipates making with the assistance of AE involve a high degree of risk. In general, financial and operating risks confronting portfolio companies can be significant. While targeted returns should reflect the perceived level of risk in any investment situation, there can be no assurance that the Company will be adequately compensated for risks taken. A loss of the Company’s entire investment is possible. The timing of profit realization is highly uncertain. Losses are likely to occur early following investment by the Company, while successes often require a long maturation period.

Venture-backed companies often experience unexpected problems in the areas of product development, manufacturing, marketing, financing and general management, which, in some cases, cannot be adequately solved. In addition, such companies may require substantial amounts of financing, which may not be available through institutional private placements or the public markets. In addition, the markets that such companies target are highly competitive and in many cases the competition consists of larger companies with access to greater resources. The percentage of companies that survive and prosper can be small.

We may invest in venture-backed companies in the form of Simple Agreements for Future Equity (SAFE) and we cannot guarantee that SAFEs will ever represent an equity ownership interest. The valuation of the company used in the conversion of the SAFEs is not necessarily accurate. (Proposed) Certain investments in venture-backed companies will be in the form of SAFEs. SAFEs do not represent an equity ownership interest at the time of investment, and it is uncertain if SAFEs will provide such exposure in the future. They are designed for venture-backed, high-growth startup companies that are expected to raise additional capital in the future. If such growth or financing does not occur, the economic assumptions underlying the investment may not be realized. Unlike common stock, SAFEs do not provide holders with any current ownership rights, including voting rights or rights to dividends, and instead represent only a contractual right to receive equity in the future upon the occurrence of specified triggering events, such as a future equity financing, acquisition, or initial public offering, which may not occur. If such triggering events do not occur, the Company may never receive equity securities and could lose its entire investment. In certain circumstances, a portfolio company may raise additional capital through alternative financing structures that do not trigger conversion. Even if a triggering event occurs, the terms governing a conversion may be complex and highly variable, including valuation caps, discounts, or other mechanisms, such as most favored nation or pro rata provisions, that may significantly affect the amount and value of equity ultimately received.

The valuation for the company used in the conversion of the SAFEs will be determined by the investors investing in the next priced equity financing round that triggers conversion of the SAFEs, which valuation may not be known by the Company or an accurate reflection of the valuation of the company at that time.

A SAFE investment’s value may not change for an extended period of time, for example, until a conversion is triggered. Upon conversion, the Company’s investment in the company that issued the SAFE may change significantly, impacting the Company’s NAV per share and potentially the trading price for the shares. Because SAFEs are valued based on estimates of future contingent events, their reported fair value may differ materially from realized outcomes.

The Company may provide seed funding to portfolio companies it would otherwise not have invested in. (Proposed) The Company may occasionally enter into an agreement with a single entrepreneur or team of entrepreneurs (each, an “Entrepreneur”), pursuant to which the Company will provide seed funding to one or more companies founded or otherwise sponsored by such Entrepreneur. It is the Company’s belief that such arrangements may benefit the Company by creating opportunities for the Company to secure favorable terms with respect to such investments, and that the Company’s relationships with Entrepreneurs may benefit the Company by creating earlier access to portfolio companies with promising founders. It is possible, however, that as a result of any such arrangement, the Company will make investments in portfolio companies in which it otherwise would not have invested.

Investments in private vehicles are expected to be illiquid, subject to restricted marketability and the realization of investments from them may take considerable time and/or be costly. (Proposed) The Company may purchase units or shares of SPVs, limited liability companies and limited partnerships that would be investment companies but for Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, and other vehicles (each, a “Private Vehicle”) that provide the Company with economic exposure to the equity of venture-backed companies which are subject to a number of risks. Private Vehicle interests are expected to be illiquid and subject to restricted marketability, and the realization of investments from them may take considerable time and/or be costly. In addition, certain private companies may impose broad transfer restrictions on their equity securities. These restrictions may extend to the ability of a Private Vehicle that invests in such private company to admit new investors, meaning that the Company may be unable to invest in a Private Vehicle without the consent of the underlying private company. There can be no assurance that such consent will be granted, which may limit the Company’s ability to gain exposure to certain private companies. To the extent that the Company invests in Private Vehicles, including SPVs, it expects to primarily invest in Private Vehicles that provide exposure focused on the same venture-backed companies that the Company invests in directly. Some of the Private Vehicles in which the Company invests may have only limited operating histories. Although AE will seek to receive detailed information from each Private Vehicle regarding its business strategy and any performance history, including audited financial statements, in most cases AE will have little or no means of independently verifying this information. The Company may in its sole discretion make the determination to invest without having access to the detailed information necessary for a full evaluation of the investment opportunity, including where the Company believes that such level of due diligence is either not possible or not practicable given the circumstances of the proposed portfolio investment (such as where the window of opportunity is short and/or the demand by other investors is high). In such circumstances, there therefore may be a shorter due diligence process. In addition, AE may rely upon independent consultants or advisers in connection with their evaluation of proposed investments and may consider the diligence of potential co-investors or strategic partners. There can be no assurance that these consultants, advisers, co-investors or strategic partners will accurately evaluate such investments, and such involvement of third-party consultants, advisers, co-investors or strategic partners may present a number of risks primarily relating to AE’s reduced control of the functions that are outsourced. As a result of any or all of these circumstances, the due diligence investigation that AE carries out with respect to any such investment opportunity may not reveal or highlight all material risks associated with such investment opportunity, which may have otherwise been discovered with a more thorough process, especially when there is a compressed diligence timeframe and/or heightened competition for an investment, where there may be limited publicly available information with respect to a particular company or its executives, where because of the size or other aspects of an investment, limited information is made available to AE by the prospective portfolio company, or in circumstances where all or a portion of such due diligence is conducted remotely. Lastly, Private Vehicles may have little or no near-term cash flow available to distribute to investors, including the Company. Due to the pattern of cash flows in Private Vehicles and the illiquid nature of their investments, investors typically will see negative returns in the early stages of Private Vehicles. Then, as investments are able to realize liquidity events, such as a sale or initial public offering, positive returns will be realized if the Private Vehicle’s investments are successful.

Private Vehicle interests are ordinarily valued based upon valuations provided by the manager or general partner of the Private Vehicle (the “Private Vehicle Manager”), which may be received on a delayed basis. Certain securities in which the Private Vehicles invest may not have a readily ascertainable market price and are fair valued by the Private Vehicle Managers. A Private Vehicle Manager may face a conflict of interest in valuing such securities because their values may have an impact on the Private Vehicle Manager’s compensation. AE and GECM will review and perform due diligence on the valuation procedures used by each Private Vehicle Manager and monitor the returns provided by the Private Vehicles. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Private Vehicle Manager, the accuracy of the valuations provided by the Private Vehicle Managers, that the Private Vehicle Managers will comply with their own internal policies or procedures for keeping records or making valuations, or that the Private Vehicle Managers’ policies and procedures and systems will not change without notice to the Company. As a result, a Private Vehicle Manager’s valuation of the securities may fail to match the amount ultimately realized with respect to the disposition of such securities. A Private Vehicle Manager’s information could also be inaccurate due to fraudulent activity, mis-valuation or inadvertent error. The Company may not uncover errors in valuation for a significant period of time, if ever. Inaccurate valuations provided by Private Vehicles could materially adversely affect the value of Shares.

The Company may be precluded from acquiring an interest in certain Private Vehicles due to regulatory implications under the Investment Company Act or other laws, rules and regulations or may be limited in the amount it can invest in voting securities of Private Vehicles. AE or GECM also may refrain from including a Private Vehicle in the Company’s portfolio in order to address adverse regulatory implications that would arise under the Investment Company Act for the Company if such an investment was made. In addition, the SEC has adopted Rule 18f-4 under the Investment Company Act, which, among other things, may impact the ability of the Company to enter into unfunded commitment agreements, if any, such as a capital commitment to a Private Vehicle or as part of a direct investment. The Company does not expect to make capital commitments to Private Vehicles. In addition, the Company’s ability to invest may be affected by considerations under other laws, rules or regulations. Such regulatory restrictions, including those arising under the Investment Company Act, may cause the Company to invest in different Private Vehicles or direct investments than other clients of AE or GECM.

Although the Company will be an investor in a Private Vehicle, Shareholders will not themselves be equity holders of that Private Vehicle and will not be entitled to enforce any rights directly against the Private Vehicle or the Private Vehicle Manager or assert claims directly against any Private Vehicles, the Private Vehicle Managers or their respective affiliates. Shareholders will have no right to receive the information issued by the Private Vehicles that may be available to the Company as an investor in the Private Vehicles. In addition, Private Vehicles generally are not registered as investment companies under the Investment Company Act; therefore, the Company, as an investor in Private Vehicles, will not have the benefit of the protections afforded by the Investment Company Act. Private Vehicle Managers may not be registered as investment advisers under the Advisers Act, in which case the Company, as an investor in Private Vehicles managed by such Private Vehicle Managers, will not have the benefit of certain of the protections afforded by the Advisers Act.

The Company is subject to the risks associated with its Private Vehicles’ underlying investments. The investments made by Private Vehicles will entail a high degree of risk and in most cases be highly illiquid and difficult to value. Unless and until those investments are sold or mature into marketable securities, they will remain illiquid. As a general matter, companies in which the Private Vehicle invests may face intense competition, including competition from companies with far greater financial resources; more extensive research, development, technological, marketing and other capabilities; and a larger number of qualified managerial and technical personnel.

A Private Vehicle Manager may focus on a particular industry or sector, which may subject the Private Vehicle, and thus the Company, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. Likewise, a Private Vehicle Manager may focus on a particular country or geographic region, which may subject the Private Vehicle, and thus the Company, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. In addition, Private Vehicles may establish positions in different geographic regions or industries that, depending on market conditions, could experience offsetting returns. The Company will not obtain or seek to obtain any control over the management of any portfolio company in which any Private Vehicle may invest. The success of each investment made by a Private Vehicle will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.

To maintain the Company’s status as a regulated investment company and preserve the tax benefits to the Company of that status, the Company intends to distribute to Shareholders capital gain dividends in the amount of the Company’s net capital gain. Distribution of the Company’s net capital gain (which is generally the excess of the Company’s realized net long-term capital gains over the Company’s realized net short-term capital losses) properly reported by the Company as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains, regardless of the U.S. Shareholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common shares. Distributions of the Company’s net capital gain to a non-U.S. Shareholder, generally will not be subject to U.S. federal withholding tax and will not be subject to U.S. federal income tax unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. Shareholder in the United States).

Legal, tax and regulatory changes could occur that may adversely affect or impact the Company at any time. The legal, tax and regulatory environment for private equity funds is evolving, and changes in the regulation and market perception of such funds, including changes to existing laws and regulations and increased criticism of the private equity and alternative asset industry by regulators and politicians and market commentators, may materially adversely affect the ability of Private Vehicles to pursue their investment strategies. In recent years, market disruptions and the dramatic increase in capital allocated to alternative investment strategies have led to increased governmental, regulatory and self-regulatory scrutiny of the private equity and alternative investment fund industry in general, and certain legislation proposing greater regulation of the private equity and alternative investment fund industry periodically is being and may in the future be considered or acted upon by governmental or self-regulatory bodies of both U.S. and non-U.S. jurisdictions. It is impossible to predict what, if any, changes might be made in the future to the regulations affecting: private equity funds generally; the Private Vehicles; the Private Vehicle Managers; the markets in which they operate and invest; and/or the counterparties with which they do business. It is also impossible to predict what the effect of any such legislative or regulatory changes might be. Any regulatory changes that adversely affect a Private Vehicle’s ability to implement its investment strategies could have a material adverse impact on the Private Vehicle’s performance, and thus on the Company’s performance.

The technology industry tends to exhibit a high degree of market risk and price fluctuations. (Proposed) The market prices of technology-related securities tend to exhibit a greater degree of market risk and sharp price fluctuations than other types of securities. These securities may fall in and out of favor with investors rapidly, which may cause sudden selling and dramatically lower market prices. Technology securities may be affected by intense competition, obsolescence of existing technology, general economic conditions and government regulation and may have limited product lines, markets, financial resources, or personnel. Technology companies may experience dramatic and often unpredictable changes in growth rates and competition for qualified personnel. These companies are also heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely impact a company’s profitability. A small number of companies represent a large portion of the technology industry. In addition, a rising interest rate environment tends to negatively affect technology companies. Those technology companies seeking to finance expansion would have increased borrowing costs, which may negatively impact earnings. Technology companies having high market valuations may appear less attractive to investors, which may cause sharp decreases in their market prices.

AI-related businesses face steep competition and may be substantially exposed to the market and business risks of other industries or sectors, adversely affecting the Company by negative developments impacting those businesses, industries and sectors. (Proposed) Companies involved in AI-related businesses may have limited product lines, markets, financial resources or personnel. These companies face intense competition and potentially rapid product obsolescence, and many depend significantly on retaining and growing the consumer base of their respective products and services. Many of these companies are also reliant on the end-user demand of products and services in various industries that may in part utilize AI and/or data services. Further, many companies involved in AI-related businesses may be substantially exposed to the market and business risks of other industries or sectors, and the Company may be adversely affected by negative developments impacting those companies, industries or sectors. In addition, these companies are heavily dependent on intellectual property rights and may be adversely affected by loss or impairment of those rights. There can be no assurance that companies involved in the AI industry will be able to successfully protect their intellectual property to prevent the misappropriation of their technology, or that competitors will not develop technology that is substantially similar or superior to such companies’ technology. AI companies also face risks specific to training data and model development, including allegations that third-party models or datasets used to develop or enhance products lacked proper licenses or consents, challenges obtaining or maintaining access to high-quality models, datasets, or specialized hardware, and higher operating costs driven by compute-intensive training and inference. Moreover, due to challenges in detecting patent infringement pertaining to generative AI technologies, it may be more difficult to protect generative AI and related innovations with patents. Further, the laws of some foreign countries do not provide the same level of intellectual property protection as U.S. laws and courts and could fail to adequately protect AI companies’ intellectual property rights. If unauthorized disclosure of source code occurs through security breach, cyber-attack or otherwise, AI companies could lose future trade secret protection for that source code. Such loss could make it easier for third parties to compete with AI products by copying functionality, which could cause AI companies to lose customers and could adversely affect their revenue and operating margins. If AI companies cannot protect their intellectual property against unauthorized copying, use, or other misappropriation, their businesses could be harmed. AI companies are potential targets for cyberattacks, which can have a materially adverse impact on the performance of these companies. In addition, the collection of data from consumers and other sources could face increased scrutiny as regulators consider how the data is collected, stored, safeguarded and used. AI companies may face regulatory fines and penalties, including potential forced break-ups, that could hinder the ability of these companies to operate on an ongoing basis. Compliance with evolving regulatory obligations specific to AI, such as the EU AI Act, California’s Transparency in Frontier Artificial Intelligence Act, and emerging United States federal and state oversight of model transparency, safety and privacy, may require significant changes to products, practices and business models, which may adversely affect AI companies subject to such regulations. For example, the EU AI Act came into force on August 1, 2024, and will generally become fully applicable after a two-year transitional period (although certain obligations will take effect at an earlier or later time). The EU AI Act introduces various requirements for AI systems and models placed on the market or put into service in the EU, including specific transparency and other requirements for general purpose AI systems and the models on which those systems are based. In the U.S., there is increasing uncertainty as to the federal government’s approach to AI regulation going forward, as the continued applicability of the White House’s 2023 Executive Order on the Safe, Secure, and Trustworthy Development and Use of AI, which lays out a framework for the U.S. government, among other things, to monitor private sector development of certain foundation models, remains subject to regulatory development. Several states are considering enacting or have already enacted regulations concerning the use of AI technologies, including those focused on consumer protection, and depending on the scope of AI regulation at the federal level, some states may move to regulate AI model development and deployment. Further, at the federal and state level, there have been various proposals (and in some cases laws enacted) addressing “deepfakes” and other AI-generated synthetic media.

AE has no has no experience previously managing a BDC. (Proposed) It is possible that AE may not be able to source as many opportunities as predicted for the Company. It is also possible that the private companies in which the Company seeks to invest may not be willing to accept the Company’s investment, including because the Company will require certain rights in order to meet its public disclosure obligations under the Investment Company Act (and other Federal securities laws).

Additionally, AE has not previously managed a BDC. The Investment Company Act imposes numerous constraints on the operations of BDCs that do not apply to other investment vehicles. AE’s limited experience in managing a portfolio of assets under the constraints of the Investment Company Act may hinder AE’s ability to take advantage of attractive investment opportunities and, as a result, may adversely affect our ability to achieve our investment objectives. AE’s track record and achievements are not necessarily indicative of the future results AE will achieve as the sub-adviser to the Company. Accordingly, we can offer no assurance that AE will replicate the historical performance of other investment vehicles with which AE has been affiliated, and we caution that our investment returns could be lower than the returns achieved by such other companies.

Risks Relating to Our Business and Structure

Capital markets experience periods of disruption and instability. These market conditions have historically materially and adversely affected debt and equity capital markets in the United States and abroad, which had, and may in the future have, a negative impact on our business and operations. (Current and Proposed) The global capital markets are subject to disruption which may result from, among other things, a lack of liquidity in the debt capital markets, significant write‑offs in the financial services sector, the re‑pricing of credit risk in the broadly syndicated credit market or the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, such events have historically materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. Equity capital may be difficult to raise because, as a BDC, we are generally not able to issue additional shares of our common stock at a price less than NAV. In addition, our ability to incur indebtedness or issue preferred stock is limited by applicable regulations such that our asset coverage, as defined in the Investment Company Act, must equal at least 150% immediately after each time we incur indebtedness or issue preferred stock. The debt capital that may be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future. Any inability to raise capital could have a negative effect on our business, financial condition and results of operations.

Market conditions may in the future make it difficult to extend the maturity of or refinance our existing indebtedness, and any failure to do so could have a material adverse effect on our business. The expected illiquidity of our investments may make it difficult for us to sell such investments if required. As a result, we may realize significantly less than the value at which we have recorded our investments.

In addition, significant changes in the capital markets, including recent volatility and disruption, have had, and may in the future have, a negative effect on the valuations of our investments and on the potential for liquidity events involving our investments. An inability to raise capital, and any required sale of our investments for liquidity purposes, could have a material adverse impact on our business, financial condition and results of operations.

We may experience fluctuations in our quarterly results. (Current and Proposed) Our quarterly operating results will fluctuate due to a number of factors, including the level of expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. Our quarterly operating results will also fluctuate due to a number of other factors, including the interest rates payable on the debt investments we make and the default rates on such investments. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Our success depends on the ability of our investment adviser and sub-adviser to attract and retain qualified personnel in a competitive environment. (Current and Proposed) Our growth requires that GECM and AE retain and attract new investment and administrative personnel in a competitive market. GECM’s and AE’s ability to attract and retain personnel with the requisite credentials, experience and skills depends on several factors, including, but not limited to, their ability to offer competitive wages, benefits and professional growth opportunities. Many of the entities, including investment funds (such as venture capital funds, private equity funds and mezzanine funds) and traditional financial services companies, which compete for experienced personnel with GECM and AE, have greater resources than GECM and AE.

We depend on the diligence, skill, judgment, network of business contacts and personal reputations of certain key personnel of GECM and AE and our future success depends on their continued service. The departure or misconduct of any of these individuals, or of a significant number of the investment professionals or partners of GECM and AE, could have a material adverse effect on our business, financial condition or results of operations.

Our ability to grow depends on our ability to raise equity capital and/or access debt financing. (Current and Proposed) We intend to periodically access the capital markets to raise cash to fund new investments. We expect to continue to be treated as a RIC and operate in a manner so as to qualify for the U.S. federal income tax treatment applicable to RICs. Among other things, in order to maintain our RIC status, we must distribute to our stockholders on a timely basis generally an amount equal to at least 90% of our investment company taxable income (as defined by the Code), and, as a result, such distributions will not be available to fund new investments. As a result, we must borrow from financial institutions or issue additional securities to fund our growth. Unfavorable economic or capital market conditions, including interest rate volatility, may increase our funding costs, limit our access to the capital markets or could result in a decision by lenders not to extend credit to us. There has been and will continue to be uncertainty in the financial markets in general. An inability to successfully access the capital or credit markets for either equity or debt could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

If the fair value of our assets declines substantially, we may fail to maintain the asset coverage ratios imposed upon us by the Investment Company Act or our lenders. Any such failure, or a tightening or general disruption of the credit markets, would affect our ability to issue senior securities, including borrowings, and pay dividends or other distributions, which could materially impair our business or our ability to qualify for RIC tax treatment under the Code.

In addition, with certain limited exceptions we are only allowed to borrow or issue debt securities or preferred stock such that our asset coverage, as defined in the Investment Company Act, equals at least 150% immediately after such borrowing, which, in certain circumstances, may restrict our ability to borrow or issue debt securities or preferred stock. The amount of leverage that we may employ will depend on GECM’s and our Board’s assessments of market and other factors at the time of any proposed borrowing or issuance of debt securities or preferred stock. We cannot assure you that we will be able to obtain lines of credit at all or on terms acceptable to us.

Economic recessions or downturns could impair our portfolio companies and harm our operating results. (Current and Proposed) The current economy is subject to periodic downturns that, from time to time, result in recessions or more serious adverse macroeconomic events. For example, many countries and industries around the globe experienced downturns and contractions as they grappled with the short- and long-term economic impacts of the COVID-19 pandemic, elevated inflation, supply chain challenges, labor market shortages and disputes, changes in interest rates, uncertainty related to evolving tariff and trade policies, geopolitical tensions, inflationary pressures, foreign currency fluctuations, and periods of volatility in global capital markets. Our portfolio companies are susceptible to economic slowdowns or recessions and may be unable to repay loans or notes during these periods. Therefore, our non‑performing assets may increase and the value of our portfolio may decrease during these periods as we are required to record the market value of our investments. Adverse economic conditions may also decrease the value of collateral securing some of our investments and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants in its agreements with us or other lenders could lead to defaults and, potentially, acceleration of the time when the debt obligations are due and foreclosure on its secured assets, which could trigger cross‑defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that we hold. We may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we actually provided significant managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to that of other creditors. See also “Defaults by our portfolio companies may harm our operating results” and “There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.”

Global economic, political and market conditions may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability. (Current and Proposed) The condition of the global financial market, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the U.S. and worldwide financial markets, may cause economic uncertainties or deterioration in the United States and worldwide, and may subject our investments to heightened risks. For example, the United States enacted significant new tariffs beginning in the first quarter of 2025, which led to significant volatility in global markets during the year. Further, the current U.S. Presidential administration has continued to propose additional significant tariffs as well as evaluate key aspects of U.S. trade policy, treaties and tariffs. Concerns over future increases in inflation, economic recession, as well as interest rate volatility and fluctuations in oil and gas prices resulting from global production and demand levels, as well as geopolitical tension, have exacerbated market volatility. Market volatility has been further exacerbated by social unrest, changes regarding immigration and work permit policies and other political and security concerns both in the United States and across various international regions. Because of interrelationships within the global financial markets, if these issues do not abate, or they worsen or spread, our and our portfolio companies, businesses may be adversely affected both within and outside of the directly affected regions

These heightened risks could also include to: increased risk of default; greater social, trade, economic and political instability (including the risk of war or terrorist activity); greater governmental involvement in the economy; greater governmental supervision and regulation of the securities markets and market participants resulting in increased expenses related to compliance; greater fluctuations in currency exchange rates; controls or restrictions on foreign investment and/or trade, capital controls and limitations on repatriation of invested capital and on the ability to exchange currencies; inability to purchase and sell investments or otherwise settle transactions (i.e., a market freeze); and unavailability of hedging techniques. During times of political uncertainty and/or change, global markets often become more volatile. Markets experiencing political uncertainty and/or change could have substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates typically have negative effects on such countries’ economies and markets. Tax laws could change materially, and any changes in tax laws could have an unpredictable effect on us, our investments and our investors. Any of these risks could have a material adverse effect on our business, financial condition and result of operations.

We may acquire other funds, portfolios of assets or pools of debt and those acquisitions may not be successful. (Current and Proposed) We may acquire other funds, portfolios of assets or pools of debt investments. Any such acquisition program has a number of risks, including among others:

•	management’s attention will be diverted from running our existing business by efforts to source, negotiate, close and integrate acquisitions;

•	our due diligence investigation of potential acquisitions may not reveal risks inherent in the acquired business or assets;

•	we may over‑value potential acquisitions resulting in dilution to you, incurrence of excessive indebtedness, asset write downs and negative perception of our common stock;

•	the interests of our existing stockholders may be diluted by the issuance of additional shares of our common stock or preferred stock;

•	we may borrow to finance acquisitions, and there are risks associated with borrowing as described in the Company’s most recent Annual Report on Form 10-K;

•	GECM and AE have an incentive to increase our assets under management in order to increase their fee stream, which may not be aligned with the interests of our stockholders;

•	We, GECM and AE may not successfully integrate any acquired business or assets; and

•	GECM and AE may compensate the existing managers of any acquired business or assets in a manner that results in the combined company taking on excessive risk.

Our failure to maintain our status as a BDC would reduce our operating flexibility. (Current and Proposed) We elected to be regulated as a BDC under the Investment Company Act. The Investment Company Act imposes numerous constraints on the operations of BDCs and their external advisers. For example, BDCs are required to invest at least 70% of their gross assets in specified types of securities, primarily in private companies or illiquid U.S. public companies below a certain market capitalization, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Furthermore, any failure to comply with the requirements imposed on BDCs by the Investment Company Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, upon approval of a majority of our voting securities (as defined under the Investment Company Act), we may elect to withdraw our status as a BDC. If we decide to withdraw our BDC election, or if we otherwise fail to qualify, or to maintain our qualification, as a BDC, we may be subject to substantially greater regulation under the Investment Company Act as a closed‑end management investment company. Compliance with such regulations would significantly decrease our operating flexibility and would significantly increase our costs of doing business.

Regulations governing our operations as a BDC affect our ability to raise additional capital and the way in which we do so. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage. (Current and Proposed) We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, referred to collectively as “senior securities,” up to the maximum amount permitted under the Investment Company Act. Under the provisions of the Investment Company Act applicable to BDCs, we are permitted to issue senior securities (e.g., notes and preferred stock) in amounts such that our asset coverage ratio, as defined in the Investment Company Act, equals at least 150% of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. Also, any amounts that we use to service our indebtedness would not be available for distributions to our stockholders. Furthermore, as a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss.

Our Board may change our investment objectives, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse. (Current and Proposed) Our Board has the authority to modify or waive our investment objectives, current operating policies, investment criteria and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, NAV and operating results.

We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income. (Current and Proposed) For U.S. federal income tax purposes, we may be required to include in income certain amounts before our receipt of the cash attributable to such amounts, such as OID on a debt instrument, which generally is required to be taken into account for U.S. federal income tax purposes throughout the term of the debt instrument on a constant yield basis. Also, we may be required to include in income other amounts that we will not receive in cash, including, for example, non‑cash income from deferred payment securities and hedging and foreign currency transactions. In addition, we intend to seek debt investments in the secondary market that represent attractive risk-adjusted returns, taking into account both stated interest rates and current market discounts to par value. Such market discount may be included in income before we receive any corresponding cash payments (depending on whether certain elections are made). Certain of our debt investments earn PIK interest, resulting in income without receipt of cash.

Since we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the U.S. federal income tax requirement to distribute generally an amount equal to at least 90% of our investment company taxable income to maintain our ability to generally avoid being subject to U.S. federal income tax at the corporate level. Accordingly, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thus be subject to additional corporate‑level income taxes.

However, in order to satisfy the Annual Distribution Requirement (as defined below) for a RIC, we may, but have no current intention to, declare a large portion of a dividend in shares of our common stock instead of in cash. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder would be taxed on 100% of the fair market value of the shares received as part of the dividend on the date a stockholder received it in the same manner as a cash dividend, even though most of the dividend was paid in shares of our common stock.

We may expose ourselves to risks associated with the inclusion of non-cash income prior to receipt of cash. (Current and Proposed) To the extent we invest in debt instruments that result in OID for U.S. federal income tax purposes, including PIK loans, zero coupon bonds, and debt securities with attached warrants, investors will be exposed to the risks associated with the inclusion of such non-cash income in taxable and accounting income prior to receipt of cash.

The deferred nature of payments on PIK loans creates specific risks. Interest payments deferred on a PIK loan are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the loan. Since the payment of PIK income does not result in cash payments to us, we may also have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations (and thus hold higher cash or cash equivalent balances, which could reduce returns) to pay our expenses or make distributions to stockholders in the ordinary course of business, even if such loans do not default. An election to defer PIK interest payments by adding them to principal increases our gross assets and, thus, increases future base management fees to GECM and, because interest payments will then be payable on a larger principal amount, the PIK election also increases GECM’s future Income Incentive Fees at a compounding rate. The deferral of interest on a PIK loan increases its loan-to-value ratio, which is a measure of the riskiness of a loan.

More generally, market prices of OID instruments are more volatile because they are impacted to a greater extent by interest rate changes than instruments that pay interest periodically in cash. Ordinarily, OID would also create the risk of non-refundable cash payments to GECM based on non-cash accruals that may never be realized; however, this risk is mitigated since the New Investment Management Agreement requires GECM to defer any incentive fees on Accrued Unpaid Income (as defined below), the effect of which is that Income Incentive Fees otherwise payable with respect to Accrued Unpaid Income become payable only if, as, when and to the extent cash is received by us or our subsidiaries in respect thereof.

Additionally, as described above, we may be required to make distributions of non-cash income to stockholders without receiving any cash so as to satisfy certain requirements necessary to maintain our ability to generally avoid being subject to corporate level income taxation. Such required cash distributions may have to be paid from the sale of our assets without investors being given any notice of this fact. The required recognition of non-cash income, including OID, for U.S. federal income tax purposes may have a negative impact on liquidity because it represents a non-cash component of our taxable income that must, nevertheless, be distributed to investors to avoid us being subject to corporate level taxation.

We may choose to pay distributions in our own stock, in which case stockholders may be required to pay tax in excess of the cash they receive. (Current and Proposed) We may distribute a portion of our taxable distributions in the form of shares of our stock. In accordance with certain applicable U.S. Treasury regulations and other related administrative pronouncements issued by the Internal Revenue Service (the “IRS”), a RIC may be eligible to treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder is permitted to elect to receive its entire distribution in either cash or stock of the RIC, subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a pro rata amount of cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be equal to the amount of cash that could have been received instead of stock. Taxable stockholders receiving such distributions will be required to include the full amount of the distribution as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of their share of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be subject to tax with respect to such distributions in excess of any cash received. If a U.S. stockholder sells the stock it receives as a distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale, which would result in a capital loss, the deductibility of which is subject to limitations. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distributions, including in respect of all or a portion of such distribution that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on distributions, such sales may put downward pressure on the trading price of our stock.

We may expose our self to risks if we engage in hedging transactions. (Current and Proposed) If we engage in hedging transactions, we may be exposed to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions increase. It may not be possible to hedge against an exchange rate or interest rate fluctuation that is generally anticipated because we may not be able to enter into a hedging transaction at an acceptable price. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged.

Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non‑U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

We will be subject to corporate level U.S. federal income tax if we are unable to meet certain RIC qualification and distribution requirements under the Code. (Current and Proposed) No assurance can be given that we will be able to qualify for and maintain RIC status and generally avoid corporate-level U.S. federal income taxation. To maintain RIC tax treatment under the Code, we must meet certain annual distribution, source of income and asset diversification requirements.

The Annual Distribution Requirement (as defined below) for a RIC will be satisfied if we distribute to our stockholders on an annual basis at least 90% of our net ordinary income and realized net short‑term capital gains in excess of realized net long‑term capital losses, if any. Because we may use debt financing, we may be subject to asset coverage ratio requirements under the Investment Company Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to make the required distributions, we could fail to qualify for RIC tax treatment and thus become subject to corporate‑level U.S. federal income tax.

The source of income requirement will be satisfied if we obtain at least 90% of our income for each year from dividends, interest, gains from the sale of stock or securities or similar sources.

The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. Failure to meet the asset diversification requirements could result in us having to dispose of investments quickly in order to prevent the loss of RIC status. Because most of our investments will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses. Further, the illiquidity of our investments may make them difficult or impossible to dispose of in a timely manner.

If we fail to qualify for RIC tax treatment for any reason and become subject to corporate U.S. federal income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions and the value of our shares of common stock.

We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business. (Current and Proposed) Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot predict with certainty how any changes in the tax laws might affect us, our stockholders, or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our stockholders of such qualification, or could have other adverse consequences. Investors are urged to consult with their tax advisors regarding tax legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our securities.

The incentive fee structure and the formula for calculating the management fee may incentivize GECM and AE to pursue speculative investments, advise us to use leverage when it may be unwise to do so, or advise us to refrain from reducing debt levels when it would otherwise be appropriate to do so. (Current and Proposed) The incentive fee payable by us to GECM (who in turn compensates AE) creates an incentive for GECM and AE to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such a compensation arrangement. The incentive fee payable to GECM is calculated based on a percentage of our return on invested capital. In addition, GECM’s base management fee is calculated on the basis of our gross assets, including assets acquired through the use of leverage. This may encourage GECM and AE to use leverage to increase the aggregate amount of and the return on our investments, even when it may not be appropriate to do so, and to refrain from reducing debt levels when it would otherwise be appropriate to do so. The use of leverage increases our likelihood of default, which would impair the value of our securities. In addition, GECM and AE will receive the incentive fee based, in part, upon net capital gains realized on our investments. Unlike that portion of the incentive fee based on income, there will be no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, GECM and AE may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in us investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

We may invest in the securities and instruments of other investment companies, including private funds, and we will bear our ratable share of any such investment company’s expenses, including management and performance fees. We will also remain obligated to pay management and incentive fees to GECM with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each of our stockholders will bear its share of the management and incentive fee payable to GECM, as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which we invest.

In addition, if we purchase our debt instruments and such purchase results in our recording a net gain on the extinguishment of debt for financial reporting and tax purposes, such net gain will be included in our pre‑incentive fee net investment income for purposes of determining the Income Incentive Fee payable to GECM under the New Investment Management Agreement.

Finally, the incentive fee payable by us to GECM also may create an incentive for GECM and AE to invest on our behalf in instruments that have a deferred interest feature such as investments with PIK provisions. Under these investments, we would accrue the interest over the life of the investment but would typically not receive the cash income from the investment until the end of the term or upon the investment being called by the issuer. Our net investment income used to calculate the income portion of our incentive fee, however, includes accrued interest. The portion of the incentive fee that is attributable to deferred interest, such as PIK, will not be paid to GECM until we receive such interest in cash. Even though such portion of the incentive fee will be paid only when the accrued income is collected, the accrued income is capitalized and included in the calculation of the base management fee. In other words, when deferred interest income (such as PIK) is accrued, a corresponding Income Incentive Fee (if any) is also accrued (but not paid) based on that income. After the accrual of such income, it is capitalized and added to the debt balance, which increases our total assets and thus the base management fee paid following such capitalization. If any such interest is reversed in connection with any write-off or similar treatment of the investment, we will reverse the Income Incentive Fee accrual and an Income Incentive Fee will not be payable with respect to such uncollected interest. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible, which would result in the reversal of any previously accrued and unpaid incentive fees.

We may be obligated to pay our investment adviser certain fees even if we incur a loss. (Current and Proposed) Our New Investment Management Agreement entitles GECM to receive an income-based incentive fee regardless of any capital losses. In such case, we may be required to pay GECM incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter. In addition, any income-based incentive fee may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. GECM is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in our paying an incentive fee on income we never received.

A general increase in interest rates will likely have the effect of making it easier for GECM and AE to receive incentive fees, without necessarily resulting in an increase in our net earnings. (Current and Proposed) Given the structure of the New Investment Management Agreement (and Sub-Advisory Agreement), any general increase in interest rates will likely have the effect of making it easier for GECM (and in turn, AE) to meet the quarterly hurdle rate for payment of Income Incentive Fees under the New Investment Management Agreement without any additional increase in relative performance on the part of GECM or AE. In addition, in view of the catch‑up provision applicable to Income Incentive Fees under the New Investment Management Agreement, GECM could potentially receive a significant portion of the increase in our investment income attributable to such a general increase in interest rates. If that were to occur, our increase in net earnings, if any, would likely be significantly smaller than the relative increase in GECM’s Income Incentive Fee resulting from such a general increase in interest rates.

GECM and AE each have the right to resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations. (Current and Proposed) GECM and AE each have the right, under the New Investment Management Agreement and Sub-Advisory Agreement, respectively, to resign at any time upon not more than 60 days’ written notice, whether we have found a replacement or not. If GECM and/or AE resign, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption; our financial condition, business and results of operations, as well as our ability to pay distributions are likely to be adversely affected; and the market price of our common stock may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our investment adviser and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective and current investment portfolio may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

We incur significant costs as a result of being a publicly traded company. (Current and Proposed) As a publicly traded company, we incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, the Dodd‑Frank Act of 2010 and other rules implemented by our government.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy. (Current and Proposed) We and our portfolio companies are subject to applicable local, state and federal laws and regulations. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and you, potentially with retroactive effect.

Regulators are also increasing scrutiny and implementing and considering regulation of the use of artificial intelligence technologies, including with respect to uses of artificial intelligence by investment advisers. While comprehensive U.S. regulation has not been enacted to date, various U.S. governmental agencies and departments, including the SEC and Department of the Treasury, have recently released reports or otherwise indicated interest in assessing risks relating to uses of artificial intelligence by businesses such as ours. Some specific laws governing artificial intelligence have already been passed in certain U.S. states and in the EU. We cannot predict what, if any, effects this may have on our business or the nature of future regulations.

Additionally, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy in order to avail ourself of new or different opportunities. Such changes could result in material differences to the strategies and plans and may result in our investment focus shifting from the areas of expertise of GECM to other types of investments in which the investment committee may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations.

There is, and will be, uncertainty as to the value of our portfolio investments. (Current and Proposed) Under the Investment Company Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined by us in accordance with our written valuation policy, with GECM, as valuation designee, having final responsibility for overseeing, reviewing and approving, in good faith, our estimate of fair value. Often, there will not be a public market for the securities of the privately held companies in which we invest. As a result, we will value these securities on a quarterly basis at fair value based on input from management, third party independent valuation firms and our audit committee, with the oversight, review and approval of GECM, as valuation designee. We consult with an independent valuation firm in valuing all securities in which we invest classified as “Level 3,” other than investments which are less than 1% of NAV as of the applicable quarter end. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates-Valuation of Portfolio Investments.”

The determination of fair value and consequently, the amount of unrealized gains and losses in our portfolio, are subjective and dependent on a valuation process approved and overseen by our Board. Factors that may be considered in determining the fair value of our investments include, among others, estimates of the collectability of the principal and interest on our debt investments and expected realization on our equity investments, as well as external events, such as private mergers, sales and acquisitions involving comparable companies. Because such valuations, and particularly valuations of private securities and private companies and small cap public companies, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. Our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty, our fair value determinations may cause our NAV on a given date to materially misstate the value that we may ultimately realize on one or more of our investments. As a result, investors purchasing our securities based on an overstated NAV would pay a higher price than the value of our investments might warrant. Conversely, investors selling securities during a period in which the NAV understates the value of our investments will receive a lower price for their securities than the value of our investments might otherwise warrant.

Our financial condition and results of operations depend on our ability to effectively manage and deploy capital. (Current and Proposed) Our ability to achieve our investment objective depends on our ability to effectively manage and deploy capital, which depends, in turn, on GECM’s and AE’s ability to identify, evaluate and monitor, and our ability to finance and invest in, companies that meet our investment criteria.

Accomplishing our investment objective on a cost‑effective basis is largely a function of GECM’s and AE’s handling of the investment process, its ability to provide competent, attentive and efficient services and its access to investments offering acceptable terms. In addition to monitoring the performance of our existing investments, GECM and AE may also be called upon, from time to time, to provide managerial assistance to some of our portfolio companies. These demands on their time may distract them or slow the rate of investment.

Even if we are able to grow and build out our investment operations, any failure to manage our growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Our results of operations will depend on many factors, including the availability of opportunities for investment, readily accessible short and long‑term funding alternatives in the financial markets and economic conditions.

We may hold assets in cash or short-term treasury securities in situations where we or GECM expects downward pricing in the high yield market. Our strategic decision not to be fully invested may, from time to time, reduce funds available for distribution and cause downward pressure on the price of our common stock.

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning affecting us or our third-party service providers, could impair our ability to conduct business effectively. (Current and Proposed) The occurrence of a disaster such as a cyber‑attack, a natural catastrophe, an epidemic or pandemic, an industrial accident, a terrorist attack or war, events anticipated or unanticipated in our disaster recovery systems, or a failure in externally provided data systems, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer‑based data processing, transmission, storage and retrieval systems or destroy data. Our ability to effectively conduct our business could be severely compromised. The financial markets we operate in are dependent upon third party data systems to link buyers and sellers and provide pricing information.

We depend heavily upon computer systems to perform necessary business functions. Our computer systems could be subject to cyber‑attacks and unauthorized access, such as physical and electronic break‑ins or unauthorized tampering, particularly as threat actors use artificial intelligence technologies to deploy these attacks. Artificial intelligence tools may also be susceptible to new forms of cyber attacks, such as prompt injection attacks, which may increase our cyber security risks where we implement artificial intelligence technologies in our business. Like other companies, we expect to experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. These failures and disruptions may be more likely to occur as a result of employees working remotely. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss, respectively.

As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by third-party service providers. We cannot guarantee that third parties and infrastructure in our networks or our partners’ networks have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems or the third-party information technology systems that support our services. Our ability to monitor these third parties’ information security practices is limited, and they may not have adequate information security measures in place.

We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations. (Current and Proposed) Our business is dependent on our and third parties’ communications and information systems. Further, in the ordinary course of our business we, GECM or AE may engage third party service providers to provide us with services necessary for the operation of our business. Any failure or interruption of such systems or services could cause delays or other problems in our business activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. Such events, in turn, could have a material adverse effect on our business, financial condition and operating results and adversely impact our business, financial condition or results of operations.

Ineffective internal controls could impact our business and operating results. (Current and Proposed) Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

Technological developments in artificial intelligence could disrupt the markets in which we operate and subject us to increased competition, legal and regulatory risks and compliance costs. (Current and Proposed) Artificial intelligence, including machine learning technology and generative artificial intelligence, is rapidly evolving. While the full extent of current or future risks related thereto is not possible to predict, artificial intelligence could significantly disrupt the business models and markets in which we operate and subject us to increased competition, legal and regulatory risks and compliance costs, any of which could have a material adverse effect on our or our portfolio companies’ business, financial condition and results of operations. We, our investment adviser, our sub-adviser and our administrator use and plan to expand our use of artificial intelligence tools and technologies in the operation of our business. The Company’s investment adviser and sub-adviser may utilize AI, machine learning, and other algorithmic or data-driven models and tools in connection with the Company’s investment process, including for purposes of assisting with security selection, portfolio construction, risk assessment, and trade execution. The use of such technologies in informing investment decisions involves risks that are distinct from those associated with traditional investment approaches. In addition, certain of our portfolio companies use and may plan to expand their use of artificial intelligence tools and technologies in the operation of their businesses. These uses come with potential risks, including, but not limited to, generation of inaccurate results, misuse or disclosures of confidential information, infringement of third-party intellectual property rights, potential cybersecurity vulnerabilities, reputational risk, and regulatory burdens. Artificial intelligence models may create outputs that are flawed, inaccurate, biased, or that infringe or misappropriate intellectual property of third parties. The models may also be subject to new or different modes of cyber attacks, including prompt injection attacks, and such attacks may be able to circumvent our cybersecurity tools and processes. To the extent we, our investment adviser, our sub-adviser, our administrator, or any of our portfolio companies rely on such technologies, these risks could negatively impact us or our portfolio companies. There is also a risk that artificial intelligence tools or applications may be misused by employees and/or third parties engaged by us, our adviser or administrator, or by our portfolio companies. For example, an employee of our adviser or sub-adviser may input confidential information, including material non-public information, trade secrets, or personal information, into artificial intelligence technologies in a manner that results in such information becoming part of a data set that is accessible by third-party artificial intelligence applications and users, including our competitors. Further, we, our adviser, our sub-adviser or administrator or our portfolio companies may not be able to control how third-party artificial intelligence technologies that we or they choose to use are developed or maintained, or how data we or they input is used or disclosed, even where contractual protections with respect to these matters have been sought. The misuse or misappropriation of our data could have an adverse impact on our reputation and could subject us to legal and regulatory investigations and/or actions. The misuse or misappropriation of data of any of our portfolio companies could have an adverse impact on such businesses reputation and could subject such portfolio company to legal and regulatory investigations and/or actions.

We or our portfolio companies may also be exposed to competitive risks related to the adoption of artificial intelligence or other new technologies by others within our respective industries. If our or our portfolio companies’ competitors are more successful than us or our portfolio companies in the use of artificial intelligence or development of services or products based on artificial intelligence, or we or our portfolio companies do so at a slower pace than others, we or our portfolio companies may be at a competitive disadvantage. In addition, our or our portfolio companies’ investments in technology systems and artificial intelligence may not deliver the benefits we or they expect, which could be costly for our or their respective businesses. Finally, regulations related to artificial intelligence may also impose on us or our portfolio companies certain obligations and costs related to monitoring and compliance, and we or they could be subject to regulatory actions if we or they are deemed not to have complied.

Terrorist attacks, acts of war, natural disasters or an epidemic or pandemic may affect the market for our securities, impact the businesses in which we invest and harm our business, operating results and financial condition. (Current and Proposed) Terrorist acts, acts of war, natural disasters or an epidemic or pandemic may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts, including, for example, Russia’s February 2022 invasion of Ukraine and conflicts and political unrest in the Middle East and South America, have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. In addition, social unrest, changes regarding immigration and work permit policies and other political and security concerns may not abate, which may cause the debt and equity capital markets and our business to be adversely affected both within and outside of regions experiencing ongoing conflicts. Additionally, a public health epidemic or pandemic, poses the risk that we, GECM, our portfolio companies or other business partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that any such event could have on our business, the continued occurrence thereof and the measures taken by the governments of countries affected in response thereto could disrupt global markets, supply chains and the manufacture or shipment of products and adversely impact our business, financial condition or results of operations or those of our portfolio companies.

Future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

There are significant potential conflicts of interest that could impact our investment returns. (Current and Proposed) Conflicts may arise in allocating and structuring investments, time, services, expenses or resources among the investment activities of GECC, GECM, other GECM-affiliated entities, the employees of GECM, AE, other AE-affiliated entities and the employees of AE. Certain of our executive officers and directors, and members of the investment committee of GECM, serve or may serve as officers, directors or principals of entities, including ICAM or funds managed by ICAM, affiliates of GECM, affiliates of AE and investment funds managed by our affiliates that operate in the same or related lines of business as GECC. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our or our stockholders’ best interests or that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. Further, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with GECM or AE and any advisers that may in the future become affiliated with GEG. GEG, the parent company of GECM, currently holds approximately 9.8% of our outstanding common stock.

Although funds managed by GECM and AE may have different primary investment objectives than us, they may from time to time invest in asset classes similar to those we target. GECM and AE are not restricted from raising an investment fund with investment objectives similar to ours. Any such funds may also, from time to time, invest in asset classes similar to those targeted by, and eligible for purchase by, us. GECM and AE will endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any duties owed to us and such other funds. It is possible that we may not be given the opportunity to participate in investments made by investment funds managed by investment managers affiliated with GECM or AE. To the extent that we compete with entities managed by GECM or AE or any of its affiliates for a particular investment opportunity, GECM or AE, as applicable, will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) their internal investment allocation policies, (2) the requirements of the Advisers Act, and (3) restrictions under the Investment Company Act regarding co-investments with affiliates, including the requirements of the Exemptive Relief Order (as defined below). There is no guarantee that any conflicts of interest regarding investment allocations will be resolved in favor of the Company.

Our participation in any negotiated co-investment opportunities (other than those in which the only term negotiated is price) with investment funds managed by investment managers under common control with GECM (as well as with proprietary accounts of an affiliate of GECM) is subject to compliance with the SEC order dated July 18, 2025 (the “Exemptive Relief Order”). The allocation of all or a portion of an investment opportunity to co-investors could result in lower returns for us than had we taken the full opportunity for ourself. There may be certain investment opportunities that fall outside the scope of the Exemptive Relief Order or otherwise may not be permitted to be allocated to us. Accordingly, we may not be able to participate in all investment opportunities that GECM determines would otherwise be suitable for us. AE may in the future apply for a similar exemptive order allowing us to co-invest with investment funds managed by AE.

We pay management and incentive fees to GECM (who in turn pays AE), and reimburse GECM and AE for certain expenses they incur. In addition, investors in our common stock will invest on a gross basis and receive distributions on a net basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments.

GECM’s management fee is based on a percentage of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds and other forms of leverage) and GECM and AE may have conflicts of interest in connection with decisions that could affect our total assets, such as decisions as to whether to incur indebtedness. The use of leverage increases the likelihood of default on our debt or other leverage, which would disfavor investors in our common stock.

The part of the incentive fee payable by us that relates to our pre-incentive fee net investment income is computed on income that may include interest that is accrued but not yet received in cash, but payment is made on such accrual only once corresponding income is received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible, which would result in the reversal of any previously accrued and unpaid incentive fees. On April 6, 2022, our Board and the independent directors approved the amendment to the Existing Investment Management Agreement (the “Amendment”) to eliminate $163.2 million of realized and unrealized losses incurred prior to April 1, 2022 from the calculation of the Capital Gains Incentive Fee and reset the Capital Gains Commencement Date (as defined below) and the mandatory deferral commencement date, effectively resetting the incentive fee total return hurdle, which was subsequently approved by our stockholders on August 1, 2022.

The New Investment Management Agreement and Sub-Advisory Agreement renew for successive annual periods if approved by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. However, we, GECM and AE each have the right to terminate the respective agreements without penalty upon 60 days’ written notice to the other party. Moreover, conflicts of interest may arise if GECM seeks to change the terms of the New Investment Management Agreement, or if AE seeks to change the terms of the Sub-Advisory Agreement, including, for example, the terms for compensation. Except in limited circumstances, any material change to the New Investment Management Agreement or Sub-Advisory Agreement must be submitted to our stockholders for approval under the Investment Company Act, and we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the agreements.

Pursuant to the Administration Agreement, we pay GECM our allocable portion of overhead and other expenses incurred by GECM in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs.

We, GECM and AE have adopted compliance policies and procedures that are reasonably designed to address the various conflicts of interest that may arise in good faith. As a result of the arrangements described above, there may be times when our management team has interests that differ from those of our stockholders, giving rise to a conflict.

Our stockholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual stockholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions we make, including with respect to the nature or structuring of our investments, that may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders’ individual tax situations. In selecting and structuring investments appropriate for us, GECM and AE will consider our investment and tax objectives and our stockholders, as a whole, not the investment, tax or other objectives of any stockholder individually.

Our investment adviser’s liability is limited under the New Investment Management Agreement, and our sub-adviser’s liability is limited under the Sub-Advisory Agreement, and we are required to indemnify our investment adviser and sub-adviser against certain liabilities, which may lead our investment adviser or sub-adviser to act in a riskier manner on our behalf than it would when acting for its own account. (Current and Proposed) GECM has not assumed any responsibility to us other than to render the services described in the New Investment Management Agreement, and AE has not assumed any responsibility to us other than to render the services described in the Sub-Advisory Agreement, and they will not be responsible for any action of our board of directors in declining to follow GECM’s or AE’s advice or recommendations. Under the New Investment Management Agreement, none of GECM, its affiliates or its respective members, managers, partners, officers, directors, employees, agents or controlling persons will be liable to the Company or its security holders for any action taken or omitted in connection with GECM’s services under the New Investment Management Agreement, except to the extent such liability is finally determined by a court of competent jurisdiction to have resulted from GECM’s willful misfeasance, bad faith, gross negligence or reckless disregard of a party’s duties and obligations. In no event shall GECM, its stockholders and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with it be liable for consequential, indirect, incidental, special, punitive, exemplary or lost-profits damages. Further, the Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless GECM , its affiliates or its respective members, managers, partners, officers, directors, employees, agents or controlling persons from and against all claims, actions, proceedings, damages, liabilities, losses, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to GECM’s good-faith performance of its services under the New Investment Management Agreement, or any act or omission of the Company or its service providers, except to the extent finally determined by a court of competent jurisdiction to have resulted from GECM’s willful misfeasance, bad faith, gross negligence or reckless disregard of a party’s duties and obligations. Under the Sub-Advisory Agreement, GECM and the Company, severally and not jointly, will, to the fullest extent permitted by law, indemnify AE, its affiliates or respective members, managers, partners, officers, directors, employees, agents or controlling persons to the fullest extent permitted by law, from and against all claims, actions, proceedings, damages, liabilities, losses, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to AE’s good-faith performance of its services under the Sub-Advisory Agreement or any act or omission of GECM, the Company or their service providers, except to the extent finally determined by a court of competent jurisdiction to have resulted from the willful misfeasance, bad faith, gross negligence or reckless disregard of AE. AE will, to the fullest extent permitted by law, indemnify, defend and hold harmless GECM, the Company and their respective affiliates, directors, officers, employees, agents and controlling persons solely to the extent that a final, non-appealable judgment of a court of competent jurisdiction determines that losses were caused by (i) AE’s willful misfeasance, bad faith, gross negligence or reckless disregard in performing its duties under the Sub-Advisory Agreement or (ii) an untrue statement of a material fact, or omission of a material fact necessary to make the statements made not misleading, in the Company’s registration statement, prospectus, proxy materials or reports to shareholders that was made in reliance upon and in conformity with written information concerning AE furnished by AE expressly for use therein. These protections may lead GECM and AE to act in a riskier manner when acting on our behalf than they would when acting for their own account.

Risks Relating to Our Common Stock

Our common stock price may be volatile and may decrease substantially, and an investor may lose money in connection with an investment in our shares. (Current and Proposed) The trading price of our common stock will likely fluctuate substantially. The price of our common stock may increase or decrease, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	investor demand for our shares;

•	significant volatility in the market price and trading volume of securities of BDCs or other companies in our sector, which are not necessarily related to the operating performance of these companies;

•
exclusion of our common stock from certain indices, such as the Russell 2000 Financial Services Index, which could reduce the ability of certain investment funds to own our common stock and put short‑term selling pressure on our common stock;

•	changes in regulatory policies, accounting pronouncements or tax guidelines, particularly with respect to RICs or BDCs;

•	failure to qualify as a RIC, or the loss of RIC status;

•	changes in market interest rates and decline in the prices of debt;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	changes, or perceived changes, in the value of our portfolio investments;

•	departures of GECM’s key personnel;

•	uncertainty surrounding the strength of the U.S. economy;

•	uncertainty between the U.S. and other countries with respect to trade policies, treaties, and tariffs;

•	uncertainty regarding U.S. immigration and work permit policies;

•	an increase in negative global media coverage relating to the private credit industry;

•	operating performance of companies comparable to GECC; or

•	general economic conditions and trends and other external factors.

In addition, sales of a substantial number of shares of our common stock in the public market, or the market perception that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. If the price of shares of our common stock decreases for any of these or other reasons, an investor may lose money if he were to sell his shares of our common stock.

In addition, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Due to the potential volatility of the price of our securities, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

Provisions of the Maryland General Corporation Law and our organizational documents could deter takeover attempts and have an adverse impact on the prices of our common stock. (Current and Proposed) The Maryland General Corporation Law and our organizational documents contain provisions that may discourage, delay or make more difficult a change in control of GECC or the removal of our directors. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by our Board, including a majority of the directors who are not interested persons as defined in the Investment Company Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Maryland Business Combination Act only if our Board determines that it would be in our best interests and if the SEC staff does not object to our determination that GECC being subject to the Business Combination Act does not conflict with the Investment Company Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Our Board could amend our bylaws to repeal our current exemption from the Maryland Control Share Acquisition Act. The Maryland Control Share Acquisition Act also may make it more difficult for a third party to obtain control of GECC and increase the difficulty of consummating such a transaction.

Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees. (Current and Proposed) Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our common stock shall be deemed to have notice of and to have consented and waived any objection to this exclusive forum provision of our bylaws, as the same may be amended from time to time. Our board of directors, without stockholder approval, adopted this exclusive forum provision so that we can respond to such litigation more efficiently, reduce the costs associated with our responses to such litigation, particularly litigation that might otherwise be brought in multiple forums, and make it less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements. However, this exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that such stockholder believes is favorable for disputes with us or our directors, officers or other employees, if any, and may discourage lawsuits against us and our directors, officers or other employees, if any. We believe the risk of a court declining to enforce this exclusive forum provision is remote, as the General Assembly of Maryland has specifically amended the MGCL to authorize the adoption of such provision. However, if a court were to find such provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings notwithstanding that the MGCL expressly provides that the charter or bylaws of a Maryland corporation may require that any claim of the sort mentioned above be brought in courts sitting in one or more specified jurisdictions, we may incur additional costs that we do not currently anticipate associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Our Board is authorized to reclassify any unissued shares of common stock into one or more classes of preferred stock, which could convey special rights and privileges to its owners. (Current and Proposed) Under the Maryland General Corporation Law and our organizational documents, our Board is authorized to classify and reclassify any authorized but unissued shares of stock into one or more classes of stock, including preferred stock. Prior to issuance of shares of each class or series, our Board is required by Maryland law and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve premium prices for holders of our common stock or otherwise be in their best interest. The cost of any such reclassification would be borne by our common stockholders. Certain matters under the Investment Company Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote as a separate class from the holders of common stock on a proposal to cease operations as a BDC. In addition, the Investment Company Act provides that holders of preferred stock are entitled to vote separately from holders of common stock to elect two preferred stock directors. The issuance of preferred stock convertible into shares of common stock may also reduce the net income and NAV per share of our common stock upon conversion. These effects, among others, could have an adverse effect on an investment in our common stock.

Shares of closed-end investment companies, including BDCs, frequently trade at a discount from their NAV. (Current and Proposed) Shares of closed-end investment companies, including BDCs, frequently trade at a discount from their NAV. This characteristic of closed-end investment companies is separate and distinct from the risk that our NAV per share of common stock may decline. It is not possible to accurately predict whether any shares of our common stock will trade at, above, or below NAV. In the recent past, the stocks of BDCs as an industry, including at times shares of our common stock, have traded at a discount to NAV, which at times, has been significant.

When our common stock is trading below its NAV per share, we will generally not be able to issue additional shares of our common stock at its market price without first obtaining approval for such issuance from our stockholders and our independent directors. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the then-current NAV per share of our common stock if our Board determines that such sale is in the best interests of GECC and our stockholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, equals the fair value of such securities (less any distributing commission or discount calculated). If we raise additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, our common stock, then the percentage of our existing stockholders’ ownership at that time will decrease, and they may experience dilution.

Our stockholders may not receive distributions or our distributions may not grow over time and a portion of our distributions may be a return of capital. (Current and Proposed) We intend to make distributions to our stockholders out of assets legally available for distribution (i.e., not subject to any legal restrictions under Maryland law on the distribution thereof). We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this document. Due to the asset coverage test applicable to us under the Investment Company Act as a BDC, we may be limited in our ability to make distributions. In addition, pursuant to covenants in the indentures governing our outstanding debt securities, we have agreed to only make distributions to our stockholders when our asset coverage is at least equal to 150%, as set forth in the Investment Company Act, subject to certain exceptions.

When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in our stock and, assuming that an investor holds our stock as a capital asset, thereafter as a capital gain. Stockholders who periodically receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from us is net profit.

We currently intend to distribute realized net capital gains (i.e., net long term capital gains in excess of short term capital losses), if any, at least annually, though we may in the future decide to retain such capital gains for investment and elect to treat such gains as deemed distributions to our stockholders. If this happens, you will be treated as if you had received an actual distribution of the capital gains we retain and reinvested the net after tax proceeds in GECC. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you.

Our current intention is to make any distributions in additional shares of our common stock under our dividend reinvestment plan out of assets legally available therefor, unless you elect to receive your distributions and/or long-term capital gains distributions in cash. If you hold shares in the name of a broker or financial intermediary, you should contact the broker or financial intermediary regarding your election to receive distributions in cash.

We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, if we issue senior securities, we will be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the Investment Company Act or if distributions are limited by the terms of any of our borrowings.

Stockholders may experience dilution in their ownership percentage if they do not participate in our dividend reinvestment plan. (Current and Proposed) All distributions declared in cash payable to stockholders that are participants in our dividend reinvestment plan are generally automatically reinvested in shares of our common stock. As a result, stockholders that do not participate in the dividend reinvestment plan may experience dilution over time. Stockholders who receive distributions in shares of common stock may experience accretion to the NAV of their shares if our shares are trading at a premium and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our stockholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the distribution payable to a stockholder.

Existing stockholders may incur dilution if, in the future, we sell shares of our common stock in one or more offerings at prices below the then current NAV per share of our common stock. (Current and Proposed) The Investment Company Act prohibits us from selling shares of our common stock at a price below the current NAV per share of such stock, with certain exceptions. Our shares might trade at premiums that are unsustainable or at discounts from NAV.

Shares of BDCs like us may, during some periods, trade at prices higher than their NAV per share and, during other periods, as frequently occurs with closed-end investment companies, trade at prices lower than their NAV per share. The perceived value of our investment portfolio may be affected by a number of factors including perceived prospects for individual companies we invest in, market conditions for common stock generally, for initial public offerings and other exit events for venture capital backed companies, and the mix of companies in our investment portfolio over time. Negative or unforeseen developments affecting the perceived value of companies in our investment portfolio could result in a decline in the trading price of our common stock relative to our NAV per share.

The possibility that our shares will trade at a discount from NAV or at premiums that are unsustainable are risks separate and distinct from the risk that our NAV per share will decrease. The risk of purchasing shares of a BDC that might trade at a discount or unsustainable premium is more pronounced for investors who wish to sell their shares in a relatively short period of time because, for those investors, realization of a gain or loss on their investments is likely to be more dependent upon changes in premium or discount levels than upon increases or decreases in NAV per share.

If we were to sell shares of our common stock below its then current NAV per share, such sales would result in an immediate dilution to the NAV per share of our common stock. This dilution would occur as a result of the sale of shares at a price below the then current NAV per share of our common stock and a proportionately greater decrease in the stockholders’ interest in our earnings and assets and their voting interest in us than the increase in our assets resulting from such issuance. Because the number of shares of common stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

In addition, if we issue warrants or securities to subscribe for, or that are convertible into, shares of our common stock, subject to certain limitations, the exercise or conversion price per share could be less than NAV per share at the time of exercise or conversion (including through the operation of anti-dilution protections). Because we would incur expenses in connection with any issuance of such securities, such issuance could result in a dilution of the NAV per share at the time of exercise or conversion. This dilution would include reduction in NAV per share as a result of the proportionately greater decrease in the stockholders’ interest in our earnings and assets and their voting interest than the increase in our assets resulting from such issuance.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which could dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock. (Current and Proposed) We have in the past increased our capital resources through debt and equity offerings. In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock, subject to the restrictions of the Investment Company Act. Upon a liquidation of our company, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the value of our common stock, or both. Any preferred stock we may issue would have a preference on distributions that could limit our ability to make distributions to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us. In addition, proceeds from a sale of common stock will likely be used to increase our total assets or to pay down our borrowings, among other uses. This would increase our asset coverage ratio and permit us to incur additional leverage under rules pertaining to BDCs by increasing our borrowings or issuing senior securities such as preferred stock or additional debt securities.

Risks Relating to Indebtedness

We may borrow additional money, which would magnify the potential for loss on amounts invested and may increase the risk of investing with us. (Current and Proposed) We have existing indebtedness and may in the future borrow additional money, including borrowings under the Loan, Guarantee and Security Agreement, as amended (the “Loan Agreement”) , dated as of May 5, 2021, with City National Bank (“CNB”), each of which magnifies the potential for loss on amounts invested and may increase the risk of investing with us. Although the terms of some of the agreements governing our existing indebtedness contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial and could be secured. Our ability to service our existing and potential future debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. The amount of leverage that we could employ at any particular time will depend on GECM’s and our Board’s assessment of market and other factors at the time of any proposed borrowing.

Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in our securities. Holders of such debt securities would have fixed dollar claims on our assets that would be superior to the claims of our common stockholders or any preferred stockholders.

If the value of our assets decreases while we have debt outstanding, leveraging would cause our NAV to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income while we have debt outstanding would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock distributions. We cannot assure you that our leveraging strategy will be successful.

Illustration. The following tables illustrate the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of expenses. The first table assumes the actual amount of senior securities outstanding as of June 30, 2026. The second table assumes the maximum amount of senior securities outstanding as permitted under our asset coverage ratio of 150%. The calculations in the tables below are hypothetical and actual returns may be higher or lower than those appearing below.

Table 1

Assumed Return on Our Portfolio(1) (2) (net of expenses)	(10.0)%	(5.0)%	0.0%	5.0%	10.0%
Corresponding net return to common stockholder	(15.00)%	(10.00)%	(5.00)%	-	5.00%

(1)Assumes $268.3 million in total portfolio assets, excluding short term investments, $166.4 million in senior securities outstanding, $110.9 million in net assets, and an average cost of funds of 7.99%. Actual interest payments may be different.

(2)In order for us to cover our annual interest payments on indebtedness, we must achieve annual returns on our June 30, 2026 total portfolio assets of at least 4.96%.

Table 2

Assumed Return on Our Portfolio(1) (2) (net of expenses)	(10.0)%	(5.0)%	0.0%	5.0%	10.0%
Corresponding net return to common stockholder	(15.26)%	(10.26)%	(5.26)%	(0.26)%	4.74%

(1)Assumes $322.7 million in total portfolio assets, excluding short term investments, $220.8 million in senior securities outstanding, $110.4 million in net assets, and an average cost of funds of 7.99%. Actual interest payments may be different.

(2)In order for us to cover our annual interest payments on indebtedness, we must achieve annual returns on our June 30, 2026 total portfolio assets of at least 5.47%.

Incurring additional indebtedness could increase the risk in investing in our Company. (Current and Proposed) In 2018, our stockholders approved of the reduction of our required minimum asset coverage ratio from 200% to 150%, permitting us to incur additional leverage. The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in our securities.

As of June 30, 2026, we had approximately $166.4 million of total outstanding indebtedness in the aggregate under our revolving credit facility and three series of senior securities (unsecured notes)-the GECCG Notes, the GECCI Notes and the GECCH Notes (each as defined herein)-and our asset coverage ratio was 166.4%.

On May 5, 2021, we entered into the Loan Agreement, which provides for a senior secured revolving line of credit of up to $25 million (subject to a borrowing base). On August 13, 2025, we amended the Loan Agreement to increase the commitment of the revolving line of credit to up to $50 million (subject to a borrowing base). We may request to increase the revolving line in an aggregate amount not to exceed $40 million (up to a revolving line of $90 million), subject to the sole discretion of CNB. As of June 30, 2026, there were $11.0 million in borrowings outstanding under the revolving line.

If we are unable to meet the financial obligations under any of the Loan Agreement or any series of our outstanding unsecured notes, the holders of such indebtedness would have a superior claim to our assets over our common stockholders, and the lenders or noteholders may seek to recover against our assets in the event of a default by us. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged, thereby magnifying losses. Similarly, any decrease in our revenue or income will cause our net income to decline more sharply than it would have had we not borrowed. Such a decline would also negatively affect our ability to make distributions with respect to our common stock. Our ability to service any debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. Moreover, as the base management fee payable to GECM, our investment advisor, is payable based on the average value of our total assets, including those assets acquired through the use of leverage, GECM will have a financial incentive to incur leverage, which may not be consistent with our stockholders’ interests. In addition, our common stockholders bear the burden of any increase in our fees or expenses as a result of our use of leverage, including interest expenses and any increase in the base management fee payable to GECM.

If our asset coverage ratio falls below the required limit, we will not be able to incur additional debt until we are able to comply with the asset coverage ratio applicable to us. This could have a material adverse effect on our operations, and we may not be able to make distributions to stockholders. The actual amount of leverage that we employ will depend on GECM’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us.

Incurring additional leverage may magnify our exposure to risks associated with changes in interest rates, including fluctuations in interest rates which could adversely affect our profitability. (Current and Proposed) If we incur additional leverage, general interest rate fluctuations may have a more significant negative impact on our financial condition and results of operations than they would have absent such additional incurrence, and, accordingly, may have a material adverse effect on our investment objectives and rate of return on investment capital. A portion of our income will depend upon the difference between the rate at which we borrow funds and the interest rate on the debt securities in which we invest. Because we may borrow money to make investments and may issue debt securities, preferred stock or other securities, our net investment income is dependent upon the difference between the rate at which we borrow funds or pay interest or dividends on such debt securities, preferred stock or other securities and the rate at which we invest these borrowed funds.

We expect that a majority of our investments in debt will continue to be at floating rates with a floor. As a result, significant increase in market interest rates could result in an increase in our non-performing assets and a decrease in the value of our portfolio because our floating-rate loan portfolio companies may be unable to meet higher payment obligations. In periods of rising interest rates, our cost of funds would increase, resulting in a decrease in our net investment income. Incurring additional leverage will magnify the impact of an increase to our cost of funds. In addition, a decrease in interest rates may reduce net income, because new investments may be made at lower rates despite the increased demand for our capital that the decrease in interest rates may produce. To the extent our additional borrowings are in fixed-rate instruments, we may be required to invest in higher-yield securities in order to cover our interest expense and maintain our current level of return to stockholders, which may increase the risk of an investment in our securities.

The Loan Agreement contains various covenants that may limit our ability to react to changes in the economy or, if not complied with, could accelerate repayment under the Loan Agreement should we borrow under such agreement, thereby materially and adversely affecting our liquidity, financial condition and results of operations. (Current and Proposed) The Loan Agreement requires us to comply with certain financial and operational covenants. In particular, the Loan Agreement contains covenants that limit, among other restrictions, our ability to sell assets, incur additional indebtedness, including secured indebtedness, make investments, pay dividends on or make distributions in respect of, or repurchase or redeem, our capital stock or make other restricted payment, consolidate, merge, sell or otherwise dispose of all or substantially all of our assets, and enter into transactions with our affiliates. We are also required to comply with certain financial covenants relating to our net assets and asset coverage.

These, and any similar provisions in any future indebtedness, could limit our ability to borrow money for our working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes; make it more difficult for us to satisfy our obligations with respect to our indebtedness; require us to dedicate a substantial portion of our cash flow from operations to the payment of interest and the repayment of our indebtedness, thereby reducing funds available to us for other purposes; limit our flexibility in planning for, or reacting to, changes in our operations or business; make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage; or make us more vulnerable to downturns in our business, our industry or the economy.

As of the date hereof, we are in compliance in all material respects with the covenants of the Loan Agreement. However, our continued compliance with these covenants depends on many factors, some of which are beyond our control. For example, depending on the condition of the public debt and equity markets and pricing levels, unrealized depreciation in our portfolio may increase in the future. Any such increase could result in our inability to comply with our obligation to restrict the level of indebtedness that we are able to incur in relation to the value of our assets or to maintain a minimum level of stockholders’ equity.

Accordingly, although we believe we will continue to be in compliance, there are no assurances that we will continue to comply with the covenants in the Loan Agreement. Failure to comply with these covenants could result in a default under the Loan Agreement that, if we were unable to obtain a waiver from the lenders, such lenders could accelerate repayment under such indebtedness and thereby have a material adverse impact on our business, financial condition and results of operations.

We may not be able to generate sufficient cash to service all of our indebtedness and to fund our working capital and capital expenditures, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful. (Current and Proposed) Our ability to satisfy our debt obligations depends upon, among other things:

•
our future financial and operating performance, which will be affected by prevailing economic, industry and competitive conditions and financial, business, legislative, regulatory and other factors, many of which are beyond our control;

•
our future ability to refinance or restructure our debt obligations, which depends on, among other things, the condition of capital markets, our financial condition and the terms of existing or future debt agreements; and

•	our future ability to borrow under the Loan Agreement, the availability of which depends on, among other things, our compliance with the covenants contained therein.

We cannot assure you that our business will generate cash flow from operations, or that we will be able to draw under the Loan Agreement or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on our indebtedness. If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we cannot make scheduled payments on our indebtedness, we will be in default and holders of such indebtedness could declare all outstanding principal and interest to be due and payable, terminate any commitments to loan money, our secured lenders (including the lenders under the Loan Agreement) could foreclose against the assets securing their loans and we could be forced into bankruptcy or liquidation.

 Signature [PLEASE SIGN WITHIN BOX]  Date  Signature (Joint Owners)  Date  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  T03222-S47844  1. The approval of a new investment objective and investment strategy (the "New Strategy") whereby the Company intends to devote a portion of its portfolio to equity investments in venture-backed companies and intends for the portfolio allocation to such investments to grow over time.  GREAT ELM CAPITAL CORP.  The Board of Directors recommends you vote FOR Proposal 1.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.  The Board of Directors recommends you vote FOR Proposal 2.  2. The approval of an Amended and Restated Investment Management Agreement (the "New Investment Management Agreement") between the Company and Great Elm Capital Management, LLC ("GECM") that (i) eliminates the mandatory deferral periods with respect to the income incentive fee of such agreement, effective July 1, 2026, (ii) excludes the Venture Investments from the calculation of the pre-incentive fee net investment income with respect to the calculation of income incentive fees, (iii) bifurcates the capital gains incentive fee with respect to new venture capital equity investments to begin on July 1, 2026, (iv) revises the indemnification provisions and (v) updates the list of costs and expenses borne by the Company in connection with its operations and transactions to reflect the New Strategy.  The Board of Directors recommends you vote FOR Proposal 3.  3. The approval of a new investment sub-advisory agreement (the "Sub-Advisory Agreement") between GECM and Alpha Edison Management Company LLC ("AE").  For Against Abstain  ! ! !  For Against Abstain  ! ! !  For Against Abstain  ! ! !  SCAN TO  VIEW MATERIALS & VOTE    GREAT ELM CAPITAL CORP.  3801 PGA BOULEVARD, SUITE 603 PALM BEACH GARDENS, FLORIDA 33410  VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [ ], 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/GECC2026SM  You may attend the meeting via the Internet and vote during the meeting. Have the control number (indicated below) available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [ ], 2026. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

 T03223-S47844  Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:  The Notice and Proxy Statement is available at www.proxyvote.com  [  GREAT ELM CAPITAL CORP.  Special Meeting of Stockholders  ], 2026 8:30 AM Eastern Time  This proxy is solicited by the Board of Directors  The signatory hereto hereby appoints Adam M. Kleinman and Keri Davis and either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Great Elm Capital Corp., that the signatory hereto is entitled to vote at the Special Meeting of Stockholders of the company to be held on [ ], 2026 beginning at 8:30 AM Eastern Time, on the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.  Shares represented by this Proxy will be voted as directed by the stockholder. If this Proxy is signed, the proxies have authority and intend to vote as follows regarding any matter for which no such directions are indicated: FOR Proposals 1, 2 and 3.  Continued and to be signed on reverse side